--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                 $1,150,000,000

                                REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT

                             dated as of May 4, 2000

                                      among

                      ------------------------------------


                          WINSTAR COMMUNICATIONS, INC.,

                 THE GUARANTORS FROM TIME TO TIME PARTIES HERETO

                                       and

                                WCI CAPITAL CORP.

                      ------------------------------------


                  THE LENDERS FROM TIME TO TIME PARTIES HERETO

                                       and

                              THE BANK OF NEW YORK,
                  as Administrative Agent and Collateral Agent

              -----------------------------------------------------


                           BNY CAPITAL MARKETS, INC.,
                      as Sole Lead Arranger and Book Runner

                            CIBC WORLD MARKETS CORP.,
                        CITICORP NORTH AMERICA, INC. and
                           CREDIT SUISSE FIRST BOSTON,
                                 as Co-Arrangers

              -----------------------------------------------------


                          CITICORP NORTH AMERICA, INC.,
                              as Syndication Agent

              -----------------------------------------------------


                          CIBC WORLD MARKETS CORP. and
                           CREDIT SUISSE FIRST BOSTON,
                             as Documentation Agents

              -----------------------------------------------------


                              THE BANK OF NEW YORK,
                           as Letter of Credit Issuer

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page

                                   ARTICLE I.

                                   Definitions

         Section 1.01      Definitions.....................................2
                  (a)      Terms Generally.................................2
                  (b)      Accounting Terms................................2
                  (c)      Other Terms.....................................2

                                               ARTICLE II.

                                          The Credit Facilities

         Section 2.01      Revolving Credit Loans; Borrowing Procedure.....32
         Section 2.02      Term Loan A Loans; Borrowing Procedure..........33
         Section 2.03      Term Loan B Loans; Borrowing Procedure..........34
         Section 2.04      Termination and Reduction of Commitments........34
                  (a)      Revolving Credit Commitments....................34
                  (b)      Term Loan A Commitments; Borrower Reduction.....35
                  (c)      Term Loan A Commitments; Mandatory Borrowing
                              Request; Commitment Termination..............35
                  (d)      Term Loan B Commitments; Mandatory Borrowing
                              Request; Commitment Termination..............35
         Section 2.05      Repayment.......................................35
                  (a)      Revolving Credit Loans..........................35
                  (b)      Term Loan A Loans...............................35
                  (c)      Term Loan B Loans...............................36
         Section 2.06      Prepayment......................................37
                  (a)      Voluntary Prepayment - Revolving Credit Loans...37
                  (b)      Voluntary Prepayment - Term Loans...............37
                  (c)      Mandatory Prepayments...........................37
                  (d)      Prepayment Fee..................................38
         Section 2.07      Letters of Credit...............................38
                  (a)      Letters of Credit...............................38
                  (b)      Procedure for Obtaining Letter of Credit........39
                  (c)      Participation by Revolving Credit Lenders.......39
                  (d)      Drawings and Reimbursement......................39
                  (e)      Security Deposit................................40

                                  ARTICLE III.

                                Interest and Fees

         Section 3.01      Interest Rate Determination; Conversion.........40
         Section 3.02      Interest on ABR Loans...........................41
         Section 3.03      Interest on Eurodollar Loans....................41
         Section 3.04      Interest on Overdue Amounts and During Any
                              Event of Default.............................42
         Section 3.05      Day Counts......................................42
         Section 3.06      Maximum Interest Rate...........................42
         Section 3.07      Fees............................................43

                                   ARTICLE IV.

                            Disbursement and Payment

         Section 4.01      Disbursement....................................44
         Section 4.02      Method and Time of Payments; Sharing among
                              Lenders......................................45
         Section 4.03      Compensation for Losses.........................46
         Section 4.04      Withholding and Additional Costs................46
         Section 4.05      Illegality......................................49
         Section 4.06      Expenses; Indemnity.............................50
         Section 4.07      Replacement of Lenders..........................51
         Section 4.08      Survival........................................51

                                                ARTICLE V.

                                      Representations and Warranties

         Section 5.01      Representations and Warranties..................52
                  (a)      Corporate Organization and Power................52
                  (b)      Subsidiaries....................................52
                  (c)      Corporate Authority.............................52
                  (d)      Binding Obligation..............................53
                  (e)      Litigation; Labor Controversies.................53
                  (f)      Governmental Approvals; No Conflicts............53
                  (g)      Financial Condition.............................53
                  (h)      Taxes...........................................54
                  (i)      Margin Regulations; Margin Stock; Use of
                              Proceeds.....................................54
                  (j)      Compliance with ERISA...........................54
                  (k)      Investment Company and Holding Company Status...55
                  (l)      Properties and Licenses.........................55
                  (m)      Telecommunications Business and
                              Telecommunications Licenses..................56
                  (n)      Investments.....................................56
                  (o)      Compliance with Laws and Charter Documents......56
                  (p)      Environmental Protection........................57
                  (q)      Insurance.......................................57
                  (r)      Compliance with Agreements......................57
                  (s)      Security Documents..............................57
                  (t)      Full Disclosure.................................58
         Section 5.02      Survival........................................58

                                   ARTICLE VI.

                                    Guarantee

         Section 6.01      The Guarantee...................................58
         Section 6.02      Obligations Unconditional.......................59
         Section 6.03      Reinstatement...................................60
         Section 6.04      Subrogation.....................................60
         Section 6.05      Remedies........................................60
         Section 6.06      Continuing Guarantee............................60
         Section 6.07      Rights of Contribution..........................60
         Section 6.08      Limitation on Guarantee Obligations.............61
         Section 6.09      Additional Guarantors...........................61

                                  ARTICLE VII.

                              Conditions Precedent

         Section 7.01      Conditions to the Availability of the
                              Commitments..................................61
                  (a)      Credit Documents................................62
                  (b)      Perfection of Security Interests................62
                  (c)      Evidence of Corporate Action....................62
                  (d)      Opinions of Counsel.............................63
                  (e)      Representations and Warranties..................63
                  (f)      Other Documents.................................63
                  (g)      Fees............................................63
                  (h)      Insurance.......................................63
                  (i)      Restructuring...................................63
                  (j)      Vendor Facilities...............................64
         Section 7.02      Conditions to All Loans.........................64
                  (a)      Borrowing Request...............................64
                  (b)      No Default......................................64
                  (c)      Representations and Warranties; Covenants.......64
         Section 7.03      Satisfaction of Conditions Precedent............64

                                              ARTICLE VIII.

                                                Covenants

         Section 8.01      Affirmative Covenants...........................64
                  (a)      Financial Statements; Compliance Certificates...64
                  (b)      Corporate Existence.............................66
                  (c)      Conduct of Business.............................66
                  (d)      Taxes...........................................66
                  (e)      Insurance.......................................66
                  (f)      Inspection......................................67
                  (g)      Maintenance of Records..........................67
                  (h)      Maintenance of Property.........................67
                  (i)      ERISA...........................................67
                  (j)      Notice of Adverse Developments..................68
                  (k)      Environmental Matters...........................69
                  (l)      Interest Rate Protection........................69
                  (m)      Measurement Date................................69
                  (n)      Information Regarding Collateral................69
                  (o)      Casualty and Condemnation.......................70
                  (p)      Temporary Restricted Subsidiaries...............70
                  (q)      Parent and Borrower as Holding Company..........70
                  (r)      Actions by Restricted Subsidiaries..............70

                  (s)      Pledge of Collateral............................70
                  (t)      Further Assurances..............................70
         Section 8.02      Negative Covenants..............................71
                  (a)      Limitation on Indebtedness......................71
                  (b)      Limitations on Mergers, Consolidations and
                              Sales of Assets..............................75
                  (c)      Limitations on Liens............................75
                  (d)      Investments, Acquisitions, Loans, Advances
                              and Guaranties...............................78
                  (e)      Dividends, Purchase of Stock and Prepayments....83
                  (f)      Use of Proceeds.................................85
         Section 8.03      Financial Covenants.............................85
                  (a)      Phase 1 Financial Covenants.....................85
                  (b)      Phase 2 Financial Covenants.....................88
                  (c)      Consolidated Senior Debt to Consolidated
                              Annualized EBITDA............................91
                  (d)      EBITDA to Consolidated Debt Service.............91

                                   ARTICLE IX.

                                Events of Default

         Section 9.01      Events of Default...............................91

                                   ARTICLE X.

                    The Administrative and Collateral Agents

         Section 10.01     The Agency......................................94
         Section 10.02     The Administrative Agent's Duties...............94
         Section 10.03     Limitation of Liabilities.......................94
         Section 10.04     The Administrative Agent and Collateral
                              Agent as a Lender............................95
         Section 10.05     Lender Credit Decision..........................95
         Section 10.06     Indemnification.................................95
         Section 10.07     Successor Administrative Agent and
                              Collateral Agent.............................96

                                   ARTICLE XI.

                          Evidence of Loans; Transfers

         Section 11.01     Evidence of Loans...............................96
         Section 11.02     Participations..................................97
         Section 11.03     Assignments.....................................98
         Section 11.04     Certain Pledges.................................99

                                  ARTICLE XII.

                                  Subsidiaries

         Section 12.01     Restricted Subsidiaries.........................99
         Section 12.02     Principal Subsidiaries..........................101
         Section 12.03     Designated Foreign Subsidiaries.................102
         Section 12.04     Temporary Restricted Subsidiaries...............102
         Section 12.05     Administrative Agent Duties.....................102
         Section 12.06     Additional Subsidiaries.........................102
         Section 12.07     Impracticality..................................102
         Section 12.08     Conversions Upon Prepayment.....................103

                                  ARTICLE XIII.

                                  Miscellaneous

         Section 13.01     APPLICABLE LAW..................................103
         Section 13.02     WAIVER OF JURY TRIAL............................103
         Section 13.03     Jurisdiction and Venue; Service of Process......103
         Section 13.04     Set off.........................................104
         Section 13.05     Confidentiality.................................104
         Section 13.06     Amendments and Waivers..........................105
         Section 13.07     Cumulative Rights; No Waiver....................105
         Section 13.08     Notices.........................................105
         Section 13.09     Separate Debts..................................108
         Section 13.10     Certain Acknowledgments.........................108
         Section 13.11     Separability....................................108
         Section 13.12     Parties in Interest.............................108
         Section 13.13     Execution in Counterparts.......................108

                                    Exhibits

2.01(b)           Form of Revolving Credit Request
2.02(b)           Form of Term Loan A Loan Request
2.03(b)           Form of Term Loan B Loan Request
2.07(b)           Form of L/C Request
3.01(b)           Form of Conversion Request
5.01(s)-1         Form of Blocked Account Agreement
5.01(s)-2         Form of Securities Account Control Agreement
5.01(s)-3         Form of Pledge and Security Agreement
5.01(s)-4         Form of Trademark Assignment Agreement
6.09              Form of Guarantee Supplement
7.01(d)(i)        Form of Opinion of Counsel for Borrower (Shearman & Sterling)
7.01(d)(ii)       Form of Opinion of Counsel for Borrower (Graubard, Mollen
                    & Miller)
7.01(d)(iii)      Form of Opinion of Special Counsel for Lenders (Sullivan &
                    Cromwell)
7.01(d)(iv)       Form of Opinion of Special FCC Counsel for Borrower (Willkie
                    Farr & Gallagher)
8.01(a)(v)        Form of Officer's Compliance Certificate
11.01(d)-1        Form of Revolving Credit Note
11.01(d)-2        Form of Term Loan Note
11.03(a)          Form of Assignment and Acceptance

                                    Schedules

1.01(c)-1         Lenders and Commitments  (and addresses for notification)
5.01(b)           Subsidiaries (Restricted and Unrestricted)
5.01(e)-1         Certain Litigation
5.01(e)-2         Labor Controversies
5.01(g)(ii)       Material Adverse Effects
5.01(m)(ii)       Telecommunications Licenses
5.01(m)(iii)      Certain Events Regarding Telecommunications Licenses

5.01(n)           Investments
7.01(b)(iv)       Pledged Securities Holders
7.01(b)(v)        Holders of Collateral Interests Held by Intermediaries
7.01(i)           Exceptions to Corporate Restructuring
8.02(a)           Existing Indebtedness
8.02(c)           Liens

                  REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of May 4, 2000, among WINSTAR COMMUNICATIONS, INC., a Delaware corporation (the "Parent"), WCI CAPITAL CORP., a Delaware corporation (the "Borrower"), each of the entities listed on the signature pages hereof under the heading "Guarantors" and the Additional Guarantors (as defined in Section 6.09) from time to time parties hereto, each of the lenders from time to time parties to this Agreement (collectively, the "Lenders"), THE BANK OF NEW YORK, as letter of credit issuer, administrative agent and collateral agent for the Lenders, CITICORP NORTH AMERICA, INC., as syndication agent for the Lenders, and CIBC WORLD MARKETS CORP. and CREDIT SUISSE FIRST BOSTON, as documentation agents for the Lenders.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested the Lenders severally to commit to lend to the Borrower (i) up to $300,000,000 on a revolving basis for general corporate purposes under a senior secured reducing credit facility (the "Revolving Credit Facility"; loans extended thereunder each being a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans"); (ii) up to $375,000,000 for general corporate purposes under a senior secured term loan facility (the "Term Loan A Facility"; loans extended thereunder each being a "Term Loan A Loan" and, collectively, the "Term Loan A Loans"); and (iii) up to $475,000,000 for general corporate purposes under a senior secured term loan facility (the "Term Loan B Facility"; loans made thereunder each being a "Term Loan B Loan" and, collectively, the "Term Loan B Loans"; the Term Loan B Loans, together with the Term Loan A Loans, being the "Term Loans"); and

                  WHEREAS, the Borrower also has requested the Lenders to establish procedures pursuant to which it may obtain letters of credit of up to $75,000,000 under the Revolving Credit Facility for general corporate purposes;

                  WHEREAS, the Lenders are willing to make loans, and to establish such procedures for the Borrower to obtain letters of credit, on the terms and conditions provided herein;

                  WHEREAS, the Borrower is a direct subsidiary of Parent and the Parent will benefit, directly or indirectly, from credit extended by the Lenders to the Borrower; and

                  WHEREAS, each of the Restricted Subsidiaries is or pursuant to
Section 8.01(p) will become a direct or indirect subsidiary of the Borrower and will benefit, directly or indirectly, from credit extended by the Lenders to the Borrower.

                  NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I.

                                   Definitions

                  Section 1.01     Definitions.

                  (a) Terms Generally. The definitions ascribed to terms in this Agreement apply equally to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall be deemed to include the corresponding masculine, feminine and neuter forms. The words "include",

"includes" and "including" shall be interpreted as if followed by the phrase "without limitation". The phrase "individually or in the aggregate" shall be deemed to be general in scope and not to refer to any specific Section or clause of this Agreement. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The table of contents, headings and captions herein shall not be given effect in interpreting or construing the provisions of this Agreement. Except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America and all times shall be deemed references to New York time.

                  (b) Accounting Terms. Except as otherwise expressly provided herein, the term "consolidated" and all other terms of an accounting nature shall be interpreted and construed in accordance with GAAP, as in effect on the date hereof; provided, however, that, for purposes of determining compliance with the provisions of this Agreement, the term "consolidated" as applied to the Parent, Borrower, Restricted Subsidiaries, Principal Subsidiaries, Vendor Financing Obligors, Designated Foreign Subsidiaries, Consolidated Group, Consolidated Subsidiary Group and/or Loan Parties, as the case may be, shall mean only the consolidation of the Persons indicated, as applicable, and not other Persons that otherwise under GAAP would be included on a consolidated basis. If there shall occur a change in GAAP which would affect the computation used to determine compliance with any covenant set forth in Article VIII, the Loan Parties and the Lenders agree to negotiate in good faith in an effort to agree upon an amendment to this Agreement that will permit compliance with such covenant to be determined by reference to GAAP as so changed while affording the Lenders and the Consolidated Group the rights and obligations intended to be afforded by such covenant prior to such change (it being understood, however, that such covenant shall remain in full force and effect in accordance with its existing terms unless and until such amendment shall become effective).

                  (c) Other Terms. The following terms have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

                  "ABR Loans" means, collectively, ABR Revolving Loans and ABR Term Loans.

                  "ABR Revolving Loans" means Revolving Credit Loans that bear interest at a rate or rates determined by reference to the Alternate Base Rate.

                  "ABR Term Loans" means Term Loans or portions thereof that bear interest at a rate or rates determined by reference to the Alternate Base Rate.

                  "Acquired Indebtedness" means Indebtedness of any Person outstanding on the date on which such Person is acquired, by merger or otherwise (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person was acquired).

                  "Adjusted Gross PP&E" means gross property, plant and equipment of the Consolidated Group on a consolidated basis less (i) Indebtedness under the Vendor Facilities for the Consolidated Group on a consolidated basis, (ii) Non-Fiber Capital Lease Obligations for the Consolidated Group on a consolidated basis and (iii) the gross property, plant and equipment of the Principal Subsidiaries and

         Designated Foreign Subsidiaries on a consolidated basis to the extent that such gross property, plant and equipment exceeds 10% of the gross property, plant and equipment of the Consolidated Group on a consolidated basis.

                  "Administrative Agent" means The Bank of New York, acting in the capacity of administrative agent for the Lenders, or any successor administrative agent appointed pursuant to the terms of this Agreement.

                  "Administrative Questionnaire" means an administrative details reply form delivered by a Lender to the Administrative Agent, in substantially the form provided by the Administrative Agent or the form attached to an Assignment and Acceptance.

                  "Affected Lender" has the meaning assigned to such term in
         Section 4.07.

                  "Affiliate" of any specified Person means:

                    (i) any other Person, directly or indirectly, controlling or controlled by; or

                    (ii) under direct or indirect common control with such
                         specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have the meaning correlative to the foregoing.

                  "Agreement" means this credit agreement, as it may be amended, modified or supplemented from time to time.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of:

                    (i) the rate of interest from time to time publicly announced by the Administrative Agent in The City of New York as its prime commercial loan rate in effect on such day; and

                    (ii) the sum of (a) 1/2 of 1% per annum and (b) the Federal
                         Funds Rate in effect on such day.

                  The Alternate Base Rate shall change as and when the greater of the foregoing rates shall change. Any change in the Alternate Base Rate shall become effective as of the opening of business on the day of such change.

                  "Applicable Lending Office" means, with respect to a Lender and a Loan, the applicable office of the Lender for making such Loan, as specified in Schedule 1.01(c)-1 or in an Administrative Questionnaire delivered to the Administrative Agent as the office from which such Lender makes Loans of the relevant type.

                  "Applicable Margin" means, at any date, the applicable margin
         (i) with respect to Revolving Credit Loans and Term Loan A Loans during Phase 1 as set forth below; (ii) with respect to Revolving Credit Loans and Term Loan A Loans during Phase 2 as set forth below based upon the ratio of Consolidated Total Debt to Consolidated Annualized EBITDA as of the most recent Measurement Date preceding such date as set forth in
         Section 8.01(m) and (iii) with respect to Term Loan B Loans as set forth below:

                     Revolving Credit and Term Loan A Loans

                                                    Applicable Margin
                                              --------------------------------
                                               ABR Loans      Eurodollar Loans
                                              ----------      ----------------
Phase 1                                          2.250%             3.250%

Phase 2

Consolidated Total Debt/Consolidated
Annualized EBITDA ratio                       ABR Loans       Eurodollar Loans
-----------------------                       --------        ----------------
10.00 or greater                                2.000%             3.000%
7.50 or greater, but less than 10.00            1.625%             2.625%
5.00 or greater, but less than 7.50             1.250%             2.250%
Less than 5.00                                  0.875%             1.875%

                                Term Loan B Loans

                  In respect of the Term Loan B Loans the Applicable Margin for ABR Loans means 3.50% and the Applicable Margin for Eurodollar Loans means 4.50%,

         provided that during Phase 2 the ratio of Consolidated Total Debt to Consolidated Annualized EBITDA shall be deemed to be 10.00 or greater if the Parent fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 8.01(a) within 15 days after the end of the period specified therein for delivery thereof, during the period from the expiration of such 15-day period until such consolidated financial statements are delivered; provided, further, that if the Parent fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 8.01(a) within the period specified therein for delivery thereof and, when such financial statements are delivered, the Applicable Margin resulting from the ratio of Consolidated Total Debt to Consolidated Annualized EBITDA based upon such financial statements is greater than the Applicable Margin in effect immediately prior to the end of the period during which such financial statements were required to be delivered, then (x) the Applicable Margin shall be retroactively increased (for the period from the expiration of the period specified in Section 8.01(a) for delivery of such consolidated financial statements until the earlier of the date such consolidated financial statements are delivered or the date of the expiration of the 15-day period referred to in the foregoing proviso) and (y) if any payments of interest have been made with respect to such period, the Borrower shall promptly make a supplemental payment of interest to correct the underpayment.

                  "Approved Funds" has the meaning assigned to such term in
         Section 11.03(a).

                  "Assignee" has the meaning assigned to such term in Section 11.03(a).

                  "Assignment and Acceptance" has the meaning assigned to such term in Section 11.03(a).

                  "Available Revolving Credit Commitment" means, on any day, an amount equal to (i) the Total Revolving Credit Commitment on such day minus (ii) the sum of the aggregate outstanding principal amount of Revolving Credit Loans and the aggregate amount of L/C Obligations on such day.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

                        (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

                        (ii) the sum of all such payments.

                  "Blocked Account Agreement" means a blocked account agreement in substantially the form attached as Exhibit 5.01(s)-1.

                  "Board of Directors" of any Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Bond Notes" means notes issued pursuant to the Bond Notes Offering.

                  "Bond Notes Offering" means the issuance of notes on April 10, 2000, by the Parent.

                  "Borrower" shall have the meaning assigned to such term in the preamble.

                  "Borrowing Date" means, (i) with respect to any Loan, the Business Day set forth in the relevant Borrowing Request as the date upon which the Borrower desires to borrow such Loan and (ii) with respect to any Letter of Credit, the Business Day set forth in the relevant L/C Request as the date upon which the Borrower desires the L/C Issuer to issue such Letter of Credit.

                  "Borrowing Request" means a Revolving Credit Request, a Term Loan Request or a L/C Request.

                  "Business Day" means (i) any day that is not a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to close and (ii) with respect to any Eurodollar Loan, a day on which commercial banks are open for domestic and international business (including dealings in dollar deposits) in London and The City of New York.

                  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Cash Capital Expenditures" means capital expenditures of the Consolidated Group on a consolidated basis including, without duplication, the acquisition of licenses for radio spectrum for cash (less additions to Capital Lease Obligations from Fiber Capital Lease Obligations) plus cash payments made with respect to Fiber Capital Lease Obligations, excluding (i) expenditures of Net Available Cash reinvested in Telecommunications Assets as provided in Section 2.06(c)(iii), (ii) expenditures of net proceeds from casualty and condemnation reinvested in Telecommunications Assets as provided in
         Section 2.06(c)(ii), and (iii) capital expenditures resulting from the swap or exchange of existing Telecommunications Assets for other Telecommunications Assets.

                  "Change of Control" means the occurrence of any of the following events:

                        (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) any such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Parent; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Parent than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Parent (for the purposes of this clause (i), such other person shall be deemed beneficially to own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such other person is the beneficial owner (as defined above in this clause
                             (i)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity);

                        (ii) individuals who on the Effective Date constituted
                             the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of 66-2/3% of the directors of the Parent then still in office who were either directors on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office;

                        (iii)the adoption of a plan relating to the liquidation
                             or dissolution of the Parent; or

                        (iv) the merger or consolidation of the Parent with or
                             into another Person or the merger of another Person with or into the Parent, or the sale of all or substantially all the assets of the Parent (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which in the case of a merger or consolidation transaction, securities that represented 100% of the Voting Stock of the Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" has the meaning assigned to such term in Section 5.01(s).

                  "Collateral Agent" means The Bank of New York, acting in the capacity of an agent for the Lenders under the various Security Documents.

                  "Commitment" means, with respect to a Lender, (i) on the date hereof, the amount set forth opposite such Lender's name under the heading "Commitment" on Schedule 1.01(c)-1, and (ii) after the date hereof, the amount recorded as such in the records maintained by the Administrative Agent pursuant to Section 11.01(b), as such amount may be reduced from time to time pursuant to Section 2.04.

                  "Commitment Fee" has the meaning assigned to such term in
         Section 3.07(a).

                  "Commitment Termination Date" means the earlier to occur of
         (i) March 31, 2007 and (ii) the date, if any, on which the Total Commitment is otherwise terminated pursuant to this Agreement.

                  "Communications Act" means the Communications Act of 1934, as amended.

                  "Confidential Information" means any projections or other non-public information provided to the Administrative Agent for the Lenders or L/C Issuer or to a Lender or L/C Issuer or to the syndication agent or documentation agents for the Lenders by or on behalf of a Loan Party (that could reasonably be expected to be confidential) in connection with the transactions contemplated by or otherwise pursuant to the Credit Documents; provided that such term shall not include information to the extent such information (i) is or becomes publicly available, (ii) was available to the Administrative Agent, Lenders or L/C Issuer prior to disclosure by the Loan Parties hereunder, or (iii) becomes available to the Administrative Agent, Lenders or L/C Issuers on a non- confidential basis from a source that is not known to the Administrative Agent, Lenders or L/C Issuer to be subject to a confidentiality agreement with any of the Loan Parties.

                  "Consolidated Annualized EBITDA" means with respect to any determination date the product of EBITDA for the most recent full fiscal quarter ending on or prior to such date multiplied by four (4); provided that, for purposes of determining the Applicable Margin and for purposes of determining compliance with conditions to the Borrower's ability to Incur Indebtedness on any day, Consolidated Annualized EBITDA shall be calculated for any period based on the product of EBITDA for the period ending on the most recent fiscal quarter end prior to such day for which financial statements have been delivered pursuant to Section 8.01(a) multiplied by four (4).

                  "Consolidated Debt Service" means Consolidated Interest Expense plus regularly scheduled principal payments on Indebtedness (excluding any such payments on Fiber Capital Lease Obligations) of the Consolidated Group on a consolidated basis.

                  "Consolidated Group" means the Loan Parties, Principal Subsidiaries, Vendor Facility Obligors and Designated Foreign Subsidiaries.

                  "Consolidated Group Member" means any Person included in the Consolidated Group.

                  "Consolidated Interest Expense" means, for any period, the interest expense of the Consolidated Group on a consolidated basis for such period whether paid or accrued, with respect to all outstanding Indebtedness other than Fiber Capital Lease Obligations, including all discounts and other fees and charges owed with respect to letter of credit and bankers' acceptance financing and net costs and amounts payable to or payable by a Consolidated Group Member under Hedging Obligations less any interest expense for such period not required to be paid in cash.

                  "Consolidated Net Income" means the net income (or loss) of the Consolidated Group on a consolidated basis for the relevant period for which financial statements have most recently been delivered; provided, however, that there shall not be included in such Consolidated Net Income:

                        (i) any gain (or loss) realized upon the sale or other disposition of any assets of a Consolidated Group Member or any other Person (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; or

                        (ii) extraordinary gains or losses.

                  For the purposes of this definition, Consolidated Net Income
         (i) includes the net income (or loss) of any Person acquired by a Consolidated Group Member beginning as of the first day of the fiscal quarter during which such Person is acquired and (ii) excludes the net income (or loss) of any Person divested by a Consolidated Group Member beginning as of the first day of the fiscal quarter during which such Person is divested.

                  "Consolidated Revenue" means, for any period, the revenue of the Consolidated Group on a consolidated basis for such period; provided, however, that there shall not be included in such Consolidated Revenue the revenue of the Principal Subsidiaries and Designated Foreign Subsidiaries on a consolidated basis (after eliminating intercompany transactions among the Consolidated Group Members) to the extent that such revenue exceeds 10% of the revenue of the Consolidated Group on a consolidated basis.

                  "Consolidated Senior Debt" means, as of any date of determination, Indebtedness (excluding Hedging Obligations and Fiber Capital Lease Obligations) of the Consolidated Subsidiary Group on a consolidated basis less aggregate cash balances (to the extent that such cash balances are pledged to the Lenders and L/C Issuer under the Credit Documents) held by the Consolidated Group in excess of $50.0 million, in each case as of such date. On any Measurement Date, Consolidated Senior Debt shall be calculated including the amount stated in the Borrowing Request, if applicable.

                  "Consolidated Senior Secured Debt" means, as of any date of determination, Indebtedness (excluding Hedging Obligations) under the Facilities of the Consolidated Group less aggregate cash balances (to the extent that such cash balances are pledged to the Lenders and L/C Issuer under the Credit Documents) held by the Consolidated Group in excess of $50.0 million, in each case as of such date. On any Measurement Date, Consolidated Senior Secured Debt shall be calculated including the amount stated in the Borrowing Request, if applicable.

                  "Consolidated Subsidiary Group" means the Borrower, Restricted Subsidiaries, Principal Subsidiaries, Vendor Facility Obligors and Designated Foreign Subsidiaries.

                  "Consolidated Subsidiary Group Member" means any Person included in the Consolidated Subsidiary Group.

                  "Consolidated Total Capitalization" means, as of any date of determination, the sum of (i) Consolidated Total Debt and (ii) total equity (including Preferred Stock which includes, without duplication, the Series D Preferred Stock, but excluding Disqualified Stock) and excluding cumulative losses and negative retained earnings of the Consolidated Group on a consolidated basis.

                  "Consolidated Total Debt" means, as of any date of determination, Indebtedness (excluding Hedging Obligations and Fiber Capital Lease Obligations) of the Consolidated Group on a consolidated basis less aggregate cash balances (to the extent that such cash balances are pledged to the Lenders and L/C Issuer under the Credit Documents) held by the Consolidated Group in excess of $50.0 million, in each case as of such date. On any Measurement Date, Consolidated Total Debt shall be calculated including the amount stated in the Borrowing Request, if applicable.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Conversion Date" means, with respect to a Loan, the date on which a conversion of interest rates on such Loan shall take effect.

                  "Conversion Request" means a request by the Borrower to convert the interest rate basis for all or portions of outstanding Revolving Credit Loans or Term Loans, which shall specify (i) the requested Conversion Date, which in the case of a conversion to Eurodollar Loan shall be not fewer than three Business Days after the date of such Conversion Request, (ii) the aggregate amount of such Revolving Credit Loans or Term Loans, on and after the Conversion Date, which are to bear interest as ABR Loans or Eurodollar Loans and (iii) the term of the Interest Periods therefor, if any.

                  "Copyright Assignment Agreement" means a copyright assignment agreement in substantially the form attached as Exhibit 5.01(s)-4.

                  "Credit Documents" means this Agreement, any Notes, if and when issued in accordance with Section 11.01(d), any Letters of Credit and the related applications and agreements and the Security Documents.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

                  "Data Center Equipment Financing" means Purchase Money Indebtedness provided by an Equipment Vendor Lender and Incurred for the purpose of financing not more than 100% of the Vendor Equipment Price of telecommunications, data transmission or computer equipment, provided that such equipment is (1) manufactured by such Equipment Vendor Lender or another single Equipment Vendor, (2) used to provide data transmission, data storage or hosting services, or services directly related to any such services and (3) installed in a central office or data center facility owned or operated by a Consolidated Subsidiary Group Member.

                  "Default" means any event or circumstance which, with the giving of notice or the passage of time, or both, would be an Event of Default.

                  "Designated Foreign Subsidiaries" means the Subsidiaries of the Borrower listed as such on Schedule 5.01(b) as of the Effective Date plus Subsidiaries of the Borrower designated as Designated Foreign Subsidiaries pursuant to Section 12.03(b) but excluding Subsidiaries removed as Designated Foreign Subsidiaries pursuant to Sections 12.03(c) and (d).

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock other than Series D Preferred Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                        (i) matures or is mandatorily redeemable (other than for Capital Stock that is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

                        (ii) is convertible or exchangeable at the option of the
                             holder for Indebtedness or Disqualified Stock; or

                        (iii)is mandatorily redeemable or must be purchased upon
                             the occurrence of certain events or otherwise, in whole or in part;

         in each case on or prior to the first anniversary after the Stated Maturity of the Loans; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary after the Stated Maturity of the Loans shall not constitute Disqualified Stock if:

                        (A) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than one of the following: (1) the "asset sale" terms applicable to the Loans and described under Sections 2.06(c)(iii), (2) the "change of control" terms applicable to the Loans and described herein, or (3) the then prevailing market terms for comparable Capital Stock generally and reasonably acceptable to the Administrative Agent, such acceptance not to be unreasonably withheld or delayed; and

                        (B) any such provision only becomes operative after compliance with such terms applicable to the Loans, including the prepayment of any Loans.

                  "EBITDA" for any period means for the Consolidated Group on a consolidated basis (x) Consolidated Net Income, minus (y) interest income and gains from discontinued operations, to the extent included in calculating such Consolidated Net Income, plus (z) the following to the extent deducted in calculating such Consolidated Net Income:

                        (i)  all income tax expense;

                        (ii) interest expense of the Consolidated Group on a
                             consolidated basis whether paid or accrued, with respect to all outstanding Indebtedness, including all discounts and other fees and charges owed with respect to letter of credit and bankers' acceptance financing and net costs and amounts payable to or payable by a Consolidated Group Member under Hedging Obligations;

                        (iii)depreciation and amortization expense (excluding
                             amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

                        (iv) all other non-cash charges (excluding any such
                             non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

                        (v)  Preferred Stock dividends; and

                        (vi) losses from discontinued operations,

         provided, however, that there shall not be included in EBITDA the EBITDA attributable to the Principal Subsidiaries and Designated Foreign Subsidiaries on a consolidated basis (after eliminating intercompany transactions among Consolidated Group Members) to the extent that such EBITDA exceeds 10% of the EBITDA of the Consolidated Group on a consolidated basis.

                  "Effective Date" shall mean the day during which the Effective Time occurs.

                  "Effective Time" has the meaning assigned to such term in
         Section 7.01.

                  "Environmental Claim" means any claim, demand, notice of violation, suit, administrative or judicial proceeding, regulatory action, investigation, information request or order, in each case in writing, involving any Hazardous Substance, Environmental Law, noise or odor pollution or any environmental injury or threat of environmental injury to human health, property or the environment.

                  "Environmental Law" means any federal, state, local or foreign statute or common law, regulation, order, decree, common law or agency requirement as now in effect or hereinafter adopted relating to (i) the handling, use, presence, disposal or release of any Hazardous Substance or (ii) the protection, preservation or restoration of the environment, natural resources or human health or safety as it relates to a Hazardous Substance.

                  "Equipment Vendor" means a Person that manufactures equipment that is a Telecommunications Asset and any Affiliate of such Person.

                  "Equipment Vendor Lender" means an Equipment Vendor; provided, however, that if an Equipment Vendor does not in the ordinary course of its business provide vendor financing to purchasers of its products and services, "Equipment Vendor Lender" shall mean a Person, not an Affiliate of such Equipment Vendor, that in the ordinary course of its business provides financing for equipment (including related items utilized in connection therewith) manufactured, utilized, sold or distributed by Equipment Vendors and is reasonably acceptable to the Administrative Agent.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Group" means the Parent and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414 of the Code or are considered to be one employer under Section 4001 of ERISA.

                  "Eurodollar Loans" means, collectively, Eurodollar Revolving Loans and Eurodollar Term Loans.

                  "Eurodollar Revolving Loans" means Revolving Credit Loans that bear interest at a rate or rates determined by reference to LIBOR.

                  "Eurodollar Term Loans" means Term Loans or portions thereof that bear interest at a rate or rates determined by reference to LIBOR.

                  "Eurodollar Reserve Percentage" means, for any day, the percentage prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserve requirements) on such day for a member bank of the Federal Reserve System in The City of New York with deposits exceeding one billion dollars in respect of "eurocurrency liabilities" (as defined in Regulation D of the Federal Reserve Board (or any successor regulation), as amended from time to time).

                  "Event of Default" has the meaning assigned to such term in
         Section 9.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Taxes" means all present and future taxes, levies, imposts, duties, deductions, withholdings and similar charges imposed on or measured by the income of the Administrative Agent or any Lender (or any office, branch or subsidiary of the Administrative Agent or such Lender, as the case may be) or any franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on any Lender (or any office, branch or subsidiary of the Administrative Agent or such Lender, as the case may be), in each case imposed as a result of a present or former or future connection between the Administrative Agent, or a Lender, and the jurisdiction of the relevant authority imposing the tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or a Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement and the Notes).

                  "Facilities" means the Revolving Credit Facility, the Term Loan A Facility and the Term Loan B Facility.

                  "Fair Market Value" means (i) with respect to cash, the actual amount thereof, (ii) with respect to Marketable Securities, the closing price of such Marketable Securities as of the end of the trading day immediately preceding the date of determination on the exchange on which such Marketable Securities are principally traded and (iii) with respect to any Property other than cash or Marketable Securities, the price that could reasonably be expected to be negotiated in an arm's-length free market transaction for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified with respect to any Property (other than cash or Marketable Securities), (x) in the case of items with a Fair Market Value in excess of $1.0 million but less than or equal to $100.0 million, Fair Market Value shall be determined by the chief financial officer or treasurer of the Parent acting in good faith and, if such Fair Market Value is in excess of $5.0 million, shall be evidenced by an Officer's Certificate, and (y) in the case of items with a Fair Market Value in excess of $100.0 million, Fair Market Value shall be determined by the Board of Directors of the Parent acting in good faith and shall be evidenced by a resolution of the Board of Directors of the Parent.

                  "FCC" means the Federal Communications Commission (or any successor Governmental Authority).

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded, if necessary, to the next greater 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business

         Day, and (ii) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System (or any successor Governmental Authority).

                  "Fiber Capital Lease Obligations" means Capital Lease Obligations related to the indefeasible rights of use or similar arrangements for use of fiber optic cable or fiber optic cable transmission capacity.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Effective Date, including those set forth in:

                    (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

                    (ii) statements and pronouncements of the Financial
                         Accounting Standards Board;

                    (iii)such other statements by such other entity as approved by a significant segment of the accounting profession; and

                    (iv) the rules and regulations of the SEC governing the
                         inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such first Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part)); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantee Supplement" has the meaning assigned to such term in Section 6.09.

                  "Guaranteed Obligations" has the meaning assigned to such term in Section 6.01.

                  "Guarantor" shall mean any Person Guaranteeing any obligation and, as to Article VI of this Agreement, the Persons listed on the signature pages hereof under the heading "Guarantors" and any Additional Guarantor from time to time party to a Guarantee Supplement pursuant to Section 6.09.

                  "Hazardous Substance" means any substance, in any concentration or mixture, that is (i) listed, classified or regulated pursuant to any Environmental Law, (ii) petroleum product or by-product, asbestos containing material, polychlorinated biphenyls, radioactive material or radon or (iii) any waste or other substance regulated in connection with any Environmental Law.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary (except in the case a Principal Subsidiary becomes a Restricted Subsidiary or a Designated Foreign Subsidiary or a Restricted Subsidiary becomes a Principal Subsidiary or a Designated Foreign Subsidiary or a Designated Foreign Subsidiary becomes a Restricted Subsidiary or a Principal Subsidiary). The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with letters of credit, bankers' acceptances, Hedging Obligations or other similar instruments) other than indebtedness to trade creditors and service providers Incurred in the ordinary course of business and payable on usual and customary terms, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
         (iii) all payment obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the remedies available to the seller or lender under such agreement are limited to repossession or sale of such property), (iv) all Capital Lease Obligations of such Person, (v) all obligations of the types described in clauses (i),
         (ii), (iii) or (iv) above secured by (or for which the obligee has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property (including accounts, contract rights and other intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) all Disqualified Stock, (vii) all Indebtedness of others Guaranteed by such Person and (viii) all Indebtedness of any partnership of which such Person is a general partner.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indemnitee" has the meaning assigned to such term in Section 4.06.

                  "Interest Period" means, with respect to any Eurodollar Loan, each one, two, three or six-month period and, with the consent of the Lenders, each nine or twelve- month period, such period being the one selected by the Borrower pursuant to Articles II and III and commencing on the date such Loan is made or at the end of the preceding Interest Period, as the case may be; provided, however, that:

                        (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                        (ii) any Interest Period that begins on the last
                             Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

                        (iii)any Interest Period that would otherwise end after
                             the Revolving Credit Commitment Termination Date then in effect shall end on such Revolving Credit Commitment Termination Date;

                        (iv) any Interest Period with respect to a Term Loan A
                             Loan that begins before a Term Loan A Scheduled Installment Date and would otherwise end after such Term Loan A Scheduled Installment Date shall end on such Term Loan A Scheduled Installment Date; and

                        (v) any Interest Period with respect to a Term Loan B Loan that begins before a Term Loan B Scheduled Installment Date and would otherwise end after such Term Loan B Scheduled Installment Date shall end on such Term Loan B Scheduled Installment Date.

                  "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "Investments" means any investments (whether through purchase of Capital Stock or Indebtedness) or subordination of any claim or demand a Person may have to the claim or demand of any other Person in any other Person, or, without duplication, Guarantee the Indebtedness of such Person or acquisitions of all or substantially all of the assets or business of any other Person or a division or operating business unit thereof (excluding any such acquisition classified as a capital expenditure under GAAP), or capital contribution to (by means of any transfer of cash or property to others or any payment for property or services for the account of others), or purchase or acquisition of Capital Stock, Indebtedness or similar instruments issued by such Person (other than Indebtedness permitted under Section 8.02(a)).

                  "L/C Issuer" means The Bank of New York, acting in the capacity of issuer of Letters of Credit.

                  "L/C Obligations" means, with respect to any Lender at any date of determination, the sum of (i) such Lender's participating share of the maximum aggregate amount which is or at any time thereafter may become available for drawings under all Letters of Credit then outstanding and (ii) the aggregate amount such Lender is obligated to fund or has funded to the L/C Issuer as a result of such Lender's participating share in all drawings under Letters of Credit honored by the L/C Issuer and not theretofore reimbursed by the Borrower; provided that the L/C Issuer's participating share of such aggregate amounts shall be equal to the portions of such undrawn amounts in which the other Lenders have not acquired participating interests, or the portions of such drawings which the other Lenders are not obligated to fund pursuant to Section 2.07.

                  "L/C Request" means a request by the Borrower for a Letter of Credit, which shall (i) specify (A) the requested Borrowing Date and
         (B) the aggregate amount of the L/C Obligations with respect to the requested Letter of Credit, (ii) certify that, after issuance of the requested Letter of Credit, (A) the aggregate amount of the L/C Obligations of all the Lenders then outstanding will not exceed $75.0 million, and (B) the sum of the aggregate amount of the L/C Obligations of all the Lenders then outstanding and the aggregate amount of the Revolving Credit Loans of all the Lenders then outstanding will not exceed the Total Revolving Credit Commitment then in effect and (iii) be accompanied by such application and agreement for letter of credit, and such other documents, as the L/C Issuer may reasonably specify to the Borrower from time to time, all in form and substance reasonably satisfactory to the L/C Issuer.

                  "Lenders" has the meaning assigned to such term in the preamble.

                  "Letter of Credit" has the meaning assigned to such term in
         Section 2.07(a).

                  "Letter of Credit Fees" has the meaning assigned to such term in Section 3.07(b).

                  "LIBOR" means, with respect to any Interest Period, the rate per annum determined by the Administrative Agent to be the offered rate for dollar deposits with a term comparable to such Interest Period that appears on the display designated as the Bloomberg LIBOR page on the Bloomberg Service (or such other page as may replace such page on such service, or on another service designated by the British Bankers'

         Association, for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market) at approximately 11:00 A.M., London time, on the second Business Day preceding the first day of such Interest Period. If such rate does not appear on such page, "LIBOR" shall mean the rate of interest quoted by The Bank of New York as the rate at which dollar deposits are offered to The Bank of New York by leading banks in the London interbank deposit market at approximately 11:00 A.M., London time, on the second Business Day preceding the first day of such Interest Period in an amount substantially equal to the respective LIBOR Reference Amounts for a term equal to such Interest Period.

                  "LIBOR Reference Amount" means, with respect to any Interest Period, the amount of the Eurodollar Loan of The Bank of New York, or an Affiliate thereof, scheduled to be outstanding during that Interest Period without taking into account any assignment or participation and rounded up to the nearest integral multiple of $1.0 million.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Loan Parties" means the Parent, the Borrower and the Restricted Subsidiaries.

                  "Loans" means, collectively, the Revolving Credit Loans and Term Loans outstanding hereunder from time to time.

                  "Mandatory Vendor Facility Prepayment Requirement" means a requirement of a Vendor Facility that the Vendor Facility must be prepaid upon any sale or other disposition of (or casualty or other damage to or condemnation or other taking of) any collateral securing the Vendor Facility (the "Vendor Facility Collateral").

                  "Margin Regulation" means, collectively, Regulations T, U and X of the Federal Reserve Board.

                  "Marketable Securities" means, with respect to any asset disposition, any readily marketable equity securities of a corporation that are (i) traded on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market (including small capitalization markets) and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided, however, that, other than for purposes of determination of Fair Market Value, the excess of (A) the aggregate amount of securities of any one such corporation held by the Loan Parties on a consolidated basis over (B) 20 times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such asset disposition.

                  "Material Adverse Effect" means any material and adverse effect on (i) the consolidated business, properties, condition (financial or otherwise) or operations of the Consolidated Group on a consolidated basis, (ii) the ability of the Borrower or any other

         Loan Party timely to perform any of its material obligations, or of the Lenders to exercise any remedy, under any Credit Document or (iii) the legality, validity, binding nature or enforceability of any material provisions of any Credit Document.

                  "Measurement Date" means any of the dates specified in Section 8.01(m).

                  "MFN Fiber IRU Capital Lease Obligation" means the obligations of Winstar Wireless, Inc. under the Fiber Optic Network Agreements, dated as of July 22, 1999, September 30, 1999 and February 10, 2000, each between Winstar Wireless, Inc. and Metromedia Fiber Network Services, Inc. (as amended or restated from time to time).

                  "Multiemployer Plan" means a multiemployer plan as defined in
         Section 4001(a)(3) of ERISA to which any member of the ERISA Group is making or accruing an obligation to make contributions or has within the preceding five plan years made or accrued contributions.

                  "Net Available Cash" from an asset disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

                        (i) all reasonable legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such asset disposition;

                        (ii) all payments made on any Indebtedness which is
                             secured by any assets subject to such asset disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such asset disposition, or by applicable law, be repaid out of the proceeds from such asset disposition;

                        (iii)all distributions and other payments out of such
                             cash required to be made to minority interest holders in any Subsidiary of the Parent; and

                        (iv) the deduction of appropriate amounts provided by
                             the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such asset disposition and retained by a Loan Party as a result of such asset disposition.

                  "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock or Indebtedness that is not Refinancing Indebtedness means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Network Equipment Financing" means Purchase Money Indebtedness provided by an Equipment Vendor Lender and Incurred for the purpose of financing the Vendor Equipment Price of telecommunications, data transmission or computer equipment, provided that the primary equipment (the purchase price for which equipment is included in such Vendor Equipment Price) is (1) manufactured by such Equipment Vendor Lender or another single Equipment Vendor, (2) used to provide Telecommunication Business services and (3) installed as part of a network owned or operated by a Consolidated Subsidiary Group Member.

                  "Non-Fiber Capital Lease Obligations" means Capital Lease Obligations less Fiber Capital Lease Obligations.

                  "Notes" means, collectively, the Revolving Credit Notes and the Term Loan Notes.

                  "office.com" means office.com Inc., its Subsidiaries and its successors.

                  "On-Network Buildings" means all buildings in which a Consolidated Group Member is capable of providing Telecommunications Business services which are linked directly or indirectly by assets owned or operated by a Consolidated Group Member to communications transmission equipment owned or operated by a Consolidated Group Member.

                  "On-Network Hubs" means all buildings used to aggregate Telecommunications Business transmissions from On-Network Buildings utilizing assets owned or operated by a Consolidated Group Member and linked directly or indirectly by assets owned or operated by a Consolidated Group Member to communications transmission equipment owned or operated by a Consolidated Group Member.

                  "Outstanding Old Bond Debt" means any Indebtedness outstanding as of the date hereof of (i) Winstar Equipment Corp. in respect of its 12 1/2% Guaranteed Senior Secured Notes due 2007 and (ii) the Parent in respect of its (A) 14% Senior Discount Notes due 2005, (B) 10% Senior Subordinated Notes due 2008 and (C) 11% Senior Subordinated Deferred Interest Notes due 2008.

                  "Parent" has the meaning assigned to such term in the preamble.

                  "Partial Prepayment Future Funding Requirement" means the requirement that upon the occurrence of any Permitted Partial Vendor Facility Prepayment of a Vendor Facility Debt Tranche, no additional Permitted Partial Vendor Facility Prepayment or Permitted Complete Vendor Facility Prepayment may be made except (i) with respect to the same Vendor Facility Debt Tranche that is the subject of the previous Permitted Partial Vendor Facility Prepayment or (ii) on or after the date of a Permitted Complete Vendor Facility Prepayment of such Vendor Facility Debt Tranche.

                  "Participant" has the meaning assigned to such term in Section 11.02.

                  "Patent Assignment Agreement" means a patent assignment agreement in substantially the form attached as Exhibit 5.01(s)-5.

                  "PBGC" means the Pension Benefit Guarantee Corporation (or any successor Governmental Authority).

                  "Pension Plan" means a Plan that (i) is an employee pension benefit plan, as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) and (ii) is subject to the provisions of Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

                  "Permitted Complete Vendor Facility Prepayment" means a Vendor Facility Prepayment of a Vendor Facility Debt Tranche that meets all of the following requirements: (i) such prepayment complies with the Partial Prepayment Future Funding Requirement, if applicable, (ii) such Vendor Facility Debt Tranche is repaid in its entirety, (iii) the remaining undrawn commitment under the Vendor Facility has been or is thereupon canceled or assigned to a borrower that is part of a Vendor Facility Group that contains no Persons that were part of the Vendor Facility Group in respect of such Vendor Facility at the time of such Vendor Facility Prepayment and (iv) the Vendor Facility Group in respect of the Vendor Facility Debt Tranche so prepaid is released from any liability in respect of the Vendor Facilities.

                  "Permitted Holders" means William J. Rouhana, Jr. (or, in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by William J. Rouhana, Jr. or his heirs.

                  "Permitted Investments" has the meaning assigned to such term in Section 8.02(d).

                  "Permitted Liens" has the meaning assigned to such term in
         Section 8.02(c).

                  "Permitted Partial Vendor Facility Prepayment" means a Vendor Facility Prepayment of a Vendor Facility Debt Tranche that meets the following requirements: (i) such prepayment complies with the Partial Prepayment Future Funding Requirement, if applicable, and (ii) as a result of which such Vendor Facility Debt Tranche is repaid in part, but not in whole; provided, however on or before any Trigger Event Date resulting from such prepayment, (A) the undrawn commitment under the Vendor Facility is canceled or assigned to a borrower that is part of another Vendor Facility Group (a "Replacement Group") that contains no Persons that were part of the Vendor Facility Group in respect of such Vendor Facility Debt Tranche at the time of such Vendor Facility Prepayment, (B) any Indebtedness Incurred under a Vendor Facility by a Replacement Group may be secured pari passu by all the assets and Capital Stock securing Vendor Facility Debt Tranche so prepaid, until such Vendor Facility Debt Tranche is prepaid in its entirety when due or pursuant to a Permitted Complete Vendor Facility Prepayment, (C) in no instance subsequent to such Vendor Facility Prepayment shall a Person in the original Vendor Facility Group in respect of such Vendor Facility have a right to draw additional funds under such Vendor Facility and (D) the Lenders obtain a Lien (the documentation for which shall be reasonably satisfactory to the

         Administrative Agent) securing the Loans and Letters of Credit under the Credit Documents on the Capital Stock of any member of the Vendor Facility Group in respect of the Vendor Facility Debt Tranche so prepaid second only to the Lien securing such Vendor Facility Debt Tranche as provided in the loan documents entered into in connection with the Vendor Facility.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Phase 1" means the period from the Effective Date to and including December 31, 2002.

                  "Phase 2" means the period from January 1, 2003 to and including the later to occur of (i) the Revolving Credit Commitment Termination Date and (ii) the full repayment of the Term Loans.

                  "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is maintained or contributed to by the Borrower or any member of the ERISA Group.

                  "Pledge and Security Agreement" means a pledge and security agreement, dated as of the date hereof, to be entered into in substantially the form attached as Exhibit 5.01(s)-3.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Prescribed Forms" has the meaning assigned to such term in
         Section 4.04(a).

                  "Principal Subsidiaries" means the Subsidiaries of the Parent listed as such on Schedule 5.01(b) as of the Effective Date plus Subsidiaries of the Parent designated as Principal Subsidiaries pursuant to Sections 12.01(d) or (e) or Sections 12.02(b) or (c) but not including Subsidiaries removed as Principal Subsidiaries pursuant to Section 12.02(d) or (e).

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

                  "Pro Rata Share" means, with respect to any Lender at any time of determination, (i) in relation to Revolving Credit Loans and Letters of Credit, the proportion of such Lender's Revolving Credit Commitment to the Total Revolving Credit Commitment then in effect or, after the Revolving Credit Commitment Termination Date, the proportion of such Lender's Revolving Credit Loans and L/C Obligations to the aggregate amount of Revolving Credit Loans and L/C Obligations then outstanding,
         (ii) in relation to Term Loan A Loans, the proportion of such Lender's Term Loan A Commitment to the Total Term Loan A Commitment, or after the Term Loan A Commitment Termination Date, the proportion of such Lender's Term Loan A Loans to the aggregate amount of Term Loan A Loans then outstanding, and (iii) in relation to Term Loan B Loans, the proportion of such Lender's Term Loan B Commitment to the Total Term Loan B Commitment, or after the Term Loan B Commitment Termination Date, the proportion of such Lender's Term Loan B Loans to the aggregate amount of Term Loan B Loans then outstanding.

                  "Purchase Money Indebtedness" means Indebtedness (including Capital Lease Obligations, Acquired Indebtedness, mortgage financings and purchase money obligations) Incurred for the purpose of financing not more than 100% of the cost and directly related expenses including costs of design, construction, acquisition, lease, installation (including the cost of other equipment incidental to such installation), insurance, shipping, handling, storage, transportation, testing, development or improvement or any service agreement, maintenance agreement or warranty agreement with respect to the applicable Telecommunications Assets of a Consolidated Group Member.

                  "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange, conversion or replacement for, such Indebtedness. "Refinances," "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness of a Consolidated Group Member that Refinances any Indebtedness of a Consolidated Group Member existing on the Effective Date or Incurred in compliance with this Agreement, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

                        (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                        (ii) such Refinancing Indebtedness has an Average Life
                             at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

                        (iii)such Refinancing Indebtedness has an aggregate
                             principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

                        (iv) such Refinancing Indebtedness is not secured by
                             Liens beyond the Liens in place at the time of the Incurrence of the Indebtedness being Refinanced, except as otherwise permitted under this Agreement; and

                        (v) such Refinancing Indebtedness is issued on terms no more restrictive in any material respect than those contained in the Indebtedness being Refinanced or is on commercially reasonable terms approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed; provided, however, that any Refinancing of Indebtedness referred to in Section 8.02(a)(i)(E)(1) shall not be subject to this clause (v) so long as such Refinancing is on commercially reasonable terms at the time of such Refinancing; provided, further, that Refinancing Indebtedness Incurred under
                             Section 8.02(a)(i)(E)(1) by the Parent only shall not be subject to this clause (v).

                  "Required Lenders" means, at any date of determination, Lenders holding more than 50% of the sum of the unused portion of the Total Commitment, Loans outstanding, and amounts outstanding under the Letters of Credit.

                  "Responsible Officer" means the chief executive officer, president, chief financial officer, principal accounting officer, secretary or assistant secretary or treasurer or assistant treasurer of the Parent.

                  "Restricted Subsidiaries" means the Subsidiaries of the Parent listed as such on Schedule 5.01(b) as of the Effective Date plus Subsidiaries of the Parent which are designated as or become Restricted Subsidiaries pursuant to Sections 12.01(b) and (c) but not including Subsidiaries removed as Restricted Subsidiaries pursuant to Sections 12.01(d) through (f).

                  "Revolving Credit Commitment Termination Date" means the earlier to occur of (i) March 31, 2007 and (ii) the date, if any, on which the Total Revolving Credit Commitment is terminated.

                  "Revolving Credit Commitment" means, with respect to a Lender,
         (i) on the date hereof, the amount set forth opposite such Lender's name under the heading "Revolving Credit Commitment" on Schedule 1.01(c)-1, and (ii) after the date hereof, the amount recorded as such in the records maintained by the Administrative Agent pursuant to
         Section 11.01, as such amount may be reduced from time to time pursuant to Section 2.04.

                  "Revolving Credit Facility" has the meaning set forth in the preamble.

                  "Revolving Credit Lenders" means the Lenders committed to lend under the Revolving Credit Facility.

                  "Revolving Credit Loans" has the meaning set forth in the preamble.

                  "Revolving Credit Request" means a request by the Borrower for Revolving Credit Loans, which shall specify (i) the requested Borrowing Date, (ii) the aggregate amount of such Revolving Credit Loans, (iii) whether such Revolving Credit Loans are to bear interest initially as ABR Loans or Eurodollar Loans and (iv) if applicable, the initial Interest Period therefor.

                  "Revolving Credit Notes" means, collectively, promissory notes of the Borrower, issued in accordance with Section 11.01(d) in order to evidence Revolving Credit Loans and substantially in the form of
         Exhibit 11.01(d)-1.

                  "Sale/Leaseback Transaction" means the transfer by a Consolidated Group Member of property owned by it to a Person (other than a Consolidated Group Member) and the leasing by any Consolidated Group Member of such property from such Person.

                  "SEC" means the Securities and Exchange Commission (or any successor Governmental Authority).

                  "Securities Account Control Agreement" means a securities account control agreement in substantially the form attached as Exhibit 5.01(s)-2.

                  "Security Documents" means, collectively, the documents set forth in Section 7.01(a), as well as any financing statements filed or to be filed in connection therewith.

                  "Series A Preferred Stock" means the Series A 6% Cumulative Convertible Preferred Stock of the Parent.

                  "Series C Preferred Stock" means the Series C 14 1/4% Senior Cumulative Exchangeable Preferred Stock due 2007 of the Parent, issued and outstanding on the Effective Date.

                  "Series C Stock Transaction" means (i) the exchange of the Series C Preferred Stock for exchange debentures ("Exchange Debentures") pursuant to the terms of the Series C Preferred Stock,
         (ii) the exchange by the Parent of Exchange Debentures for the Parent's 14 3/4% Senior Discount Notes due 2010 and the Parent's 12 3/4% Senior Notes due 2010, and (iii) the repurchase by the Parent for cash of shares of Series C Preferred Stock and/or Exchange Debentures which are not exchanged in connection with the foregoing transactions.

                  "Series D Preferred Stock" means the Series D 7% Cumulative Convertible Preferred Stock due 2010 of the Parent.

                  "Series G Preferred Stock" means the Series G Senior Cumulative Participating Convertible Preferred Stock of the Parent.

                  "Special Purpose Vendor Subsidiary" shall mean a Wholly Owned direct Subsidiary of the Borrower organized solely to acquire equipment and Incur Purchase Money Indebtedness under Sections 8.02(a)(i)(E)(1),
         (3), (4) or (5) for which liability is limited to such Special Purpose Vendor Subsidiary and to the Borrower and the Parent.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred). "Stated Maturity" has, with respect to a Capital Lease Obligation, the meaning set forth herein in the definition of Capital Lease Obligation. "Stated Maturity" means, with respect to Indebtedness and Refinancing Indebtedness, the date specified in the instrument evidencing such Indebtedness or Refinancing Indebtedness as the fixed date on which the final payment of principal of such Indebtedness or Refinancing Indebtedness is due and payable.

                  "Subsidiary" means, with respect to any Person, a corporation, association, partnership or other business entity of which (i) more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

                        (A)  such Person;

                        (B) such Person and one or more Subsidiaries of such Person; or

                        (C)  one or more Subsidiaries of such Person

         or (ii) 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person pursuant to (A), (B) or (C) of clause (i) above and such Person has, directly or indirectly, the requisite control over such entity to prevent it from Incurring Indebtedness, or taking any other action at any time, in contravention of the provisions of this Agreement or any other credit agreement or indenture applicable to it.

                  "Taxes" has the meaning assigned to such term in Section 4.04(a).

                  "Telecommunications Assets" means (i) any Property (other than cash, Temporary Cash Investments and Marketable Securities) used in the Telecommunications Business or (ii) the Capital Stock of any Person engaged primarily in the Telecommunications Business.

                  "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through transmission facilities, (ii) constructing, creating, developing or producing communications networks, related network transmission equipment, software, devices and content for use in a communications or content distribution business,

         (iii) data center management, computer and application outsourcing, computer systems integration, reengineering of computer software, information services and web hosting and any services related thereto or (iv) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i), (ii) or (iii) above or in furtherance thereof, including, without limitation, any business conducted by any Consolidated Group Member on the Effective Date; provided, however, that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Parent.

                  "Telecommunications Licenses" has the meaning assigned to such term in Section 5.01(m).

                  "Temporary Cash Investments" means any of the following:

                        (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                        (ii) investments in time deposit accounts, certificates
                             of deposit, money market deposits, bankers' acceptances and repurchase obligations maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor;

                        (iii)repurchase obligations with a term of not more than
                             30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
                            (ii) above;

                        (iv) investments in commercial paper, maturing not more
                             than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group;

                        (v) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.;

                        (vi) auction rate preferred stocks of any corporation
                             maturing within 90 days after the date of acquisition rated at least "A" by Standard and Poor's Ratings Group; and

                        (vii)any investment in a registered investment company
                             investing exclusively in investments of the types described in clauses (i) through (vi).

                  "Temporary Restricted Subsidiaries" means those Restricted Subsidiaries listed as Temporary Restricted Subsidiaries on Schedule 5.01(b) but not including any Subsidiaries so listed that are removed as Restricted Subsidiaries pursuant to Sections 12.01(d) through (f).

                  "Term Loan A Commitment" means, with respect to a Lender, on the date hereof, the amount set forth opposite such Lender's name under the heading "Term Loan A Commitment" on Schedule 1.01(c)-1 hereto as such amount may be changed from time to time pursuant to the terms of this Agreement.

                  "Term Loan A Commitment Termination Date" means the earlier to occur of (i) December 31, 2000 and (ii) the date, if any, on which the Total Term Loan A Commitment is terminated.

                  "Term Loan A Facility" has the meaning set forth in the preamble.

                  "Term Loan A Lenders" means the Lenders committed to lend under the Term Loan A Facility.

                  "Term Loan A Loans" has the meaning assigned to such term in the preamble.

                  "Term Loan A Loan Request" means a request by the Borrower for Term Loan A Loans, which shall specify (i) the requested Borrowing Date, (ii) the aggregate amount of such Term Loan A Loans, (iii) whether such Term Loan A Loans are to bear interest initially as ABR Loans or Eurodollar Loans and (iv) if applicable, the initial Interest Period therefor.

                  "Term Loan A Scheduled Installment Date" has the meaning set forth in Section 2.05(b).

                  "Term Loan B Commitment" means, with respect to a Lender, (i) on the date hereof, the amount set forth opposite such Lender's name under the heading "Term Loan B Commitment" on Schedule 1.01(c)-1 hereto and (ii) after the Effective Date, $0.

                  "Term Loan B Commitment Termination Date" means the Effective Date.

                  "Term Loan B Facility" has the meaning set forth in the preamble.

                  "Term Loan B Lenders" means the Lenders committed to lend under the Term Loan B Facility.

                  "Term Loan B Loan" has the meaning assigned to such term in the preamble.

                  "Term Loan B Loan Request" means the single request by the Borrower for Term Loan B Loans, which shall specify (i) the requested Borrowing Date, (ii) the aggregate amount of such Term Loan B Loans,
         (iii) whether such Term Loan B Loans are to bear interest initially as ABR Loans or Eurodollar Loans and (iv) if applicable, the initial Interest Period therefor.

                  "Term Loan B Scheduled Installment Date" has the meaning set forth in Section 2.05(c).

                  "Term Loan Request" means a Term Loan A Loan Request or a Term Loan B Loan Request.

                  "Term Loans" has the meaning assigned to such term in the preamble.

                  "Total Commitment" means, on any day, the aggregate Commitment of all the Lenders on such day.

                  "Total Revolving Credit Commitment" means, on any day, the aggregate Revolving Credit Commitment on such day of all the Lenders.

                  "Total Term Loan A Commitment" means, on any day, the aggregate Term Loan A Commitment on such day of all the Lenders.

                  "Total Term Loan B Commitment" means, on any day, the aggregate Term Loan B Commitment on such day of all the Lenders.

                  "Trademark Assignment Agreement" means a trademark assignment agreement in substantially the form attached as Exhibit 5.01(s)-6.

                  "Trigger Event Date" means, with respect to a Vendor Facility, the later of the Effective Date and each subsequent date upon which there is (i) a Vendor Facility Prepayment in respect of a Vendor Facility which, when taken together with all other Vendor Facility Prepayments of such Vendor Facility since the most recent Trigger Event Date exceeds $50 million on any date after advances under such Vendor Facility exceed $250 million since the most recent Trigger Event Date, or (ii) a Permitted Complete Vendor Facility Prepayment of a Vendor Facility Debt Tranche not previously subject to clause (i).

                  "Unrestricted Proceeds" means, on any date of determination,
         (i) the sum of the following amounts received by the Borrower and Restricted Subsidiaries for the period from and after the Effective Date to such date of determination:

                        (A) the aggregate Net Cash Proceeds from the issuance or
                  sale of Capital Stock (other than Disqualified Stock) of the Parent (other than an issuance or sale to the Borrower or a Restricted Subsidiary and other than an issuance or sale to an employee stock ownership plan or to a trust established by a Loan Party or Principal Subsidiary for the benefit of their employees);

                        (B) Net Available Cash received from the sale of
                  Investments made pursuant to clauses (I), (K), (L), (N) and
                  (U) of Section 8.02(d)(ii) and any cash dividends, interest or other distributions received from such Investments;

                        (C) cash dividends, interest and other distributions
                  received from Unrestricted Subsidiaries or from Investments in Unrestricted Subsidiaries;

                        (D) Net Cash Proceeds or Net Available Cash from sales
                  of Capital Stock of Unrestricted Subsidiaries; and

                        (E) upon the conversion of an Unrestricted Subsidiary to
                  a Restricted Subsidiary, the aggregate cost of all Investments made by the Borrower or a Restricted Subsidiary in the Subsidiary being converted.

         less (ii) the sum of amounts deemed utilized as Unrestricted Proceeds under (1) clauses (A), (I), (S), (T) and (Z)(II) of Section 8.02(d)(ii), (2) Section 8.02(e)(i), (3) Section 8.03(a)(iii) and (4)
         Section 8.03(b)(iii).

                  "Unrestricted Subsidiaries" means all Subsidiaries of the Parent that are not Principal Subsidiaries, Restricted Subsidiaries or Designated Foreign Subsidiaries.

                  "Vendor Equipment Price" means the purchase price of equipment manufactured by an Equipment Vendor and the costs associated therewith, including costs of shipping, handling, storage, transportation, testing, development or improvement, insurance, design, construction, and installation, including the cost of other equipment or items incidental to such installation, and the cost of service or warranty agreements or maintenance agreements therefor.

                  "Vendor Facility" and "Vendor Facilities" have the meaning assigned to such terms in Section 7.01(j).

                  "Vendor Facility Debt Tranche" means all Indebtedness Incurred under a Vendor Facility by a single borrower.

                  "Vendor Facility Group" means, in respect of any Vendor Facility Debt Tranche, all of the (i) Vendor Facility Obligors in respect of such Vendor Facility Debt Tranche and (ii) any Subsidiaries of such Vendor Facility Obligors.

                  "Vendor Facility Obligor" means (i) any borrower under or guarantor of a Vendor Facility Debt Tranche, excluding the Parent and the Borrower and (ii) any Special Purpose Vendor Subsidiary.

                  "Vendor Facility Prepayment" means a prepayment of Indebtedness owed by a Vendor Facility Obligor under a Vendor Facility.

                  "Vendor Financing" means the Vendor Facilities and any financing or other credit or deferred payment arrangement except in the ordinary course of business on terms not to exceed 120 days provided by a supplier, manufacturer or lessor of Telecommunications Assets or any Affiliate thereof.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Welfare Plan" means a "welfare plan," as defined in Section 3(1) of ERISA.

                  "Wholly Owned" means, with respect to a Subsidiary, all the Capital Stock of such Subsidiary (other than directors' qualifying shares or a similar immaterial number of shares owned by third parties to comply with local shareholder residency requirements outside the United States) is owned by the Parent or one or more Wholly Owned Subsidiaries.

                  "Williams Fiber IRU Capital Lease Obligation" means the IRU Agreement, effective as of December 17, 1998, between Winstar Wireless, Inc. and Williams Communications, Inc. (as amended, modified, clarified, supplemented or restated from time to time).


                                   ARTICLE II.

                              The Credit Facilities

                  Section 2.01 Revolving Credit Loans; Borrowing Procedure. (a) Until the Revolving Credit Commitment Termination Date, subject to the terms and conditions of this Agreement, each of the Revolving Credit Lenders, severally and not jointly with the other Revolving Credit Lenders, agrees to make Revolving Credit Loans in dollars to the Borrower in an aggregate principal amount at any one time outstanding, together with such Lender's L/C Obligations, not to exceed such Revolving Credit Lender's Revolving Credit Commitment. Revolving Credit Loans shall be made on any Borrowing Date only (i) in the minimum aggregate principal amount of (A) in the case of Eurodollar Loans, $5.0 million or integral multiples of $100,000 in excess thereof or (B) in the case of ABR Loans, $1.0 million or integral multiples of $100,000 in excess thereof (except that ABR Loans may always be borrowed in the aggregate amount of the Available Revolving Credit Commitment) and (ii) when taken together with all Revolving Credit Loans and L/C Obligations then outstanding, the maximum aggregate principal amount does not exceed the Available Revolving Credit Commitment (after giving effect to any repayments or prepayments and any other borrowings of Loans on such Borrowing Date). The Available Revolving Credit Commitment may be utilized by the Borrower to obtain Letters of Credit in accordance with Section 2.07.

                  (b) In order to borrow Revolving Credit Loans, the Borrower shall give a Revolving Credit Request to the Administrative Agent, by telephone or telecopy or in writing, not later than 11:00 A.M. (if by telephone, to be so confirmed in substantially the form of Exhibit 2.01(b) not later than 2:00 P.M. on the same day), (i) on the Borrowing Date for ABR Loans and (ii) on the third Business Day before the Borrowing Date for Eurodollar Loans. Upon receipt, the Administrative Agent forthwith shall give notice to each Revolving Credit Lender of the substance of the Revolving Credit Request. Not later than 2:00 P.M. on the Borrowing Date, each Revolving Credit Lender shall make available to the Administrative Agent such Revolving Credit Lender's Pro Rata Share of the requested Loans in funds immediately available at the Administrative Agent's office specified pursuant to Section 13.08(a). Subject to satisfaction, or waiver by all of the Revolving Credit Lenders, of each of the applicable conditions precedent contained in Article VII, on the Borrowing Date the Administrative Agent shall make available, in like funds, to the Borrower the amounts received by the Administrative Agent from the Revolving Credit Lenders.

                  Section 2.02 Term Loan A Loans; Borrowing Procedure. (a) Until the Term Loan A Commitment Termination Date, subject to the terms and conditions of this Agreement, each of the Term Loan A Lenders, severally and not jointly with the other Term Loan A Lenders, agrees to make Term Loan A Loans to the Borrower in an aggregate principal amount not to exceed such Term Loan A Lender's Term Loan A Commitment.

                  (b) In order to borrow Term Loan A Loans, the Borrower shall give a Term Loan A Loan Request to the Administrative Agent, by telephone or telecopy or in writing, not later than 11:00 A.M. (if by telephone, to be so confirmed in substantially the form of Exhibit 2.02(b) not later than 2:00 P.M. on the same day), (i) on the Borrowing Date for ABR Loans and (ii) on the third Business Day before the Borrowing Date for Eurodollar Loans. Upon receipt, the Administrative Agent forthwith shall give notice to each Term Loan A Lender of the substance of the Term Loan A Loan Request. Not later than 2:00 P.M. on the Borrowing Date, each Term Loan A Lender shall make available to the Administrative Agent such Term Loan A Lender's Pro Rata Share of the requested Loans in funds immediately available at the Administrative Agent's office specified pursuant to Section 13.08(a). Subject to satisfaction, or waiver by all of the Term Loan A Lenders, of each of the applicable conditions precedent contained in Article VII, on the Borrowing Date the Administrative Agent shall make available, in like funds, to the Borrower the amounts received by the Administrative Agent from the Term Loan A Lenders.

                  Section 2.03      Term Loan B Loans; Borrowing Procedure.

                  (a) Until the Term Loan B Commitment Termination Date, subject to the terms and conditions of this Agreement, each of the Term Loan B Lenders, severally and not jointly with the other Term Loan B Lenders, agrees to make Term Loan B Loans to the Borrower in an amount not to exceed such Term Loan B Lender's Term Loan B Commitment.

                  (b) In order to borrow Term Loan B Loans, the Borrower shall give a Term Loan B Loan Request to the Administrative Agent, by telephone or telecopy or in writing, not later than 11:00 A.M. (if by telephone, to be so confirmed in substantially the form of Exhibit 2.03(b) not later than 2:00 P.M. on the same day), (i) on the Borrowing Date for ABR Loans and (ii) on the third Business Day before the Borrowing Date for Eurodollar Loans. Upon receipt, the Administrative Agent forthwith shall give notice to each Term Loan B Lender of the substance of the Term Loan B Loan Request. Not later than 2:00 P.M., on the Borrowing Date, each Term Loan B Lender shall make available to the Administrative Agent such Term Loan B Lender's Pro Rata Share of the requested Loans in funds immediately available at the Administrative Agent's office specified pursuant to Section 13.08(a). Subject to satisfaction, or waiver by all of the Lenders, of each of the applicable conditions precedent contained in
Article VII, on the Borrowing Date the Administrative Agent shall make available, in like funds, to the Borrower the amounts received by the Administrative Agent from the Term Loan B Lenders.

                  Section 2.04      Termination and Reduction of Commitments.

                  (a) Revolving Credit Commitments. The Borrower may terminate the Total Revolving Credit Commitment, or reduce the amount thereof, by (i) giving written notice to the Administrative Agent, not later than 5:00 P.M., on the third Business Day prior to the date of termination or reduction and (ii) paying the amount of the Commitment Fee and Letter of Credit Fees accrued through such date of termination or reduction.

The Total Revolving Credit Commitment shall be reduced according to the schedule set forth in the following table:

                                            Total Revolving Credit
     On                                     Commitment shall be no more than:
     --                                     ---------------------------------

     December 31, 2004                                $ 255,000,000
     December 31, 2005                                $ 165,000,000
     December 31, 2006                                $ 30,000,000
     March 31, 2007                                        $ 0

                  Reductions of the Total Revolving Credit Commitment shall be in the amount of $5.0 million or in integral multiples of $100,000 in excess thereof (or, if the amount of the Available Revolving Credit Commitment is less than $5.0 million, then all of such lesser amount), but shall not exceed the Available Revolving Credit Commitment in effect immediately before giving effect to such reduction. Any termination, and all reductions, of the Total Revolving Credit Commitment shall be permanent.

                  (b) Term Loan A Commitments; Borrower Reduction. The Borrower may terminate the Total Term Loan A Commitment, or reduce the amount thereof, by
(i) giving written notice to the Administrative Agent not later than 5:00 P.M. on the third Business Day prior to the date of such termination or reduction and
(ii) paying the amount of the Commitment Fee accrued through such date of termination or reduction. Reductions of the Total Term Loan A Commitment shall be in the amount of $5.0 million or in integral multiples of $100,000 in excess thereof (or, if the outstanding aggregate amount of Loans is less than $5.0 million, then all of such lesser amount) but shall not exceed the Total Term Loan A Commitment in effect immediately before giving affect to such reduction. Any termination, and all reductions, of the Total Term Loan A Commitment shall be permanent.

                  (c) Term Loan A Commitments; Mandatory Borrowing Request; Commitment Termination. On the Effective Date hereof, Borrower shall give a Term Loan A Loan Request to the Administrative Agent in an aggregate principal amount of not less than $300,000,000. The Term Loan A Commitment terminates on the Term Loan A Commitment Termination Date.

                  (d) Term Loan B Commitments; Mandatory Borrowing Request; Commitment Termination. On the Effective Date hereof, Borrower shall give a single Term Loan B Loan Request to the Administrative Agent totaling an aggregate principal amount of exactly $475,000,000. The Term Loan B Commitment terminates on the Term Loan B Commitment Termination Date.

                  Section 2.05     Repayment.

                  (a) Revolving Credit Loans. The outstanding principal of the Revolving Credit Loans shall be repaid, together with all accrued and unpaid interest thereon, on the Revolving Credit Commitment Termination Date.

                  (b) Term Loan A Loans. The outstanding principal of the Term Loan A Loans shall be repaid in installments payable on the last day of each calendar quarter, commencing on March 31, 2004 and ending on March 31, 2007 as set forth in the following table:

     Date                           Quarterly Installment Payment Percentage
     ----                           ----------------------------------------

     March 31, 2004                                3.75%
     June 30, 2004                                 3.75%
     September 30, 2004                            3.75%
     December 31, 2004                             3.75%
     March 31, 2005                                7.50%
     June 30, 2005                                 7.50%
     September 30, 2005                            7.50%
     December 31, 2005                             7.50%
     March 31, 2006                               11.25%
     June 30, 2006                                11.25%
     September 30, 2006                           11.25%
     December 31, 2006                            11.25%
     March 31, 2007                Balance of outstanding Term Loan A Loans

(each of the foregoing dates, a "Term Loan A Scheduled Installment Date").

On each Term Loan A Scheduled Installment Date, the quarterly installment payment shall equal the product of the respective quarterly installment payment percentage multiplied by the aggregate amount of outstanding Term Loan A Loans as of the Term Loan A Commitment Termination Date.

                  (c) Term Loan B Loans. The outstanding principal of the Term Loan B Loans shall be repaid in installments payable on the last day of each calendar quarter commencing on March 31, 2004 and ending on September 30, 2007 as set forth in the following table:

     Date                              Quarterly Installment Payment
     ----                             -----------------------------

     March  31, 2004                        $      1,187,500
     June 30, 2004                          $      1,187,500
     September 30, 2004                     $      1,187,500
     December 31, 2004                      $      1,187,500
     March 31, 2005                         $      1,187,500
     June 30, 2005                          $      1,187,500
     September 30, 2005                     $      1,187,500
     December 31, 2005                      $      1,187,500
     March 31, 2006                         $      1,187,500
     June 30, 2006                          $      1,187,500
     September 30, 2006                     $      1,187,500
     December 31, 2006                      $      1,187,500
     March 31, 2007                         $    153,583,333
     June 30, 2007                          $    153,583,333
     September 30, 2007          Balance of outstanding Term Loan B Loans

(each of the foregoing dates, a "Term Loan B Scheduled Installment Date").

                  Section 2.06     Prepayment.
                                   ----------

                  (a) Voluntary Prepayment - Revolving Credit Loans. The Borrower may prepay Revolving Credit Loans bearing interest on the same basis and having the same Interest Periods, if any, by giving notice to the Administrative Agent, by telephone, telecopy or in writing not later than 12:00 P.M. (noon) (if by telephone, to be so confirmed not later than 2:00 P.M.) on the third Business Day, in the case of Eurodollar Revolving Loans, or on the Business Day in the case of ABR Revolving Loans, preceding the proposed date of prepayment. Each such prepayment shall be in an aggregate principal amount of $5.0 million or in integral multiples of $100,000 in excess thereof (or, if the aggregate amount of outstanding Revolving Credit Loans is less than $5.0 million, then all of such lesser amount) together with accrued interest on the principal being prepaid to the date of prepayment and, in the case of Eurodollar Revolving Loans, the amounts required by Section 4.03. Subject to the terms and conditions of this Agreement, prepaid Revolving Credit Loans may be reborrowed.

                  (b) Voluntary Prepayment - Term Loans. The Borrower may prepay the Term Loans bearing interest on the same basis and having the same Interest Periods, if any, by giving notice to the Administrative Agent, by telephone or telecopy or in writing, not later than 12:00 P.M. (noon) (if by telephone, to be so confirmed not later than 2:00 P.M.) on the third Business Day, in the case of Eurodollar Term Loans, or on the Business Day in the case of ABR Term Loans, preceding the proposed date of prepayment. Each such prepayment shall be in an aggregate principal amount of $5.0 million or in integral multiples of $100,000 in excess thereof (or, if the aggregate amount of outstanding Term Loans is less than $5.0 million, then all of such lesser amount), together with accrued interest on the principal being prepaid to the date of prepayment and, in the case of Eurodollar Term Loans that are prepaid other than on the last day of an Interest Period therefor, the amounts required by Section 4.03. From the Effective Date and to but not including the third anniversary of the Effective Date, each voluntary partial prepayment shall be applied to the Term Loan A Loans or the Term Loan B Loans at the Borrower's direction. On and after the third anniversary of the Effective Date each partial prepayment shall be applied
(i) ratably to the Term Loan A Loans and Term Loan B Loans and (ii) ratably to the scheduled installments of principal of the Term Loan A Loans and Term Loan B Loans, in each case in accordance with the respective principal amounts thereof. Prepaid Term Loans may not be reborrowed.

                  (c) Mandatory Prepayments. (i) The Borrower shall prepay Revolving Credit Loans, if necessary, so that the aggregate amount of Revolving Credit Loans and L/C Obligations at any time outstanding shall not exceed the Total Revolving Credit Commitment then in effect.

                  (ii) If any event described in Section 8.01(o) results in net proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Borrower shall within twelve (12) months thereafter apply such net proceeds to the prepayment of the Facilities, unless within such twelve (12) month period the Loan Parties utilize such net proceeds to acquire Telecommunications Assets, provided that (A) if such Telecommunications Assets consist of Capital Stock of any Person engaged primarily in the Telecommunications Business, such Person shall be a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary and (B) such net proceeds shall not be used to acquire Telecommunications Assets if an Event of Default shall have occurred and be continuing.

                  (iii) If the Loan Parties sell, transfer, lease or otherwise dispose of assets or properties not in the ordinary course of business in a sale permitted hereunder for Net Available Cash other than Unrestricted Proceeds in excess of $20.0 million in one or more transactions in a fiscal year, the Borrower within twelve (12) months thereafter shall apply such Net Available Cash to the prepayment of the Facilities, unless within such twelve (12) month period the Loan Parties utilize such Net Available Cash to acquire Telecommunications Assets, provided that (A) if such Telecommunications Assets consist of Capital Stock of any Person engaged primarily in the Telecommunications Business, such Person shall be a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary and (B) such Net Available Cash shall not be used to acquire Telecommunications Assets if an Event of Default shall have occurred and be continuing.

                  (iv) Prepayments under subsections (ii) and (iii) above shall
         (A) first be applied ratably to the Term Loans and ratably to the scheduled installments of principal of the Term Loans, in each case in accordance with the respective principal amounts thereof and (B) to the extent the Term Loans have been paid in full, to the Revolving Credit Loans.

                  (d) Prepayment Fee. In the event the Borrower prepays the Term Loan B Loan, the Borrower shall pay, for the account of the Term Loan B Lenders, a prepayment fee equal to (i) 3% of the principal amount prepaid if prepayment occurs between the Effective Date and the first anniversary of the Effective Date, (ii) 2% of the principal amount prepaid if prepayment occurs between the first anniversary of the Effective Date and the second anniversary of the Effective Date, and (iii) 1% of the principal amount prepaid if prepayment occurs between the second anniversary of the Effective Date and the third anniversary of the Effective Date. Prepayments of the Term Loan B Loan made after the third anniversary of the Effective Date are not subject to this prepayment fee.

                  Section 2.07     Letters of Credit.

                  (a) Letters of Credit. Prior to the Revolving Credit Commitment Termination Date, and subject to the terms and conditions of this Agreement, from time to time, the Borrower may request that the L/C Issuer issue under this Agreement, and the L/C Issuer shall upon such request of the Borrower and upon the satisfaction or waiver of each of the conditions contained in
Article VII applicable thereto, issue for the account of the Borrower, one or more letters of credit (each, a "Letter of Credit") in the L/C Issuer's then-customary form; provided, that the L/C Issuer shall not issue any Letter of
Credit: (i) if, after giving effect to such issuance, the sum of the aggregate amount of the L/C Obligations of all the Revolving Credit Lenders then outstanding and the aggregate amount of Revolving Credit Loans of all the Revolving Credit Lenders then outstanding would exceed the Total Revolving Credit Commitment then in effect; (ii) having a stated amount of less than $10,000; (iii) having an expiration date later than the Business Day four Business Days prior to the Revolving Credit Commitment Termination Date; or
(iv) if, after giving effect to such issuance, the aggregate amount of L/C Obligations of all the Revolving Credit Lenders then outstanding would exceed $75.0 million.

                  (b) Procedure for Obtaining Letter of Credit. The Borrower may request that the L/C Issuer issue a Letter of Credit pursuant to Section 2.07(a) by giving a L/C Request to the Administrative Agent in writing substantially in the form of not later than 12:00 P.M. (noon) on the fourth Business Day prior to the proposed date of issuance of the Letter of Credit. Upon receipt of any L/C Request, the Administrative Agent shall forthwith give notice to each Revolving Credit Lender of the substance thereof. On the date specified by the Borrower in such notice and upon fulfillment of the applicable conditions set forth in this
Section 2.07 and Article VII or the waiver thereof by the Revolving Credit Lenders, the L/C Issuer will issue such Letter of Credit in the form specified in such L/C Request.

                  (c) Participation by Revolving Credit Lenders. Immediately upon the issuance of a Letter of Credit, each Revolving Credit Lender other than the L/C Issuer shall be deemed to, and hereby agrees to, have irrevocably and unconditionally purchased from the L/C Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Revolving Credit Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

                  (d) Drawings and Reimbursement. (i) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, the L/C Issuer shall notify the Borrower and the Administrative Agent as promptly as practicable following receipt of such request, and the Borrower shall reimburse the L/C Issuer on or prior to the third Business Day after the day on which such drawing is honored in an amount in immediately available funds equal to the amount of such drawing.

                  (ii) If the Borrower shall fail to reimburse the L/C Issuer in an amount equal to the amount of any drawing honored by the L/C Issuer under a Letter of Credit, then the L/C Issuer shall promptly notify each Revolving Credit Lender of the unreimbursed amount of such drawing and of such Revolving Credit Lender's respective participation therein. Not later than 2:00 P.M. on the Business Day after the date notified by the L/C Issuer or if the Revolving Credit Lenders are notified by the L/C Issuer prior to 11:00 A.M. on the date so notified, each Revolving Credit Lender shall make available to the L/C Issuer in immediately available funds at the aforementioned office of the L/C Issuer in The City of New York an amount equal to its respective participation. For so long as any Revolving Credit Lender fails so to fund its participation in any such Letter of Credit, the amount of such participation shall be deemed, for purposes of determining the Required Lenders, to be subtracted from such Revolving Credit Lender's L/C Obligations and added to the L/C Issuer's L/C Obligations. In the event that any Revolving Credit Lender fails to make available to the L/C Issuer on such Business Day the amount of such Revolving Credit Lender's participation in such Letter of Credit as provided in this
         Section 2.07(d), the L/C Issuer shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon at a rate per annum equal to (A) from (and including) such Business Day to (and including) the third Business Day thereafter, the Federal Funds Rate, and (B) from (but excluding) such third Business Day, the sum of 2% and the Federal Funds Rate. The L/C Issuer shall distribute to each Revolving Credit Lender that has paid all amounts payable by it under this Section 2.07 with respect to any Letter of Credit such Lender's Pro Rata Share of all payments received by the L/C Issuer from the Borrower in reimbursement of drawings honored by the L/C Issuer under such Letter of Credit when such payments are received.

                   (iii) The obligation of the Borrower to reimburse the L/C Issuer for drawings made under the Letters of Credit and the obligations of the Revolving Credit Lenders under Section 2.07(d)(ii) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Credit Documents under all circumstances, including the following circumstances:

                        (A) any lack of validity or enforceability of any Letter of Credit;

                        (B) the existence of any claim, set-off, defense or
                  other right which the Borrower or any Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the L/C Issuer, any Revolving Credit Lender or any other Person, whether in connection with any Credit Document, any transaction contemplated thereby or any unrelated transaction;

                        (C) any draft, demand, certificate or any other document
                  presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (D) payment by the L/C Issuer under any Letter of Credit
                  against presentation of a demand, draft or certificate or other document that does not comply with the terms of the Credit Documents;

                        (E) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                        (F) the fact that a Default or Event of Default shall
                  have occurred.

                  (e) Security Deposit. If a Default or Event of Default shall have occurred and be continuing, the Administrative Agent may deposit funds in an interest-bearing account as agreed to between the Administrative Agent, the L/C Issuer and the Borrower to secure payment to the beneficiary of any outstanding Letter of Credit. Any funds so deposited shall be paid to the beneficiary of such Letter of Credit if all conditions to such payment are satisfied or returned to the L/C Issuer for distribution to the Revolving Credit Lenders (or, if all obligations under this Agreement shall have been indefeasibly paid in full, to the Borrower), if no payment to the beneficiary has been made and the final date available for drawings under such Letter of Credit has passed. Each payment or deposit of funds by the L/C Issuer as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the L/C Issuer under the related Letter of Credit.

                                  ARTICLE III.

                                Interest and Fees

                  Section 3.01 Interest Rate Determination; Conversion. (a) Except to the extent that the Borrower shall request, in a Borrowing Request or in a Conversion Request, that Revolving Credit Loans (or portions thereof) bear interest as Eurodollar Loans, Revolving Credit Loans shall bear interest as ABR Loans.

                  (b) The Borrower may request, by giving a Conversion Request to the Administrative Agent, by telephone, telecopy or in writing not later than 12:00 P.M. (noon) (if not in writing, to be so confirmed in substantially the form of Exhibit 3.01(b) not later than 2:00 P.M.), on the third Business Day prior to the requested Conversion Date, that all or portions of the outstanding Loans, in the aggregate principal amount of $5.0 million or in integral multiples of $1.0 million in excess thereof (or, if the aggregate principal amount of outstanding Loans is less than $5.0 million, then all such lesser amount), bear interest from and after the Conversion Date as either ABR Loans or Eurodollar Loans; provided, however, that during the continuance of any Default or Event of Default that shall have occurred, no Loan (or portion thereof) may be converted into Eurodollar Loans. Upon receipt, the Administrative Agent forthwith shall give notice to each Lender of the substance of each Conversion Request. Upon payment by the Borrower of the amounts, if any, required by

Section 4.03, on the Conversion Date the Loans or portions thereof as to which the Conversion Request was made shall commence to accrue interest in the manner selected by the Borrower therein.

                  Section 3.02 Interest on ABR Loans. Each ABR Loan shall bear interest from the date made until the date repaid, or if converted into a Eurodollar Loan to (but excluding) the first day of any relevant Interest Period, as the case may be, payable in arrears on the last day of each calendar quarter of each year, commencing with the first such date after the Effective Date, and on the date such Loan is repaid, at a rate per annum equal to the sum of (a) the Alternate Base Rate in effect from time to time, and (b) the Applicable Margin in effect from time to time.

                  Section 3.03 Interest on Eurodollar Loans. (a) Each Eurodollar Loan shall bear interest from the date made until the date repaid or converted to an ABR Loan, payable in arrears, with respect to Interest Periods of three months or less, on the last day of such Interest Period, and with respect to Interest Periods longer than three months, on the day which is three months after the commencement of such Interest Period and on the last day of such Interest Period, at a rate per annum equal to the sum of (i) the Applicable Margin as of the first day of the Interest Period, in the case of Eurodollar Revolving Loans or Eurodollar Term Loans and (ii) LIBOR.

                  (b) Each Eurodollar Loan shall become an ABR Loan at the end of the Interest Period therefor unless (i) there shall not have occurred and be continuing a Default or Event of Default or (ii) not later than the third Business Day prior to the last day of such Interest Period, the Borrower shall have delivered to the Administrative Agent (x) an irrevocable written election of the subsequent Interest Period therefor, in which case such Eurodollar Revolving Loan shall remain outstanding as a Eurodollar Loan, or (y) a Conversion Request with respect thereto, in which case such Eurodollar Revolving Loan shall be converted in accordance with Section 3.01(b).

                  (c) If, during any period, a Lender shall be required to maintain reserves against "eurocurrency liabilities" in accordance with Federal Reserve Board Regulation D (or any successor regulation), the Borrower shall pay additional interest during such period on each outstanding Eurodollar Loan of such Lender (contemporaneously with each interest payment due thereon commencing with the first such payment due at least two Business Days after receipt of the notice referred to in the next sentence) at a rate per annum up to but not exceeding the marginal rate determined by the following formula:

                  LIBOR
     ----------------------------------
                                          --      LIBOR.
      1 - Eurodollar Reserve Percentage

Each Lender shall promptly notify the Borrower, with a copy to the Administrative Agent, upon becoming aware that the Borrower may be required to make a payment of additional interest to such Lender. When requesting payment pursuant to this Section 3.03(c), a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate, signed by an officer of such Lender setting forth, in reasonable detail, the basis of such claim, the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. Absent manifest error, such certificate shall be binding as to the amounts of additional interest owing in respect of such Lender's Eurodollar Loans. Any Lender that gives notice under this Section 3.03(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) whenever such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease.

                  Section 3.04 Interest on Overdue Amounts and During Any Event of Default. Anything herein to the contrary notwithstanding, (a) during the continuance of an Event of Default under Sections 9.01(a) or 9.01(b), all overdue amounts hereunder (including principal, interest and fees), and (b) upon any other Event of Default with the consent of the Required Lenders, each Loan shall bear interest, payable on demand, at a rate per annum equal to the sum of
(i) 2% and (ii) the rate then applicable, in the case of Eurodollar Loans, until the end of the current Interest Period therefor, and thereafter the rate of interest applicable to ABR Loans, changing as and when such rate shall change.

                  Section 3.05 Day Counts. Interest on ABR Loans shall be calculated on the basis of (a) a 365- or, if applicable, a 366-day year for the actual number of days elapsed for so long as interest is determined pursuant to clause (1) of the definition of "Alternate Base Rate" and (b) a 360-day year for the actual number of days elapsed otherwise. Interest on all other Loans, and all fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

                  Section 3.06 Maximum Interest Rate. (a) Nothing in this Agreement shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section 13.01 is intended to limit the rate of interest payable for the account of any Lender to the maximum rate permitted by the laws of the State of New York (or any other applicable law) if a higher rate is permitted with respect to such Lender by supervening provisions of United States federal law.

                  (b) If the amount of interest payable for the account of any Lender on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Article III, would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall automatically be reduced to such maximum permissible amount.

                  (c) If the amount of interest payable for the account of any Lender in respect of any interest computation period is reduced pursuant to
Section 3.06(b) and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the maximum amount permitted by law to be charged by such Lender, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this Section 3.06(c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to Section 3.06(b).

                  Section 3.07     Fees.

                  (a) The Commitment Fee. The Borrower agrees to pay to the Administrative Agent, for the respective accounts of the Lenders, on the last day of each calendar quarter of each year, commencing with the first such day after the Effective Date, and on the Revolving Credit Commitment Termination Date (or other date on which the Commitment shall terminate), a fee (the "Commitment Fee") computed by applying (i) the applicable Commitment Fee percentage per annum set forth below (such applicable Commitment Fee being based on the fraction of the Total Commitment that is undrawn) to (ii) the average portion of the Total Commitment undrawn during the calendar quarter:

                                    Average Portion of
      Commitment Fee               Total Commitment Undrawn
      --------------               ------------------------
          1.25%                             >=2/3
          1.00%                        >=1/3>2/3
          0.75%                             <1/3

                  (b) Letter of Credit Fees. In lieu of any letter of credit commissions or fees provided for in any letter of credit application (other than documentary and processing charges referred to in clause (iv) below), the Borrower agrees to pay to the L/C Issuer in funds immediately available at the office of the L/C Issuer specified in Section 13.07(a) the following fees and other amounts with respect to each outstanding Letter of Credit (collectively, the "Letter of Credit Fees"):

                  (i) an administrative fee equal to 0.10% per annum on the daily amount stated to be available from time to time for drawing under such Letter of Credit from (and including) the date of issuance until (but excluding) the expiration date of such Letter of Credit, payable to the L/C Issuer in arrears on the last day of each calendar quarter, commencing on the first such date after the Borrowing Date, and on such expiration date;

                  (ii) a letter of credit fee, at a rate per annum equal to the Applicable Margin from time to time in effect for Eurodollar Revolving Loans, on the daily amount stated to be available from time to time for drawing under such Letter of Credit from (and including) the date of issuance until (but excluding) the expiration date of such Letter of Credit payable to the L/C Issuer for the account of the Revolving Credit Lenders in arrears on the last day of each calendar quarter, commencing on the first such date after the Borrowing Date, and on such expiration date;

                  (iii) with respect to drawings made thereunder, interest, payable on demand to the L/C Issuer (if applicable, for the benefit of the Lenders that have funded a participation therein pursuant to
         Section 2.07(d)), on the amount paid by the L/C Issuer in respect of each such drawing from (and including) the date of the drawing to (but excluding) the date such amount is reimbursed by the Borrower, at a rate per annum equal to (A) from (and including) the date of such drawing to (and including) the third Business Day after the date of such drawing, the rate of interest then applicable to ABR Revolving Loans, changing as and when said rate shall change, and (B) from (but excluding) the third Business Day after the date of such drawing, the sum of (x) 2% and (y) the rate specified in clause (A); and

                  (iv) with respect to the issuance, amendment or transfer of such Letter of Credit and each drawing made thereunder, customary documentary and processing charges payable to the L/C Issuer in accordance with the L/C Issuer's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

Promptly upon receipt by the L/C Issuer of any amount described in clause (ii) or (iii) of this Sec tion 3.07(b), the L/C Issuer shall distribute to each Revolving Credit Lender that has paid all amounts payable by it under Section 2.07(d) such Revolving Credit Lender's ratable share of such amount. Amounts payable under clauses (i) and (iv) of this Section 3.07(b) shall be retained by the L/C Issuer.


                                   ARTICLE IV.

                            Disbursement and Payment

                  Section 4.01 Disbursement. (a) Each Loan shall be made by the relevant Lender from such Lender's branch or Affiliate identified as its Applicable Lending Office.

                  (b) The failure of any Lender to make any Loan to be made by it on the Borrowing Date therefor shall not relieve any other Lender of its obligation to make its Loan or Loans on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

                  (c) The Administrative Agent may, but shall not be required to, advance on behalf of any Lender the amount of such Lender's Loans to be made on a Borrowing Date, unless such Lender shall have notified the Administrative Agent prior to such Borrowing Date that it does not intend to make such Loans on such date. If the Administrative Agent makes any such advance, the Administrative Agent shall be entitled to recover the amount so advanced on demand from the Lender on whose behalf such advance was made and, if such Lender does not pay the Administrative Agent the amount of such advance on demand, the Borrower agrees promptly to repay such amount to the Administrative Agent. Until such amount is repaid to the Administrative Agent by such Lender or the Borrower, such advance shall be deemed for all purposes to be a Loan made on such Borrowing Date by the Administrative Agent. The Administrative Agent shall be entitled to recover from the Lender or the Borrower, as the case may be, interest on the amount advanced by it for each day from the Borrowing Date therefor until repaid to the Administrative Agent, at a rate per annum equal to the Federal Funds Rate until the third Business Day after the date of the advance and, thereafter, at the rate per annum equal to the relevant rate on Loans made on the relevant Borrowing Date.

                  Section 4.02 Method and Time of Payments; Sharing among Lenders. (a) All funds received by the Administrative Agent for the account of the Lenders in respect of payments made by the Borrower under, or from any other Person on account of, any Credit Document shall be distributed promptly by the

Administrative Agent among the Lenders, in like funds as received, ratably in proportion to their respective interests therein. Each payment of the Commitment Fee and each reduction of Revolving Credit Commitments or Term Loan Commitments shall be apportioned among the Revolving Credit Lenders, Term Loan A Lenders and Term Loan B Lenders, as the case may be, in proportion to each such Lender's Pro Rata Share.

                  (b) All payments by the Borrower hereunder shall be made without set-off or counterclaim to the Administrative Agent, for its account or for the account of the Lender or Lenders entitled thereto, as the case may be, in dollars and in immediately available funds at the office of the Administrative Agent theretofore designated in writing to the Borrower not later than 11:00 A.M., on the date when due or, in the case of payments pursuant to Sections 2.04, 4.03, 4.04, 4.06 or payments otherwise specified as payable upon demand, forthwith upon written demand therefor.

                  (c) Whenever any payment from the Borrower shall be due on a day that is not a Business Day, the date of payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment from the Borrower is due that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, cause to be distributed to each Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (e) If any Lender shall receive from the Borrower or any other Person any amount owing under any Credit Document (whether received pursuant to the exercise of any right of set-off, banker's lien, realization upon any security held for or appropriated to such obligation or otherwise) other than in proportion to such Lender's ratable share thereof, then such Lender shall purchase from each other Lender a participating interest in so much of the other Lenders' Loans as shall be necessary in order that each Lender shall share such payment with each of the other Lenders in proportion to each Lender's ratable share; provided that nothing herein contained shall obligate any Lender to apply any set-off or banker's lien or collateral security permitted hereby first to the obligations of the Borrower hereunder if the Borrower is obligated to such Lender pursuant to other loans or notes. If any purchasing Lender shall be required to return any excess payment received by it, such participation shall be rescinded and the purchase price restored to the extent of such return, but without interest.

                  Section 4.03 Compensation for Losses. (a) If (i) the Borrower prepays Loans, or a Conversion Date occurs (other than pursuant to Section 4.05), other than on the last day of the relevant Interest Period, (ii) the

Borrower revokes any Borrowing Request, (iii) Loans (or portions thereof) are converted into ABR Loans pursuant to Section 4.05 or (iv) Loans (or portions thereof) shall become or be declared to be due prior to the scheduled maturity thereof, then the Borrower shall pay to each Lender an amount that will compensate such Lender for any loss (other than lost profit) or premium or penalty Incurred by such Lender as a result of such prepayment, conversion, declaration or revocation in respect of funds obtained for the purpose of making or maintaining such Lender's Loans, or any portion thereof.

                  (b) If requested by the Borrower, in connection with a payment due pursuant to this Section 4.03, a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth in reasonable detail the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. In the absence of manifest error, such certificate shall be prima facie evidence as to the amount required to be paid.

                  Section 4.04     Withholding and Additional Costs.

                  (a) Withholding. (i) All payments under this Agreement and under the Notes (including payments of principal and interest) shall be payable to each Lender free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings and similar charges other than Excluded Taxes (collectively, "Taxes"). If any Taxes are required to be withheld or deducted from any amount payable under this Agreement, then the amount payable under this Agreement shall be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to such Lender the amount stated to be payable under this Agreement. The Borrower shall also hold each Lender harmless and indemnify it against any transfer taxes, documentary taxes, stamp or other taxes, assessments or charges made by any Governmental Authority with respect to the preparation, execution, delivery, recording, performance or enforcement of the Credit Documents (all of which shall be included within "Taxes"). If any of the Taxes specified in this
         Section 4.04(a) are paid by any Lender, the Borrower shall, upon written demand of such Lender, promptly reimburse such Lender for such payments, together with any interest and penalties, incurred in connection therewith. The Borrower shall deliver to the Administrative Agent certificates or other valid vouchers (or copies thereof) for all Taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder. Notwithstanding the foregoing, the Borrower shall be entitled, to the extent required to do so by law, to deduct or withhold (and shall not be required to make payments as otherwise required by this Section 4.04(a) on account of such deductions or withholdings) (i) Excluded Taxes and (ii) income or other similar taxes imposed by the United States of America on interest, fees or other amounts payable hereunder for the account of any Lender (other than a Lender (A) that is not a U.S. Person for United States federal income tax purposes and (B) that has the Prescribed Forms on file with the Borrower); provided that, if the Borrower shall so deduct or withhold any such taxes, the Borrower shall provide a statement to the Administrative Agent and such Lender, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender may reasonably request for assisting such Lender to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender is subject to tax.

                  (ii) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or W-8BEN or 4224 or W-8ECI (or any successor form or forms), certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income or other similar taxes ("Prescribed Forms") and upon such certification by such Lender, no withholding or backup withholding of any U.S. federal income or other similar taxes shall be made to the extent deduction or withholding of such taxes is not required as a result of such filing of such Prescribed Forms. Each Lender that so delivers such Prescribed Forms further undertakes to deliver to the Borrower and the Administrative Agent two additional copies of such Prescribed Forms on or before the date that such Prescribed Forms expire or become obsolete or after the occurrence of any event requiring a change in the most recent Prescribed Forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income or other similar taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such Prescribed Forms inapplicable or which would prevent such Lender from duly completing and delivering Prescribed Forms with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income or other similar tax. If any Lender that is not incorporated under the laws of the United States of America or a state thereof fails to comply with the provisions of this Section (other than a failure resulting from any such change in law after the Effective Date), the Borrower and/or the Administrative Agent may, as required by law, deduct and withhold United States federal income or other similar tax payments from payments to such Lender under this Agreement (and shall not be required to make payments as otherwise required by this Section 4.04(a) on account of such deductions or withholding.)

                  (iii) In the event that an additional payment is required to be made under Section 4.04(a) for the account of the Administrative Agent or any Lender, the Administrative Agent and such Lender shall undertake best efforts (consistent with any applicable law) to fulfill any reporting, registration or similar requirements prescribed by the relevant authority imposing any withholding or deduction on the amounts payable by the Borrower under this Agreement or under the notes as a prerequisite to a reduction or elimination of such withholding or deduction.

                  (iv) In the event that an additional payment is made under this Section 4.04(a) for the account of the Administrative Agent or any Lender and the Administrative Agent or such Lender has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, the Administrative Agent or such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount (net of any administrative costs relating to the receipt and calculation of each credit) as the Administrative Agent or such Lender shall have determined to be attributable to such deduction or withholding and which will leave the Administrative Agent or such Lender (after such payment) in no worse position than it would have been in if the Borrower had not been required to make such deduction or withholding.

                  (b)   Additional Costs.  Subject to Sections 4.04(c) and (d):

                  (i) Without duplication of any amounts payable described in
         Section 3.03(c), 4.03 or 4.04(a) or 4.04(b)(ii), if after the date hereof any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof or the enactment of any law or regulation shall either (1) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Lender's Commitment or Loans or (2) impose on any Lender (or such Lender's Applicable Lending Office) any other condition regarding this Agreement, its Commitment or the Loans and the result of any event referred to in clause (1) or (2) shall be to increase the cost to such Lender (or such Lender's Applicable Lending Office) of maintaining its Commitment or any Eurodollar Loans made by such Lender (which increase in cost shall be calculated in accordance with such Lender's reasonable averaging and attribution methods), excluding for purposes of this Section 4.04(b) any such increased costs resulting from (i) Taxes (as to which Section 4.04(a) shall govern) and (ii) changes in the basis of taxation of Excluded Taxes, by an amount which such Lender deems to be material, then, upon demand by such Lender, the Borrower shall pay to such Lender an amount equal to such increase in cost; and

                  (ii) Without duplication of any amounts payable described in
         Section 3.03(c), 4.03, 4.04(a) or 4.04(b)(i), if any Lender shall have determined that after the date hereof the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein after the date hereof, or any change after the date hereof in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Lender (or such Lender's Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued after the date hereof, has or would have the effect of reducing the rate of return on capital for such Lender (or such Lender's Applicable Lending Office) or any corporation controlling such Lender as a consequence of its obligations under this Agreement to a level below that which such Lender (or such Lender's Applicable Lending Office) or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's (or such Lender's Applicable Lending Office) or such corporation's policies with respect to capital adequacy), then from time to time, upon demand by such Lender, then the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or such Lender's Applicable Lending Office) or such corporation for such reduction.

                  (c) Lending Office Designations. Before making any demand for payment pursuant to this Section 4.04, each Lender shall (i) if possible, designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender and (ii) take such other action reasonably available to such Lender, at the Borrower's expense, if such action will avoid the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (d) Certificate, Etc. In connection with any demand for payment pursuant to this Section 4.04, a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrower to such Lender, the computations made by such Lender to determine such amount and satisfaction of the conditions set forth in the next sentence. Anything to the contrary herein notwithstanding, no Lender shall have the right to demand any payment or compensation under this Section 4.04 (i) with respect to any period more than 90 days prior to the date it has made a demand pursuant to this Section 4.04 or (ii) to the extent that such Lender determines in good faith that the interest rate or margin on the relevant Loans appropriately accounts for any increased cost or reduced rate of return. In the absence of manifest error, the certificate referred to above shall be prima facie evidence of the amount required to be paid.

                  Section 4.05 Illegality. If at any time any Lender shall determine in good faith (which determination shall be conclusive) that the making or maintenance of all or any part of such Lender's Eurodollar Loans has been made unlawful because of compliance by such Lender in good faith with any law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of such body (whether or not having the effect of law) or because dollar deposits in the amount and requested maturity of such Eurodollar Loans are not available to such Lender in the London eurodollar interbank market then the Administrative Agent, upon notice to it of such determination by such Lender, shall promptly advise the other Lenders and the Borrower thereof. Upon such date as shall be specified in such notice and until such time as the Administrative Agent, upon notice to it by such Lender, shall notify the Borrower and the other Lenders that the circumstances specified by it in such notice no longer apply, (i) notwithstanding any other provision of this Agreement, such Eurodollar Loans shall, automatically and without requirement of further notice, or any payment pursuant to Section 4.03 or 4.04, be converted to ABR Loans, (ii) the obligation of such Lender to make or continue Eurodollar Loans shall be suspended, and, if the Borrower shall request in a Borrowing Request or Conversion Request that the Lenders make Eurodollar Loans, the Loan requested so to be made by such Lender shall instead be made as an ABR Loan.

                  Section 4.06 Expenses; Indemnity. (a) The Borrower shall: (i) pay or reimburse the Administrative Agent and Collateral Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Credit Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of Sullivan & Cromwell, special counsel to the Lenders (or such other single firm as is at the time acting in such capacity for the Lenders); (ii) pay or reimburse each Lender, the Administrative Agent and the Collateral Agent for all reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any other Credit Documents, and any such other documents, including the reasonable fees and disbursements of (A) one firm of counsel in each jurisdiction and (B) if necessary, special counsel in such areas as telecommunications regulations to the Lenders, the Administrative Agent and the Collateral Agent; and (iii) pay and reimburse each Lender for any payments made by such Lender to the Administrative Agent pursuant to Section 10.06.

                  (b) Each Loan Party shall indemnify the Administrative Agent, the Collateral Agent and each of the Lenders and their respective directors, officers, employees, agents and Affiliates (for purposes of this paragraph, each, an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all claims, liabilities, damages, losses, costs, charges and expenses (including fees and expenses of counsel) incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any Credit Document or any agreement or instrument contemplated by any Credit Document, the performance by the parties thereto of their respective obligations under any Credit Document or the consummation of the transactions and the other transactions contemplated by any Credit Document,
(ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) Each Loan Party agrees to indemnify the Administrative Agent, the Collateral Agent and the L/C Issuer and their respective directors, officers, employees, agents and Affiliates (for purposes of this paragraph, each, an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all claims, liabilities, damages, losses, costs, charges and expenses (including fees and expenses of counsel) incurred by or asserted against any of them arising out of, in any way connected with, or as a result of (i) the issuance of any Letter of Credit or (ii) the failure of the L/C Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any Governmental Authority; provided that such indemnity shall not, as to any such Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(ii) are attributable to taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities or similar charges whether or not the Borrower is required to pay amounts with respect thereto under this Agreement. As between the Borrower and the L/C Issuer, the Borrower assumes all risks of the acts and omissions of, or misuse of a Letter of Credit by, a beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, no Indemnitee shall be responsible for any of the following: (A) the form, validity, sufficiency, accuracy, genuineness or legal effects of any documents submitted by any party in connection with the request and application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason whatsoever; (C) any failure of a beneficiary of any Letter of Credit to comply with any condition of drawing thereunder; (D) any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not in cipher; (E) any error in interpretation; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) any misapplication by a beneficiary of any Letter of Credit of the proceeds of any drawing thereunder; or (H) any consequences arising from or related to events or circumstances beyond the control of the L/C Issuer, including any act or omission, whether rightful or wrongful, of any Governmental Authority. In furtherance and not in limitation of the specific provisions herein set forth, any action taken or omitted by the L/C Issuer under or in connection with any Letter of Credit or related certificates, if taken or omitted in good faith, shall not result in or give rise to any liability of any Indemnitee to the Borrower. Notwithstanding any of the foregoing, nothing in this Section 4.06(c) shall relieve the Administrative Agent, the Collateral Agent or L/C Issuer of any liability determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent, the Collateral or L/C Issuer.

                  (d) All amounts due under this Section 4.06 shall be payable promptly within 10 Business Days after a written demand therefor in immediately available funds.

                  Section 4.07 Replacement of Lenders. If no Default or Event of Default shall have occurred and be continuing, and if any Lender has requested the Borrower to pay amounts pursuant to Section 4.04 or has its obligations to make Loans suspended pursuant to Section 4.05 (each an "Affected Lender"), then the Borrower may, at its sole expense and effort, upon not less than 10 Business Days' prior written notice to such Affected Lender and the Administrative Agent, require such Affected Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.03), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Affected Lender shall have received payment of any amounts owing to such Affected Lender hereunder (including, without limitation, interest, fees, compensation and additional amounts under this Article IV, in each case accrued to the effective date of such assignment and any breakage costs payable in connection therewith), whereupon (i) each assignee shall become a "Lender" for all purposes of this Agreement having a Commitment in the amount of such Affected Lender's Commitment assumed by it,
(ii) the Commitment of the Affected Lender being replaced shall be terminated upon such effective date and (iii) the Affected Lender shall cease to be a "Lender" as of such effective date.

                  Section 4.08 Survival. The provisions of Sections 4.03, 4.04 and 4.06, shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the reduction or termination of any Commitments, the invalidity or unenforceability of any term or provision of any Credit Document, or any investigation made by or on behalf of the Lenders.

                                   ARTICLE V.

                         Representations and Warranties

                  Section 5.01 Representations and Warranties. Each of the Loan Parties as to itself, and as to any Consolidated Group Member that is a Subsidiary thereof, represents and warrants to the Administrative Agent, L/C Issuer and each Lender as follows:

                  (a) Corporate Organization and Power. Such Consolidated Group Member is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization; has all necessary corporate power to own its property and to carry on its business as now being conducted; and is duly licensed or qualified to do business and, if applicable, is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified, or to be in good standing, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All of the issued and outstanding shares of Capital Stock of such Consolidated Group Member have been duly authorized and validly issued and are fully paid and nonassessable. All such shares of a Consolidated Group Member owned by another Consolidated Group Member are owned beneficially, and of record, free of any Lien, except for Liens granted pursuant to the Credit Documents and Liens in respect of the Capital Stock of Vendor Facility Obligors.

                  (b) Subsidiaries. Schedule 5.01(b) identifies each direct or indirect Subsidiary of the Parent as of the date hereof and sets forth for each Subsidiary, (i) the jurisdiction of its organization, (ii) the percentage as the case may be (or other ownership interest) of issued and outstanding shares of each class of its Capital Stock owned by such Loan Party and if such percentage is not 100% (excluding directors' qualifying shares as required by law or a similar immaterial number of shares owned by third parties to comply with local shareholder residency requirements outside the United States), (iii) a description of each class of its authorized Capital Stock and the number of shares of each class issued and outstanding and (iv) its status as a Restricted Subsidiary, Temporary Restricted Subsidiary, Principal Subsidiary, Designated Foreign Subsidiary, Vendor Financing Obligor or Unrestricted Subsidiary, as the case may be.

                  (c) Corporate Authority. Such Consolidated Group Member has all necessary corporate power and authority to execute and deliver, and to Incur and perform its obligations under, each of the Credit Documents to which it is a party, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders is required as condition to the validity or performance of, or the exercise by the Administrative Agent, L/C Issuer or the Lenders of any of their rights or remedies under, any Credit Document.

                  (d) Binding Obligation. Each of the Credit Documents (other than the Notes) to which such Consolidated Group Member is a party constitutes and, when issued in accordance with the terms hereof, each Note will constitute, the valid and legally binding obligation of such Consolidated Group Member enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (e)   Litigation; Labor Controversies.  Except as described in
         Schedule 5.01(e)-1 hereto, there are no proceedings or investigations now pending or, to the knowledge of any Responsible Officer, threatened against such Consolidated Group Member before any court or arbitrator or before or by any Governmental Authority which, individually or in the aggregate, if determined adversely to the interests of such Consolidated Group Member could reasonably be expected to have a Material Adverse Effect. Except as set forth on
         Schedule 5.01(e)-2, there are no labor controversies pending or, to the best knowledge of any Responsible Officer, threatened against such Consolidated Group Member that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (f) Governmental Approvals; No Conflicts. (i) All authorizations, consents, approvals, registrations, notices, exemptions and licenses with or from any Governmental Authority or other Person necessary for the execution, delivery and performance by such Consolidated Group Member of, and the Incurrence and performance of each of its obligations under, each of the Credit Documents to which such Consolidated Group Member is a party and the exercise by the Administrative Agent, L/C Issuer and the Lenders of their remedies under each of the Credit Documents have been effected or obtained and are in full force and effect except (A) filings necessary to perfect Liens created under the Security Documents, (B) consents from any Governmental Authority with respect to transfers of control of Telecommunications Licenses and (C) consents from any Governmental Authority or Person the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (ii) There is no statute, regulation, rule, order or judgment, and no provision of any agreement or instrument binding upon such Consolidated Group Member, or affecting its Properties, and no provision of the certificate of incorporation or by-laws (or similar constitutive instruments) of such Consolidated Group Member, that would prohibit, conflict with or in any way impair the execution or delivery of, or the Incurrence or performance of any obligations of such Consolidated Group Member under, any Credit Document (other than dollar limitations on Incurrence of Indebtedness) or result in or require the creation or imposition of any Lien on Property of such Consolidated Group Member as a consequence of the execution, delivery and performance of any Credit Document other than as otherwise provided therein.

                  (g) Financial Condition. (i) The consolidated balance sheets of the Parent as of December 31, 1998 and 1999, together with consolidated statements of income, retained earnings, paid-in capital and surplus and cash flows for the fiscal year then ended, reported upon by Grant Thornton LLP, heretofore delivered to the Administrative Agent and the Lenders, fairly present the Parent's consolidated financial condition and consolidated results of operations and transactions in capital accounts as of the dates and for the periods referred to and have been prepared in accordance with GAAP consistently applied throughout the period involved. There are no material liabilities (whether known or unknown, direct or indirect, fixed or contingent, and of any nature whatsoever) of the Consolidated Group on a consolidated basis as of the date of such balance sheet that are not reflected therein or in the notes thereto.

                  (ii) Except as provided in Schedule 5.01(g)(ii), there has been no event or circumstance that has had a Material Adverse Effect since December 31, 1999.

                  (h) Taxes. Such Consolidated Group Member has filed or caused to be filed all material tax returns that are required to be filed and paid and discharged material taxes that are shown to be due and payable on said returns or on any assessment made against it or any of its property and all other taxes, assessments or other governmental charges, imposed on it or any of its property by any Governmental Authority, except to the extent that (i) (A) such taxes, assessments and governmental charges which are being contested in good faith and by appropriate proceedings and (B) adequate reserves are being maintained (in accordance with GAAP) or (ii) any failure to file such tax returns or to pay and discharge such taxes, assessments or governmental charges could not reasonably be expected to result in a Material Adverse Effect. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent and its Subsidiaries on a consolidated basis for any taxes or other governmental charges are adequate.

                  (i) Margin Regulations; Margin Stock; Use of Proceeds. Such Consolidated Group Member is not engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. The proceeds of the Loans and Letters of Credit are to be used solely for the purposes set forth in and permitted by Section 8.02(f). The Borrower will not use the proceeds of any Loan or Letter of Credit in a manner that violates any provision of the Margin Regulations.

                  (j) Compliance with ERISA. Each member of the ERISA Group is in compliance with the applicable provisions of ERISA and the Code with respect to each Plan, except for any failure so to comply that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No member of the ERISA Group has (i) an accumulated funding deficiency under Section 412 of the Code in respect of any Pension Plan, whether or not waived, (ii) failed to make any contribution or payment to any Pension Plan, or made any amendment to any Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under Section 302(f) of ERISA or Section 401(a)(29) of the Code, (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, all of which have been paid or (iv) engaged in a transaction with respect to a Plan, which (assuming the taxable period of such transaction, within the meaning of

         Section 4975(f)(2) of the Code, to have expired as of the date hereof) has resulted or could reasonably be expected to result in such member being subject to a material tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA. As of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all benefit liabilities (as determined on the basis of the actuarial assumptions contained in the most recent actuarial valuation) did not exceed the then fair market value of the assets of any Pension Plan by more than $25.0 million, and there has been no material change in the financial condition of any Pension Plan since the last day of the most recent plan year. No member of the ERISA
         Group has incurred any withdrawal liability under Part I of Subtitle E of Title IV of ERISA with respect to a Multiemployer Plan in an amount in excess of $25.0 million, nor has any member of the ERISA Group received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has had or could reasonably be expected to have, through increases in the contributions required to be made or otherwise, a Material Adverse Effect.

                  (k) Investment Company and Holding Company Status. Such Consolidated Group Member is not (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, each as amended, or any foreign, federal, state or local statute or regulation limiting its ability to Incur indebtedness for money borrowed as contemplated hereby.

                  (l) Properties and Licenses. (i) On the date hereof, excluding the licenses described in Section 5.01(m) (and other spectrum or broadcasting licenses that are not Telecommunications Licenses), such Consolidated Group Member has good and marketable title to, or valid leasehold interests in, all of its properties and assets that are reflected on the consolidated balance sheet of the Parent as of December 31, 1999, referred to in Section 5.01(g)(i) except for such immaterial properties and assets as have been disposed of in the ordinary course of business and except for minor defects in title that do not interfere with the ability of such Consolidated Group Member to conduct its business as now conducted. All such assets and properties are so owned or held free and clear of all Liens, except Permitted Liens.

                  (ii) Such Consolidated Group Member owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Consolidated Group Member does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (iii) Such Consolidated Group Member has all licenses and permits that are material to the business of such Consolidated Group Member. Each license or permit that is material to the business of such

         Consolidated Group Member is valid and in full force and effect, and such Consolidated Group Member is in compliance in all material respects with the terms and conditions thereof.

                  (m) Telecommunications Business and Telecommunications Licenses. (i) The Parent and its Subsidiaries are in compliance in all material respects with the Communications Act and with all applicable rules, regulations and policies of the FCC.

                  (ii) Such Consolidated Group Member has disclosed on Schedule 5.01(m)(ii) a complete and accurate list of (A) all 38 and 28 GHZ spectrum licenses and (B) all other licenses, the loss of which could reasonably be expected to result in a Material Adverse Effect on a consolidated basis, issued by the FCC and held as of the date hereof by such Consolidated Group Member (the "Telecommunications Licenses"). All of the Telecommunications Licenses are currently valid and in full force and effect. No Responsible Officer has knowledge or could have reasonably been expected to have knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than FCC rulemaking proceedings and other proceedings relating to the wireless communications industry generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Telecommunications Licenses, except as disclosed on Schedule 5.01(m)(ii).

                  (iii) Except as disclosed on Schedule 5.01(m)(iii), no event has occurred which (A) results in, or after notice or lapse of time or both would result in, revocation, suspension, modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any Telecommunications License the loss of which could reasonably be expected to have a Material Adverse Effect or
         (B) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of such Consolidated Group Member thereunder.

                  (iv) Such Consolidated Group Member has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act, and all such filings are true and complete in all material respects.

                  (v) Such Consolidated Group Member has no reason to believe that any of the Telecommunications Licenses will not be renewed in the ordinary course.

                  (n) Investments. Such Consolidated Group Member has disclosed on Schedule 5.01(n) a complete and accurate list of all Investments existing on the date hereof.

                  (o) Compliance with Laws and Charter Documents. (i) Such Consolidated Group Member is not, or as a result of performing any of its obligations under the Credit Documents will not be, in violation in any material respect of (a) any law, statute, rule, regulation or order of any Governmental Authority (including Environmental Laws) applicable to it or its material properties or assets or (b) its certificate of incorporation, by-laws or any similar constitutive document.

                  (ii) Such Consolidated Group Member has all necessary authorizations, consents, approvals, registrations, franchises, licenses and permits, with or from Governmental Authorities and other Persons for it to own its properties and conduct its business as currently conducted and contemplated, except to the extent failure to have the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (p) Environmental Protection. To any Responsible Officer's knowledge or based on any knowledge such Responsible Officer could reasonably be expected to have, all real property owned or leased by such Consolidated Group Member is free of contamination from any Hazardous Substance, or a constituent thereof, that could result in the incurrence of liabilities that would reasonably be expected to have a Material Adverse Effect. To any Responsible Officer's knowledge or based on any knowledge such Responsible Officer could reasonably be expected to have, no such Consolidated Group Member has caused or suffered to occur any release of any Hazardous Substance into the environment or any other conditions that, individually or in the aggregate, could reasonably be expected to result in the incurrence of material liabilities or any material violations of any Environmental Laws that would reasonably be expected to have a Material Adverse Effect. To any Responsible Officer's knowledge or based on any knowledge such Responsible Officer could reasonably be expected to have, no such Consolidated Group Member has caused or suffered to occur any condition on any of its property that could give rise to the imposition of any lien under the Environmental Laws that would reasonably be expected to have a Material Adverse Effect. To any Responsible Officer's knowledge or based on any knowledge such Responsible Officer could reasonably be expected to have, no Consolidated Group Member is engaged in any manufacturing or any other operations, other than the use and storage in the ordinary course of their business of petroleum products and amounts of Hazardous Substances customarily used in the maintenance of office buildings and used for provision of Telecommunications Business that require the use, handling, transportation, storage or disposal of any Hazardous Substance, where such operations require permits or are otherwise regulated pursuant to the Environmental Laws.

                  (q) Insurance. All of the properties and operations of such Consolidated Group Member of a character usually insured by companies of established reputation engaged in the same or a similar business similarly situated are adequately insured, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such Persons, and such Consolidated Group Member carries, with such insurers in customary amounts as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated, except for self insurance (including deductibles) maintained in accordance with customary norms.

                  (r) Compliance with Agreements. Such Consolidated Group Member is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party, which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (s) Security Documents. The provisions of each of (i) the Blocked Account Agreements, (ii) the Securities Account Control Agreements, (iii) the Pledge and Security Agreement, (iv) the Patent Assignment Agreement (if entered into), (v) the Trademark Assignment Agreements and (vi) the Copyright Assignment Agreements (if entered into), duly executed by the Loan Parties, the Administrative Agent on behalf of itself and the Lenders and the Collateral Agent will be effective to create in favor of the Collateral Agent a valid, binding and enforceable security interest in the collateral described therein (the "Collateral"), which, upon the filing of financing statements and the taking of the other actions specified in the Security Documents, will constitute a fully perfected first and prior security interest superior in right to any Liens permitted under the Credit Documents, except (i) as otherwise contemplated by such Security Documents (including Fixtures (as defined in the Pledge and Security Agreement) with respect to which no fixture filing has been made), (ii) for Liens, if any, permitted to be prior hereunder or under any Credit Document, existing or future, which any Person may have against such Collateral or interest therein, including, without limitation, Permitted Liens, (iii) that such enforceability is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and (iv) in which a perfected first priority security interest may not be perfected by filing of a financing statement or by "control" as defined in Articles 8 and 9 of the UCC.

                  (t) Full Disclosure. All information (other than projections, budgets, and analysts' reports) relating to such Consolidated Group Member delivered in writing to the Administrative Agent or any Lender in connection with the negotiation, execution and delivery of this Agreement and the other Credit Documents does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date such information was delivered. The most recent projections and budgets for the Consolidated Group, delivered to the Administrative Agent on March 31, 2000 and included in syndication materials delivered to the Lenders thereafter have been prepared in good faith on assumptions believed to be reasonable with respect to such Consolidated Group Member on March 31, 2000.

                  Section 5.02 Survival. All representations and warranties made by such Consolidated Group Member in this Agreement, and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, shall (i) be considered to have been relied upon by the Lenders regardless of any investigation made by, or on behalf of, the Lenders and (ii) survive the making of Loans and the issuance of Letters of Credit.

                                   ARTICLE VI.

                                    Guarantee

                  Section 6.01 The Guarantee. Each Guarantor hereby jointly and severally guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower and all other amounts from time to time owing to the Lenders, L/C Issuer or the Administrative Agent by the Borrower under this Agreement and under the Notes and by any Loan Party under any of the other Credit Documents, and all obligations of any Loan Party to any Lender or L/C Issuer in respect of any Hedging Obligations, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Each Guarantor hereby further jointly and severally agrees that if any Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  Section 6.02 Obligations Unconditional. (a) Each Guarantor agrees that its obligations under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release of exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 6.02 that the obligations of such Guarantor hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.

                  (b) Without limiting the generality of the foregoing, each Guarantor agrees that the occurrence of any one or more of the following shall not alter or impair the liability of such Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other Guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agent of any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other Guarantee of, or security for, any of the Guaranteed Obligations.

                  Section 6.03 Reinstatement. Each Guarantor agrees that its obligations under this Article VI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the relevant Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and each Guarantor jointly and severally agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy.

                  Section 6.04 Subrogation. Each Guarantor hereby jointly and severally agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its Guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against the Borrower or any Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  Section 6.05 Remedies. Each Guarantor jointly and severally agrees that, as between such Guarantor and the Lenders, the obligations of the Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 9.01 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9.01) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by such Guarantor for purposes of said Section 6.01.

                  Section 6.06 Continuing Guarantee. Each Guarantor agrees that its Guarantee in this Article VI is a continuing Guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  Section 6.07 Rights of Contribution. (a) The Loan Parties hereby agree, as between themselves, that if any Loan Party shall become an Excess Funding Guarantor by reason of the payment by such Loan Party of any Guaranteed Obligations, each other Loan Party shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Relevant Obligor's Pro Rata Guarantee Share (as defined below and determined, for this purpose, without reference to the

Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined in paragraph (b) below) in respect of such Guaranteed Obligations. The payment obligation of a Loan Party to any Excess Funding Guarantor under this Section 6.07 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Loan Party under the other provisions of this Article VI and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations.

                  (b) For purposes of this Section 6.07; (i) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a Loan Party that has paid an amount in excess of its Pro Rata Guarantee Share of such Guaranteed Obligations; (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Guarantee Share of such Guaranteed Obligations; (iii) "Pro Rata Guarantee Share" shall mean, for any Loan Party, the ratio (expressed as a percentage) of the amount of such Loan Party's Net Assets to the amount of the aggregate Net Assets of all of the Loan Parties, in each case determined as of
(A)(x) with respect to any Loan Party that was a party to this Agreement on the Effective Date, such Effective Date or (y) with respect to any other Loan Party, the date such Loan Party becomes a Loan Party hereunder or (B) the date any demand is made hereunder in respect of the Guaranteed Obligations, whichever date results in the higher amount (the "Determination Date"); and (iv) the "Net Assets" of any Loan Party shall mean the amount by which the aggregate present fair saleable value of all assets of such Loan Party (excluding any shares of stock of any other Loan Party) exceeds the amount of all the debts and liabilities of such Loan Party (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Loan Party under this Article VI, assuming the full utilization of permitted borrowings under this Agreement and after giving effect, on a pro forma basis (but without duplication), to all such obligations of such Loan Party to be Incurred or assumed as of the Effective Date).

                  Section 6.08 Limitation on Guarantee Obligations. Notwithstanding any other provision of this Agreement to the contrary, in any action or proceeding involving any state corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, the Loan Parties agree that if the obligations of any Loan Party hereunder would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of its liability under this Article VI, then notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by such Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  Section 6.09 Additional Guarantors. Upon the execution and delivery by any Person of a guarantee supplement in substantially the form of
Exhibit 6.09 hereto (each a "Guarantee Supplement"), such Person shall be referred to as an "Additional Guarantor," shall be and become a Guarantor, and each reference in this Agreement and other Credit Documents to Guarantor shall be a reference to such Additional Guarantor.

                                  ARTICLE VII.

                              Conditions Precedent

                  Section 7.01 Conditions to the Availability of the Commitments. The obligations of each Lender and the L/C Issuer hereunder are subject to, and the Lenders' Commitments shall not become available until, the earliest time (the "Effective Time") on which each of the following conditions precedent shall have been satisfied or waived in writing by the Required
Lenders:

                  (a) Credit Documents. The Administrative Agent shall have received this Agreement duly executed and delivered by each of the Loan Parties except the Temporary Restricted Subsidiaries, the Lenders and the Administrative Agent and (i) the Notes (if requested pursuant to Section 11.01(d)), duly executed by the Borrower, (ii) the Trademark Assignment Agreement, duly executed by the Loan Parties party thereto and (iii) the Pledge and Security Agreement, duly executed by the Loan Parties except the Temporary Restricted Subsidiaries and any Principal Subsidiary which shall pledge the Voting Stock of any other Principal Subsidiary, as well as any other Credit Documents duly executed and delivered by each of the parties thereto.

                  (b) Perfection of Security Interests. The Administrative Agent shall have received (i) executed copies of Financing Statements (Form UCC-1) to be duly filed under the Uniform Commercial Code in all jurisdictions that, in the opinion of the Administrative Agent or the Required Lenders, are advisable to perfect the Liens to be created by the Security Documents referred to in Section 5.01(s); (ii) the results of lien searches in all jurisdictions that, in the opinion of the Administrative Agent, are advisable, such results being reasonably satisfactory to the Administrative Agent; (iii) a certificate of an officer of each of the Consolidated Group Members, other than the Vendor Facility Obligors, dated the Effective Date, as to the absence of any Liens against the assets and properties of, or Financing Statements filed by, such Consolidated Group Members, other than the Vendor Facility Obligors, other than Permitted Liens and Financing Statements to be filed in the jurisdictions necessary to perfect the Liens to be created by the Security Documents; and (iv) instruments and stock certificates representing all of the instruments and shares of certificated securities to be pledged under the Security Documents referred to in Section 5.01(s), as set forth under the names of the Consolidated Group Members that shall pledge the Voting Stock of any other Subsidiary on Schedule 7.01(b)(iv), together with undated stock powers or assignments for each such certificate or instrument duly executed in blank.

                  (c) Evidence of Corporate Action. The Administrative Agent on behalf of the Lenders shall have received the following:

                        (i) a copy of the certificate of incorporation or
                  similar constitutive document of each of the Consolidated Group Members as in effect on the Effective Date, each certified by the Secretary of State of the respective jurisdictions in which such Consolidated Group Member is organized, and a certificate from such Secretary of State as to the good standing of each of the domestic Consolidated Group Members in each case as of a date reasonably close to the Effective Date; and

                        (ii) a certificate of the Secretary or an Assistant
                  Secretary of the Loan Parties, dated the Effective Date, and stating (A) that attached thereto is a true and complete copy of the by-laws or similar constitutive document of the relevant Loan Party as in effect on such date and at all times since the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or equivalent authority of the relevant Loan Party authorizing the execution, delivery and performance of this Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation or similar constitutive document of the relevant Loan Party has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) a verification as to the incumbency and signature of each officer executing this Agreement or any document delivered in connection herewith on behalf of the relevant Loan Party.

                  (d) Opinions of Counsel. The Lenders shall have received favorable written opinions, dated the Effective Date, of (i) Shearman & Sterling, counsel for the Borrower, in substantially the form of
         Exhibit 7.01(d)(i), (ii) Graubard Mollen & Miller, counsel for the Borrower, in substantially the form of Exhibit 7.01(d)(ii), (iii) Sullivan & Cromwell, special counsel for the Lenders, in a form acceptable to the Administrative Agent, and (iv) Willkie Farr & Gallagher, special FCC counsel to the Borrower (in reference to spectrum matters only) in substantially the form of Exhibit 7.01(d)(iv).

                  (e) Representations and Warranties. The representations and warranties contained in Section 5.01 shall be true and correct in all material respects on the Effective Date, and the Lenders shall have received a certificate, signed by an authorized officer of each of the Loan Parties, to that effect.

                  (f) Other Documents. The Lenders shall have received the certificate of the chief financial officer of the Parent required unde the indentures governing the Bond Notes.

                  (g) Fees. The Administrative Agent shall have received any fees or other payments which are due pursuant to (i) the fee letter agreement, dated as of March 29, 2000, among the Parent, The Bank of New York and BNY Capital Markets, Inc., (ii) the fee letter agreement, dated as of March 29, 2000 among the Parent and BNY Capital Markets, Inc., CIBC World Markets Corp., Citicorp North America, Inc. and Credit Suisse First Boston, and (iii) the commitment letter agreement, dated as of March 29, 2000 among the Parent, The Bank of New York, BNY Capital Markets, Inc., CIBC Inc., CIBC World Markets Corp., Citibank North America, Inc. and Credit Suisse First Boston.

                  (h) Insurance. The Consolidated Group Members shall each have delivered to the Administrative Agent and the Lenders evidence of adequate property and casualty insurance customarily and reasonably satisfactory to the Administrative Agent and Lenders naming the Administrative Agent, for its benefit and the benefit of the Lenders, as loss payee.

                  (i) Restructuring. A restructuring of the corporate holdings of the Parent resulting in (i) the Borrower being directly or indirectly wholly owned by the Parent; (ii) except as set forth in
         Schedule 7.01(i), (A) the Borrower replacing the Parent as the direct or indirect parent of all of the Parent's Subsidiaries and (B) the Parent's ownership of all such Subsidiaries being indirect and solely through the Parent's direct or indirect ownership of the Borrower, shall have taken place on terms reasonably satisfactory to the Administrative Agent and the Lenders.

                  (j) Vendor Facilities. A Subsidiary of the Borrower shall have entered into a new vendor loan facility or facilities with a vendor or vendors (each, a "Vendor" and together the "Vendors") acceptable to the Administrative Agent in a minimum amount of $2.0 billion (each, a "Vendor Facility" and together, the "Vendor Facilities") on terms and conditions reasonably satisfactory to the Administrative Agent.

                  Section 7.02 Conditions to All Loans. The obligations of each Lender to make each Loan and of the L/C Issuer to issue each Letter of Credit are subject to the conditions precedent that, on the date of each Loan or Letter of Credit and after giving effect thereto, each of the following conditions precedent shall have been satisfied, or waived in writing by the Lenders:

                  (a) Borrowing Request. The Administrative Agent shall have received a Borrowing Request or L/C Request in accordance with the terms of this Agreement.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing, nor shall any Default or Event of Default occur as a result of the making of such Loan or the issuance of such Letter of Credit.

                  (c) Representations and Warranties; Covenants. The representations and warranties contained in Section 5.01 shall have been true and correct in all material respects when made and (except to the extent that any representation or warranty speaks as of a date certain) shall be true and correct on the Borrowing Date with the same effect as though such representations and warranties were made on such Borrowing Date; and each of the Consolidated Group Members shall have complied with all of its covenants and agreements under the Credit Documents.

                  Section 7.03 Satisfaction of Conditions Precedent. Each of (i) the delivery by the Borrower of a Borrowing Request or L/C Request (unless the Borrower notifies the Lenders in writing to the contrary prior to the Borrowing
Date) and (ii) the acceptance of the proceeds of a Loan shall be deemed to constitute a certification by the Borrower that, as of the Borrowing Date, each of the conditions precedent contained in Section 7.02 has been satisfied with respect to any Loans then being made.

                                  ARTICLE VIII.

                                    Covenants

                  Section 8.01 Affirmative Covenants. Until satisfaction in full of all the obligations of the Borrower under the Credit Documents and termination of the Commitments of the Lenders hereunder, each Loan Party shall and shall cause each Consolidated Group Member to:

                  (a) Financial Statements; Compliance Certificates. Furnish to the Administrative Agent:

                        (i) in no event more than 55 days following the end of
                  each of the first three quarters of each fiscal year, copies of the Parent's Quarterly Report on Form 10-Q being filed with the SEC;

                        (ii) in no event more than 55 days following the end of
                  each of the first three quarters of each fiscal year, copies of the consolidated quarterly income statements and consolidated balance sheets for the Consolidated Group Members;

                        (iii) in no event more than 105 days following the end
                  of each fiscal year, a copy of the Parent's Annual Report on Form 10-K being filed with the SEC, together with a report thereon by Grant Thornton LLP (or another nationally recognized firm of independent certified public accountants), for such year as well as a letter from Grant Thornton LLP (or another nationally recognized firm of independent certified public accountants) to the effect that during the course of their audit they reviewed this Agreement and nothing came to their attention indicating a Default hereunder;

                        (iv) in no event more than 105 days following the end of
                  each fiscal year, copies of the consolidated annual income statements and consolidated balance sheets for the Consolidated Group Members;

                        (v) together with each report delivered pursuant to
                  Sections 8.01(a)(i) and (ii), a certificate of the Borrower, signed by an authorized officer of the Borrower, in substantially the form of Exhibit 8.01(a)(v), stating whether, as of the last date of the financial statements included in such report, any event occurred or circumstance existed which, individually or in the aggregate, consti tuted a Default or Event of Default (and, if so, detailing the facts with respect thereto) and whether each of the Consolidated Group Members was in compliance with the covenants set forth in this Article VIII, together with calculations to establish the Consolidated Group Members' compliance with the covenants contained in
                  Section 8.03;

                        (vi) promptly upon the filing by the Parent with the SEC
                  or any national securities exchange of any registration statement (other than a registration statement on Form S-8 or an equivalent form) or regular periodic report (other than the reports referred to in Sections 8.01(a)(i) and (ii)), notification of such filing; and, at the request of any Lender, the Loan Parties shall deliver to such Lender a copy of such filing (excluding exhibits);

                        (vii) promptly upon the mailing thereof to the
                  shareholders of the Parent generally copies of all financial statements, reports and proxy statements so mailed;

                        (viii)within five Business Days of any Responsible
                  Officer obtaining knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of a Responsible Officer stating that such certificate is a "Notice of Default" and setting forth the details thereof and the action which the Consolidated Group Member is taking or proposes to take with respect thereto; and

                        (ix) such additional information, reports or statements,
                  regarding the business, financial condition or results of operations of the Parent and its Subsidiaries, as the Administrative Agent on behalf of itself or the Lenders from time to time may reasonably request provided so long as there is no Default that such information shall be reasonably available to the Consolidated Group.

                  (b) Corporate Existence. Except as permitted by Section 8.02(b), maintain its corporate existence in good standing (if applicable) and qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (c) Conduct of Business. (i) Receive not less than 95% of their operating revenue on a consolidated basis for the Consolidated Group during any fiscal year from the conduct of Telecommunications Business, (ii) preserve, renew and keep in full force and effect, all of its franchises and licenses necessary or desirable in the normal conduct of its business the loss of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (iii) comply with all applicable laws, orders, rules and regulations of all Governmental Authorities the failure with which so to comply, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (d) Taxes. File all material tax returns that are required to be filed and pay and discharge all material taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, except to the extent that (i)(A) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by a

         Consolidated Group Member, and (B) adequate reserves are maintained (in accordance with GAAP) by the Consolidated Group with respect thereto, or (ii) any failure to file such tax returns or to pay and discharge such taxes, assessments and governmental charges could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (e) Insurance. (i) Maintain adequate insurance on all of the properties and operations of a character usually insured by companies of established reputation engaged in the same or a similar business similarly situated, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such Persons, and carry, with such insurers in customary amounts as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated except for self insurance (including deductibles) maintained in accordance with customary norms, and (ii) provide evidence that to the extent required by the Administrative Agent, for its benefit and the benefit of the Lenders, has been named as loss payee by endorsement to the policies for casualty insurance and cause such Principal Subsidiary to do the same.

                  (f) Inspection. Permit the Administrative Agent, the Collateral Agent and the Lenders to have one or more of their officers and employees, or any other Person designated by the Administrative Agent, Collateral Agent or the Lenders, to visit and inspect any of the properties of the Consolidated Group and to examine the minute books, books of account and other records of the Consolidated Group, and discuss its affairs, finances and accounts with its officers and with the Consolidated Group's independent accountants, upon reasonable advance notice during normal business hours and, so long as no Default has occurred and is continuing not more than twice in any calendar year, and at the Lenders' expense, for the purpose of monitoring each of the Consolidated Group Member's compliance with its obligations under the Credit Documents.

                  (g) Maintenance of Records. (i) Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs;
         (ii) set up on its books reserves with respect to all taxes, assessments, charges, reviews and claims; and (iii) on a current basis, set up on its books, from its earnings, appropriate reserves against doubtful accounts receivable, advances and investments and all other proper reserves (including by reason of enumeration, reserves for premiums, if any, due on required prepayments and reserves for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. (All bookkeeping requirement determinations pursuant to this Section 8.01(g) shall be made in accordance with, or as required by, GAAP (including principles as to materiality) consistently applied in the opinion of the independent auditors regularly engaged by the Consolidated Group.)

                  (h) Maintenance of Property. Maintain, keep and preserve all of its properties in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacements, and improvements thereto, except to the extent that any failure so to maintain, keep and preserve such properties, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (i)   ERISA.  Furnish to the Administrative Agent:

                        (i) within ten days after a Responsible Officer learns
                  that any "reportable event" (as defined in Section 4043(c) of ERISA), other than a reportable event for which the 30-day notice requirement has been waived by the PBGC, has occurred with respect to a Pension Plan, a statement setting forth details as to such reportable event and the action proposed to be taken with respect thereto;

                        (ii) within ten days after receipt thereof, a copy of
                  any notice that any member of the ERISA Group may receive from the PBGC relating to the intention of the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Plan;

                        (iii) within ten days after filing with any affected
                  party (as such term is defined in Section 4001 of ERISA) of a notice of intent to terminate a Pension Plan, a copy of such notice and a statement setting forth the details of such termination, including the amount of liability, if any, of any member of the ERISA Group under Title IV of ERISA;

                        (iv) within ten days after the adoption of an amendment
                  to a Pension Plan if, after giving effect to such amendment, the Pension Plan is a plan described in Section 4021(b) of ERISA, a statement setting forth the details thereof;

                        (v) within 30 days after withdrawal from a Pension Plan
                  during a plan year for which any member of the ERISA Group could be subject to liability under Section 4063 or 4064 of ERISA, a statement setting forth the details thereof, including the amount of such liability;

                        (vi) within 30 days after cessation of operations by any
                  member of the ERISA Group at a facility under the circumstances described in Section 4062(e) of ERISA, a statement setting forth the details thereof, including the amount of liability of the Borrower or a member of the ERISA Group under Title IV of ERISA;

                        (vii) within ten days after adoption of an amendment to
                  a Pension Plan which would require security to be given to the Pension Plan pursuant to Sec tion 401(a)(29) of the Code or
                  Section 307 of ERISA, a statement setting forth the details thereof, including the amount of such security;

                        (viii)within ten days after failure by any member of the
                  ERISA Group to make payment to a Pension Plan which would give rise to a lien in favor of the Plan under Section 302(f) of ERISA, a statement setting forth the details thereof, including the amount of such lien;

                        (ix) within ten days after the due date for filing with
                  the PBGC, pursuant to Section 412(n) of the Code, of a notice of failure to make a required installment or other payment with respect to a Pension Plan, a statement setting forth details as to such failure and the action proposed to be taken with respect thereto; and

                        (x) within 30 days after receipt thereof by any member
                  of the ERISA Group from the sponsor of a Multiemployer Plan, a copy of each notice concerning the imposition of withdrawal liability or the termination or reorganization of a Multiemployer Plan.

                  (j) Notice of Adverse Developments. Promptly notify the Administrative Agent upon the discovery by any Responsible Officer of the occurrence of (i) any material litigation or proceedings that are instituted or threatened (to the knowledge of the Responsible Officer) against any Consolidated Group Member or any of their respective assets including the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Consolidated Group Member that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect and
         (ii) any other development in the business or affairs of the Consolidated Group Member if the effect thereof would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than events generally applicable to all Persons engaged in similar businesses). (Upon receipt, the Administrative Agent shall promptly advise each Lender of the contents of any such notice.)

                  (k) Environmental Matters. (i) Comply in all material respects with all applicable Environmental Laws, (ii) notify the Administrative Agent promptly after becoming aware of any Environmental Claim, or any fact or circumstance that is reasonably likely to result in an Environmental Claim or a violation of any Environmental Law that would reasonably be expected to have a Material Adverse Effect, with respect to the Consolidated Group's properties or facilities, and (iii) promptly forward to the Administrative Agent a copy of any order, notice, permit, application, or any other communication or report received in connection with any such matters as they may affect such premises that would reasonably be expected to have a Material Adverse Effect.

                  (l) Interest Rate Protection. Within 90 days after the Effective Date of this Agreement, maintain at all times (if necessary) one or more Interest Rate Agreements, in form and substance satisfactory to the Administrative Agent, to ensure that the interest rate on not less than 50% of the aggregate principal amount of outstanding Indebtedness (other than Hedging Obligations) of the Consolidated Group on a consolidated basis be fixed or capped (whether under the terms thereof or after giving effect to such Hedging Obligations) for an Average Life of not less than three (3) years.

                  (m) Measurement Date. Provide to the Administrative Agent on or after January 1, 2003 a certificate signed by an authorized officer of the Borrower specifying the ratio of Consolidated Total Debt to Consolidated Annualized EBITDA within one Business Day after (i) the date a Revolving Credit Request, L/C Request or Conversion Request is submitted by the Borrower, (ii) the date any Responsible Officer obtains actual knowledge of an Incurrence of Indebtedness that would change the ratio of Consolidated Total Debt to Consolidated Annualized EBITDA and that would result in a change of the Applicable Margin, and
         (iii) the date the fiscal quarterly and annual reports of the Parent are required to be delivered or are delivered to the Administrative Agent pursuant to Section 8.01(a) (each such date a "Measurement Date").

                  (n) Information Regarding Collateral. Furnish to the Collateral Agent prompt written notice of any change with respect to any Consolidated Group Member that shall have granted a Lien on Collateral in favor of the Administrative Agent (A) in any Consolidated Group Member's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties,
         (B) in the location of any chief executive office, its principal place of business or any material asset constituting Collateral (other than the installation of any asset constituting Collateral in a jurisdiction in which all Uniform Commercial Code financing statements and other appropriate filings, recordings or registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in such jurisdiction to the extent necessary to perfect the security interests under the Security Documents (including, if applicable, the Consolidated Group Member's ownership interest in any Collateral leased to or otherwise possessed by any Loan Party, (C) in any Loan Party's or Principal Subsidiary's identity or corporate structure or (D) in any Loan Party's Federal Taxpayer Identification Number). Each Loan Party agrees not to effect or permit any change in this clause (n) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

                  (o) Casualty and Condemnation. Furnish to the Administrative and Collateral Agents and the Lenders prompt written notice of any casualty or other damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  (p) Temporary Restricted Subsidiaries. On or before the first anniversary date of the date hereof, cause each Temporary Restricted Subsidiary to (i) become a direct or indirect Subsidiary of the Borrower, (ii) Guarantee the Loans of the Borrower and (iii) pledge a substantial majority of its assets to secure the Loans under the Security Agreements to the extent legally permissible.

                  (q) Parent and Borrower as Holding Company. At all times cause
         (i) the Parent to hold not less than 95% of its assets, based on book value, in cash and Temporary Cash Investments or as Investments in the Capital Stock of the Borrower and (ii) the Borrower to hold not less than 95% of its assets, based on book value, in cash and Temporary Cash Investments or as Investments in the Capital Stock of the Subsidiaries of the Borrower.

                  (r) Actions by Restricted Subsidiaries. Cause each Restricted Subsidiary organized in a jurisdiction outside the United States to take such action as may be requested by the Administrative Agent pursuant to Section 12.01(c).

                  (s) Pledge of Collateral. Cause each Restricted Subsidiary that is a party to the Pledge and Security Agreement to take any actions or execute any documents deemed reasonably necessary by the Collateral Agent to perfect a security interest in the Property of such Restricted Subsidiary in any instance in which the loss of such Property could reasonably be expected to have a Material Adverse Effect.

                  (t) Further Assurances. Cause to be delivered to the Administrative Agent, within 30 days after the Effective Date, (i) Blocked Account Agreements for all bank accounts, other than securities accounts, of the Loan Parties duly executed by the appropriate Loan Party to each such account, except the in the case of Temporary Restricted Subsidiaries, (ii) the Securities Account Control Agreements for all securities accounts of the Loan Parties duly executed by the appropriate Loan Party to each such account, except the Temporary Restricted Subsidiaries, and (iii) acknowledgment copies of notifications, in form acceptable to the Administrative Agent, to the financial intermediaries and other Persons maintaining deposit accounts and holding certificated securities in which the Consolidated Group Members have an interest, or in whose records the interest of the Consolidated Group Members in certificated and uncertificated securities appears, in each case as set forth under the names of the Consolidated Group Members on Schedule 7.01(b)(v) and duly executed by the Consolidated Group Member having an interest in such Collateral and by the financial intermediary or other Person holding such Collateral or recording the Consolidated Group Member's interest therein.

                  Section 8.02 Negative Covenants. Until satisfaction in full of all the obligations of the Borrower under the Credit Documents and termination of the Commitments of the Lenders hereunder, each Loan Party shall not and shall not permit any Consolidated Group Member to:

                  (a)   Limitation on Indebtedness.

                        (i)        Incur any Indebtedness, except, without
                  duplication:

                           (A) Indebtedness of the Loan Parties to the Administrative Agent, the Lenders and L/C Issuer under the Credit Documents;

                           (B) Indebtedness of the Borrower or a Restricted Subsidiary owed to and held by the Borrower and Restricted Subsidiaries; provided, however, that (1) such Indebtedness may not be sold, pledged, assigned or in any way transferred to a Person other than the Borrower and Restricted Subsidiaries and the instruments evidencing the Indebtedness must so provide, (2) the occurrence of any event that results in a Restricted Subsidiary that is owed or holds Indebtedness ceasing to be a Restricted Subsidiary shall constitute a transfer of the Indebtedness, (3) the Borrower may only Incur Indebtedness under this clause (B) if the Indebtedness is unsecured and expressly subordinated to the prior payment in full in cash of all Loans and obligations Incurred in any way under the Credit Documents and (4) for avoidance of doubt, the Parent, Principal Subsidiaries, Vendor Financing Obligors and Designated Foreign Subsidiaries may not Incur Indebtedness under this clause (B);

                           (C) Indebtedness of the Parent Incurred under the Bond Notes Offering and Indebtedness of the Parent Incurred in respect of the Series C Stock Transaction, and any Refinancing of Indebtedness permitted under this clause (C);

                           (D) Indebtedness existing on the date hereof as set forth on Schedule 8.02(a);

                           (E)     Purchase Money Indebtedness

                                   (1) Incurred by Vendor Facility Obligors and by the Parent and Borrower, as Guarantors, under Vendor Financings not to exceed $2.0 billion, provided that any Guarantee by the Borrower of any Vendor Financings shall be on terms acceptable to the Administrative Agent, such acceptance not to be unreasonably withheld or delayed,

                                   (2)  Incurred by the Borrower, Restricted
                                        Subsidiaries, Principal Subsidiaries and
                                        Designated Foreign Subsidiaries under
                                        Fiber Capital Lease Obligations not to
                                        exceed $250.0 million, excluding the MFN
                                        Fiber IRU Capital Lease Obligations and
                                        the Williams Fiber IRU Capital Lease
                                        Obligations; provided, however, that
                                        Indebtedness Incurred under this clause
                                        (E)(2), shall be on commercially
                                        reasonable terms and conditions, and, to the extent that any such Incurrence shall be in a principal amount exceeding $50 million, shall be on terms no more adverse in any material respect to the Lenders than the terms and conditions applicable to such MFN Fiber IRU Capital Lease Obligations and the Williams Fiber IRU Capital Lease Obligations or, if more adverse, on terms and conditions reasonably acceptable to the
                                        Administrative Agent, such acceptance
                                        not to be unreasonably withheld or
                                        delayed,

                                   (3)  Incurred by the Borrower, Restricted
                                        Subsidiaries, Principal Subsidiaries,
                                        Designated Foreign Subsidiaries and
                                        Special Purpose Vendor Subsidiaries (or
                                        Incurred by the Parent or Borrower, in
                                        the form of a Guarantee) in respect of
                                        Data Center Equipment Financings not to
                                        exceed $150.0 million; provided that any Guarantee of Indebtedness Incurred under this clause(3) by the Borrower shall be
                                        (I) in substantially the form provided
                                        to the vendor in connection with the
                                        Vendor Facility referred to Section
                                        7.01(j) entered into on the Effective
                                        Date or, otherwise (II) on terms and
                                        conditions reasonably acceptable to the
                                        Administrative Agent, such acceptance
                                        not to be unreasonably delayed,

                                   (4)  Incurred by the Borrower, Restricted
                                        Subsidiaries, Principal Subsidiaries,
                                        Designated Foreign Subsidiaries and
                                        Special Purpose Vendor Subsidiaries (or
                                        Incurred by the Parent or the Borrower,
                                        in the form of a Guarantee) in respect
                                        of Network Equipment Financings not to
                                        exceed $250.0 million; provided that any Guarantee of Indebtedness Incurred under this clause (4) by the Borrower shall be
                                        (I) in substantially the form provided
                                        to the vendor in connection with the
                                        Vendor Facility referred to Section
                                        7.01(j) entered into on the Effective
                                        Date or, otherwise (II) on terms and
                                        conditions reasonably acceptable to the
                                        Administrative Agent, such acceptance
                                        not to be unreasonably delayed, or

                                   (5)  Incurred by the Borrower, Restricted
                                        Subsidiaries, Principal Subsidiaries,
                                        Designated Foreign Subsidiaries and
                                        Special Purpose Vendor Subsidiaries (or
                                        Incurred by the Parent or the Borrower,
                                        in the form of a Guarantee) not to
                                        exceed $100.0 million at any time
                                        outstanding; provided that any Guarantee of Indebtedness Incurred under this clause (5) by the Borrower shall be (I) in substantially the form provided to the vendor in connection with the Vendor Facility referred to Section 7.01(j) entered into on the Effective Date or, otherwise (II) on terms and conditions reasonably acceptable to the
                                        Administrative Agent, such acceptance
                                        not to be unreasonably delayed;

                                   provided, however that Indebtedness under this clause (E), other than clause (2) above, shall be on commercially reasonable terms and conditions and, to the extent that any such Incurrence shall be in a principal amount exceeding $25.0 million, on terms and conditions reasonably acceptable to the Administrative Agent, such acceptance not to be unreasonably withheld or delayed;

                           (F) Hedging Obligations consisting of (1) Interest Rate Agreements or Currency Agreements directly related to Indebtedness permitted to be Incurred by the Loan Parties or Principal Subsidiaries; provided, however, that the notional amount of any such Hedging Obligation does not exceed the amount of Indebtedness to which such Hedging Obligation relates or (2) Currency Agreements used to hedge non-U.S. dollar currency exposures of the Loan Parties or Principal Subsidiaries, entered into in accordance with customary industry practices for companies in the Telecommunications Business with international operations and not for purposes of speculation;

                           (G) Indebtedness of a Consolidated Group Member solely in respect of letters of credit, bank guarantees, banker's acceptances, cash deposits, surety bonds, bid bonds and performance bonds Incurred in the ordinary course of business; provided, however, that such instruments or deposits do not support any Indebtedness other than Indebtedness which, if Incurred by such Person, would be permitted to be Incurred pursuant to another provision of this covenant;

                           (H)     Indebtedness of the Loan Parties and
                                   Principal Subsidiaries in an aggregate
                                   principal amount not to exceed $50.0 million at any time outstanding;

                           (I) Indebtedness of the Parent in an aggregate principal amount not to exceed the sum of (x) $1.65 billion, (y) an additional amount equal to the sum of (i) the aggregate Net Cash Proceeds received by the Parent after the Effective Date from the issuance or sale of Capital Stock (other than Disqualified Stock) of the Parent (other than an issuance or sale to the Borrower or any Restricted Subsidiary and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Parent, the Borrower, a Restricted Subsidiary or a Principal Subsidiary for the benefit of its employees) provided that such Net Cash Proceeds in this clause (i) are invested by the Parent in the Borrower and such Investment is not in the form of Indebtedness and (ii) the Fair Market Value of any Capital Stock (other than Disqualified Stock) of the Parent issued to any Person (other than a Subsidiary) in exchange for Telecommunica-tions Assets which will be held by the Borrower or a Restricted Subsidiary or in exchange for the Capital Stock of another Person a substantial majority of the assets of which consist of Telecommunications
                                   Assets in a transaction pursuant to which such other Person becomes a Restricted Subsidiary, in each case received or issued, as the case may be, subsequent to the Effective Date and (z) amounts equal to Indebtedness Incurred and utilized for a Vendor Facility Prepayment permitted by
                                   Section 8.02(e)(v)(I); provided, however, that Indebtedness Incurred under this clause
                                   (I) is issued on terms (other than as to interest rates, redemption prices and issue price) no more restrictive than the Bond Notes Offering or, if more restrictive, such restrictions would not be more adverse than the terms of the Bond Notes Offering to the interests of the Lenders in any material respect; provided further that such Indebted-ness has a Stated Maturity at least one year beyond the maturity of the Facilities; and further provided that no principal payments thereunder shall fall due during the life of the Facilities and such Indebtedness shall be issued at commercially reasonable rates;

                           (J) Acquired Indebtedness Incurred by the Borrower, Restricted Subsidiaries, Principal Subsidiaries and Designated Foreign Subsidiaries in respect of the acquisition of a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary;

                           (K) Refinancing Indebtedness in respect of Indebtedness Incurred with respect to the Outstanding Old Bond Debt or pursuant to Sections 8.02(a)(i) (C), (D), (E), (I) and
                                   (J); provided, that Indebtedness of the
                                   Parent cannot be Refinanced by Indebtedness
                                   Incurred by the Borrower, any Restricted
                                   Subsidiary, Principal Subsidiary, or
                                   Designated Foreign Subsidiary; provided
                                   further, however, that Refinancing
                                   Indebtedness shall not include Indebtedness of a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary that Refinances Indebtedness of the Borrower;

                           (L) Guarantees by a Consolidated Group Member of Indebtedness Incurred by an Unrestricted Subsidiary secured by a pledge of the Capital Stock of such Unrestricted Subsidiary so long as the pledge provides for no recourse against the Consolidated Group Member for such Indebtedness other than recourse against such Capital Stock;

                           (M) Indebtedness Incurred pursuant to the MFN Fiber IRU Capital Lease Obligations and the Williams Fiber IRU Capital Lease Obligations and other Capital Lease Obligations arising under an agreement in effect on the date hereof; and

                           (N) Guarantees by the Parent or the Borrower of Indebtedness of a Consolidated Group Member, to the extent the Parent or the Borrower would be allowed to Incur such Indebtedness directly hereunder.

                        (ii)       Intentionally omitted.

                  (b) Limitations on Mergers, Consolidations and Sales of Assets. (i) Be a party to any merger, consolidation or share exchange, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets or property, including the Capital Stock of Subsidiaries, in one transaction or a series of related transactions, including any disposition of assets or property as part of a Sale/Leaseback Transaction or permit any Restricted Subsidiary or Principal Subsidiary so to do; provided, however, that this Section shall not apply to nor operate to prevent (A) the Borrower, a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary being a party to any merger where the Borrower, a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary is the surviving Person if, after giving effect to such merger, no Default or Event of Default would then exist; provided further that if a Restricted Subsidiary merges with a Designated Foreign Subsidiary or Principal Subsidiary and the Designated Foreign Subsidiary or Principal Subsidiary is the surviving Person, as the case may be, then such merger shall be deemed to be a conversion of the Restricted Subsidiary into a Designated Foreign Subsidiary or a Principal Subsidiary, as the case may be, and such conversion shall be subject to the restrictions herein, (B) any Restricted Subsidiary or the Borrower merging into another Restricted Subsidiary or the Borrower if, after giving effect to such merger, no Default or Event of Default would then exist, or (C) the Borrower or any Restricted Subsidiary or Principal Subsidiary from selling its inventory in the ordinary course of its business or selling Capital Stock of Unrestricted Subsidiaries.

                  (ii) Sell or issue any Capital Stock of the Borrower to any Person other than the Parent (which shall pledge any additional stock of the Borrower it acquires to secure the Loans hereunder).

                  (c) Limitations on Liens. Create, incur, assume or suffer to exist any Lien, upon or in any of its property or assets, whether now owned or hereafter acquired, except the following Liens (collectively, "Permitted Liens"):

                        (i) Liens arising by operation of law in connection with
                  worker's compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or Liens in connection with bids, tenders, contracts or leases to which such Consolidated Group Member is a party (other than contracts for borrowed money), or other deposits required to be made or surety bonds or other obligations of like nature (which for the purposes of this Agreement shall include letters of credit in the nature of a surety bond) required to be obtained in the ordinary course of business in connection with any of the foregoing; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of such Consolidated Group Member;

                        (ii) mechanics', workmen's, materialmen's, landlords',
                  carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) securing obligations not due or, if due, being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of such Consolidated Group Member;

                        (iii) Liens for taxes or assessments or other government
                  charges or levies on such Consolidated Group Member, not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of such Consolidated Group Member;

                        (iv) Liens arising out of judgments or awards against
                  such Consolidated Group Member, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which such Consolidated Group Member shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Consolidated Group on a consolidated basis secured by such Liens shall not exceed $25.0 million at any one time outstanding;

                        (v) Liens upon any Property acquired by such
                  Consolidated Group Member to secure any Indebtedness of the Consolidated Group on a consolidated basis incurred at the time of the acquisition of such Property to finance the purchase price of such Property, or Liens upon property resulting from the sale by such Consolidated Group Member of Property and the leasing of the same or similar property from the purchaser thereof (or a subsequent purchaser or lessee), provided that any such Lien shall apply only to the Property that was so acquired or sold and leased back and the aggregate principal amount of Indebtedness secured by such Liens shall not exceed $15.0 million at any time outstanding on a consolidated basis;

                        (vi) Survey exceptions or encumbrances, easements or
                  reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of such Consolidated Group Member or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of such Consolidated Group Member;

                        (vii) Liens listed on Schedule 8.02(c);

                        (viii)Liens securing permitted Indebtedness of a
                  Subsidiary of a Loan Party incurred in connection with the acquisition or construction of Property of such Subsidiary; provided that such Lien is limited to the Property being financed by such Indebtedness and any revenues of such Subsidiary directly attributable to such Property;

                        (ix) Liens securing Indebtedness now existing or to be
                  Incurred under a Vendor Financing under Section 8.02(a)(i)(E) or any replacement refinancing thereof;

                        (x) Any extension, renewal or replacement (or successive
                  extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (i) through

                  (ix), inclusive, in connection with the permitted extension, renewal or replacement of the Indebtedness secured thereby; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of the Indebtedness so secured at the time of any extension, renewal or refinancing, and that such extension, renewal or refinancing shall be limited to the Property which was subject to the Lien so extended, renewed or refinanced;

                        (xi) Liens securing obligations under the Credit Documents, including Liens provided for in the Security Documents;

                        (xii) Liens securing Indebtedness existing or incurred
                  in connection with permitted Capital Lease Obligations, provided such Liens are limited to Liens on the capital assets that have been acquired or construction of which has been financed by the proceeds of such Capital Lease Obligations, including Liens incurred pursuant to the Fiber Capital Lease Obligations and Capital Lease Obligations Incurred in respect of the Data Center Equipment Financing;

                        (xiii)Liens encumbering the Capital Stock of
                  Unrestricted Subsidiaries provided that there is no recourse to the Consolidated Group for the obligations secured other than against such stock, except with respect to obligations of Vendor Facility Obligors under the Vendor Facilities;

                        (xiv) Liens under the Security Documents securing
                  obligations under Hedging Obligations;

                        (xv) Liens securing repurchase obligations arising out of permitted Temporary Cash Investments;

                        (xvi) Liens securing obligations of a Consolidated Group
                  Member (other than in respect of Indebtedness for borrowed money) in an aggregate amount not to exceed $10.0 million; and

                        (xvi) Liens on Temporary Cash Investments to secure
                  Indebtedness Incurred under Section 8.02(a)(i)(G).

                  (d) Investments, Acquisitions, Loans, Advances and Guaranties. Directly or indirectly, make, retain or have outstanding any Investments except the following Investments (collectively "Permitted Investments"):

                  (i)   in the case of the Parent,

                        (A)   Investments in the Borrower (other than
                              Indebtedness);

                        (B) Investments in Capital Stock of Temporary Restricted Subsidiaries owned as of the Effective Date, subject to the provisions of Section 8.01(p);

                        (C) Investments in Subsidiaries not to exceed more than $1.0 million in the aggregate;

                        (D) Temporary Cash Investments in an aggregate amount no greater than $10.0 million at any one time, provided that such Temporary Cash Investments balance shall not exceed $5.0 million for more than three (3) consecutive Business Days;

                        (E)   Investments in Outstanding Old Bond Debt;

                        (F) Investments in a captive insurance company not to exceed $1.0 million; and

                        (G) Investments with respect to the Series C Stock Transaction.

                  (ii) in the case of the Parent, clauses (F), (H), (J), (M) and (AA) of this clause (ii), and in the case of the Borrower and Restricted Subsidiaries, any of the following:

                        (A) Investments in (1) a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Telecommunications Business, or (2) all or substantially all of the assets of a Person, or a corporate division thereof by a Borrower or Restricted Subsidiary in an aggregate amount for all Investments pursuant to this clause (A) not to exceed the sum of (x) $200.0 million plus (y) Unrestricted Proceeds, provided that to the extent that the Borrower deems an Investment made under the preceding clause (1) or clause (2) to be a capital expenditure permitted under Section 8.03, such Investment shall be deemed to be a Cash Capital Expenditure for the purposes of this Agreement and shall not be deemed to be an Investment for the purpose of calculating amounts available to be invested under this clause (A);

                        (B) Investments in Temporary Cash Investments; provided that after the date that is 30 days after the Effective Date, Temporary Cash Investments in bank accounts that are not securities accounts shall be made only with banks that have executed a Blocked Account Agreement; provided, further, that the outstanding balance in such any account shall not exceed $25.0 million in the aggregate for more than three consecutive Business Days;

                        (C) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary;

                        (D) endorsements of negotiable instruments for collection in the ordinary course of business;

                        (E) loans and advances to employees in the ordinary course of business for payroll, travel, relocation, and similar purposes;

                        (F) loans or advances to employees made in the ordinary course of business consistent with past practices of the Consolidated Group or as part of a compensation plan approved by the Board of Directors of the Parent in an amount not to exceed $5.0 million at any time outstanding;

                        (G) Investments consisting of performance bonds and letters of credit and other similar surety devices obtained to support, or in lieu of, performance bonds, in each case entered into in the ordinary course of business;

                        (H) the repurchase or other acquisition of shares of Capital Stock of a Loan Party from employees, former employees, directors or former directors of the Loan Party (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Parent under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions (other than repurchases and acquisitions made pursuant to agreements in effect on the Effective
                              Date) shall not exceed $5.0 million in any calendar year (with unused amounts being carried forward indefinitely);

                        (I) Investments in any Person a substantial majority of the assets of which consist of Telecommunications Assets; provided, however, that the Investments made pursuant to this clause (I) are pledged as Collateral for the Facilities and provided further that the cost of acquisition of all such Investments made pursuant to this clause
                              (I) (measured on the date each such Investment was made) and then outstanding, does not exceed the sum of $100.0 million, plus Unrestricted Proceeds on the date of any such Investment; provided that with respect to this clause (I) Unrestricted Proceeds are deemed to be utilized only after the $100.0 million has been utilized in full;

                        (J) cash payments in lieu of the issuance of fractional shares in connection with stock splits or upon conversion into Capital Stock of the Consolidated Group Member (other than Disqualified Stock) of any security of the Consolidated Group Member or any convertible Indebtedness of the Consolidated Group Member;

                        (K) Investments in office.com, the cost of which (measured by the Fair Market Value of the consideration paid on the date each such Investment is made) does not exceed $25.0 million during each of the three 12-month periods following the Effective Date (with unused annual amounts being carried over to future periods even if such periods occur after the third anniversary of the Effective Date);

                        (L) Investments, the aggregate cost of which (measured by the Fair Market Value of the consideration paid on the date each such Investment was made), when taken together with the cost of all other Investments made pursuant to this clause (L), does not exceed $80.0 million at any time outstanding;

                        (M) any Guarantee of any Indebtedness of any Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary to the extent the Person Incurring such Guarantee would be permitted to directly Incur such Indebtedness under Section 8.02(a)(i);

                        (N)   Existing Investments as set forth on Schedule
                              5.01(n);

                        (O) Investments in Capital Stock of customers of any Consolidated Subsidiary Group Member received and held by the Person providing such products or services, or by the Borrower or any Restricted Subsidiary in exchange for products and services provided in the ordinary course of business; provided, however, that the value of such products and services (calculated as the consider-ation received by such Person for such products and services in a comparable arm's-length trans-action) shall not exceed $50.0 million during each successive 12-month period following the
                              Effective Date;

                        (P) Hedging Obligations on Indebtedness permitted pursuant to Section 8.02(a);

                        (Q)   Investments in Restricted Subsidiaries;

                        (R) advances to customers in the ordinary course of business that are recorded as Receivables on the balance sheet of the vendor;

                        (S) Investments in Principal Subsidiaries and Designated Foreign Subsidiaries in an aggregate amount not to exceed the sum of (1) $150.0 million, (2) Unrestricted Proceeds on the date of any such Investment and (3) the original cost of any Investment in a Principal Subsidiary or Designated Foreign Subsidiary plus the cost of any subsequent Investments in such Subsidiaries to the extent that such Subsidiaries are converted to Restricted Subsidiaries pursuant to Article XII; provided that with respect to this clause (S) Unrestricted 8.02(a); Proceeds are deemed to be utilized only after the $150.0 million has been utilized in full; provided further that the conversion of a Restricted Subsidiary or Unrestricted Subsidiary to a Principal
                              Subsidiary or a Designated Foreign Subsidiary shall constitute an Investment under this clause and such Investment shall be valued, in the case of a Restricted Subsidiary, at the cost of the Investment in the Restricted Subsidiary at the time it became a Restricted Subsidiary plus the cost of any subsequent Investments in the Restricted Subsidiary through the date the Restricted Subsidiary becomes a Principal Subsidiary or a Designated Foreign Subsidiary and, in the case of an Unrestricted Subsidiary, at the cost of the Investment in the Unrestricted Subsidiary at the time it became an Unrestricted Subsidiary plus the cost of any subsequent Investments in the Unrestricted Subsidiary through the date the Unrestricted Subsidiary becomes a Principal Subsidiary or a Designated
                              Foreign Subsidiary;

                        (T) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed the sum of (1) $50.0 million, (2) Unrestricted Proceeds on the date of any such Investment and (3) the original cost of any Investment in an Unrestricted Subsidiary plus the cost of any subsequent Investments in such Subsidiaries to the extent that such Subsidiaries are converted to Restricted Subsidiaries, Principal Subsidiaries or Designated Foreign Subsidiaries pursuant to Article XII; provided that with respect to this clause (T) Unrestricted Proceeds are deemed to be utilized only after the $50.0 million has been utilized in full; provided, further, that the conversion of a Restricted Subsidiary, Principal Subsidiary or a Designated Foreign Subsidiary into an Unrestricted Subsidiary shall constitute an Investment in Unrestricted Subsidiaries under this clause and such Investment shall be valued at the cost of the Investment in the Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary at the time it became such a Person plus the cost of any subsequent Investments on such Person through the date the Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary becomes an Unrestricted Subsidiary;

                        (U) Investments paid for with Capital Stock of the Parent (based on the cost of such Investments measured by the Fair Market Value of the Parent's Capital Stock on the date of such Investment)

                              (1)  in any Person engaged in the
                                   Telecommunications Business that is not a Subsidiary, a substantial majority of the assets of which Person consist of Telecommunications Assets, and

                              (2) in any other Person that is not a Subsidiary of the Parent up to a maximum aggregate amount of $50.0 million at any time outstanding;

                        (V)   Investments in Outstanding Old Bond Debt;

                        (W) Investments in Capital Stock of (1) Vendor Facility Obligors and (2) a captive insurance company in an aggregate amount, for clauses (1) and (2), not to exceed $5.0 million;

                        (X) Investments in the Capital Stock of the Parent by the Borrower but only in the event the Borrower is prohibited by law, contract or otherwise from making a dividend to the Parent pursuant to
                              Section 8.02(e)(i) and to the extent and in an amount that a dividend from the Borrower to the Parent would be permitted pursuant to Section 8.02(e)(i); provided, however, the proceeds from an Investment under this clause (X) shall be used solely for the purposes permitted under Section 8.02(e)(i) with respect to the payment of dividends;

                        (Y) Investments in Vendor Facility Obligors to meet regularly scheduled principal and interest payments and fees and indemnity and expense reimbursement obligations owed under a Vendor Facility to the extent not paid out of proceeds from operating leases on assets owned or controlled by such Vendor Facility Obligors;

                        (Z)   Investments utilizing

                              (1)  the Net Cash Proceeds of Indebtedness
                                   Incurred by the Parent pursuant to clause (z) of Section 8.02(a)(i)(I) or

                              (2) 50% of the cumulative Net Available Cash from the issuance of Capital Stock of the Parent (other than stock options or warrants issued to officers or employees or stock issued upon the exercise thereof), from the Effective Date in excess of $350.0 million provided that any Investment made from funds arising pursuant to this clause 2 is deemed to be a utilization of Unrestricted Proceeds, in either case, to invest in a Vendor
                                   Facility Obligor for the purpose of (x) a Permitted Partial Vendor Facility Prepayment that meets the Partial Prepayment Future Funding Requirement or (y) a Permitted Complete Vendor Facility Prepayment; and

                        (AA) Guarantees by the Parent and the Borrower of the Indebtedness to be Incurred by the Parent or Borrower under Section 8.02(a)(i)(E)(1), (3), (4) or (5).

                  provided that no new Investment shall be permitted to be made pursuant to clause (A), (H), (I), (K), (L), (S), (T), (U),
                  (Y), or (Z) above while an Event of Default shall have occurred and be continuing, except for Investments that such Consolidated Group Member shall have committed to make prior to the date of the related Default.

                  (iii) in the case of Vendor Facility Obligors that are
            Unrestricted Subsidiaries:

                        (A) Investments Vendor Facility Obligors in other Vendor Facility Obligors in respect of the same Vendor Facility Debt Tranche; and

                        (B) Investments by way of the contribution to a Subsidiary of the Parent of assets purchased with the proceeds of Purchase Money Indebtedness and subject to a Lien securing Purchase Money Indebtedness permitted under Section 8.02(a)(i)(E).

                        Any Investment permitted under this Section 8.02(d)(iii) shall not be deemed to be an Investment under Section 8.02(d)(ii).

                  In determining the amount of Investments outstanding, (1) Investments in Capital Stock and Investments taking the form of equity contributions shall always be valued at the original cost thereof (regardless of any subsequent appreciation or depreciation therein) less cash (or in the case of Investments made for other than cash, the Fair Market Value of Telecommunications Assets or Marketable Securities) received from such Investments by the Person making such Investments, provided that in no event may the amount of an Investment outstanding be valued at less than zero and (2) Investments in Indebtedness shall be valued at the original principal amount thereof less any cash payments received on such Indebtedness.

                  (e) Dividends, Purchase of Stock and Prepayments. (i) Declare any dividends (other than dividends payable in Capital Stock of the Parent or the Borrower) on any shares of any class of its Capital Stock, or apply any of its Property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of Capital Stock of a Loan Party, or permit any Principal Subsidiary so to do, or permit any Unrestricted Subsidiary to purchase or acquire any shares of any class of Capital Stock of the Borrower, except for any Permitted Investment, provided that dividends are permitted (1) to the extent necessary for the Parent to (A) so long as no Event of Default has occurred and is continuing, meet its regularly scheduled obligations in regard to principal and interest in connection with Indebtedness Incurred pursuant to clauses (C), (H) and (I) of Section 8.02(a)(i) and Refinancing thereof to the extent permitted in Section
         8.02 (a) (i) (K), (B) pay the ordinary operating expenses of the Parent and other liabilities incurred by the Parent in the ordinary course of business, (C) so long as no Event of Default has occurred and is continuing, repay the Outstanding Old Bond Debt, including regularly scheduled interest payments thereon, and (D) pay cash payments in lieu of the issuance of fractional shares in connection with stock splits or upon conversion into Capital Stock of the Parent (other than Disqualified Stock) of any security of the Parent or any convertible Indebtedness of the Parent, (2) to the Borrower, Restricted Subsidiaries, Principal Subsidiaries, Designated Foreign Subsidiaries and minority shareholders, provided that dividends may only be paid to minority shareholders ratably to the extent of their percentage interests in Capital Stock of a Subsidiary; and (3) so long as no Event of Default has occurred and is continuing, to the Parent or by the Parent in an amount no greater than the Net Available Cash of the substantially concurrent sale of (or specified with particularity at the time of the sale of, and subsequently made with such Net Available Cash of), or made by exchange for, Capital Stock (other than Disqualified Stock) of the Parent (other than Capital Stock issued or sold to a Subsidiary of the Parent or an employee stock ownership plan or to a trust established by the Parent or any of its Subsidiaries for the benefit of their employees); provided that such dividends and purchases of Capital Stock shall be deemed to be a utilization of Unrestricted Proceeds and shall not exceed the regularly scheduled dividend amounts under Series A Preferred Stock and Series G Preferred Stock;

                        (ii) Permit any Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary to enter into any agreement or instrument which by its terms restricts the ability of such Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary to (A) declare or pay dividends or make similar distributions, (B) repay principal of, or pay any interest on, any Indebtedness owed to any Consolidated Group Member described in Section 8.02(a)(i), (C) make payments of royalties, licensing fees and similar amounts to any Consolidated Group Member, (D) make loans or advances to any Consolidated Group Member or (E) permit any Consolidated Group Member to engage in consolidated cash management inconsistent with prudent business practice;

                        (iii) Permit (x) a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary to issue a stock dividend other than on a pro rata basis to its shareholders, and (y) the Borrower to issue stock dividends to any Person other than the Parent, and, in each case of clauses (x) and (y), the stock issued to a Restricted Subsidiary, Principal Subsidiary, or Designated Subsidiary in connection with such stock dividend is pledged to secure the Loans pursuant to the Security Documents;

                        (iv) subject to the Refinancing provisions of Section 8.02(a)(i)(K), prepay Indebtedness under clauses (C) and (I) of Section 8.02(a)(i) except that Indebtedness under clause (C) may be prepaid to the extent allowed pursuant to provisions in the applicable Bond Notes indentures that allow prepayments of up to 35% of the aggregate amount of the Bond Notes and notes issued in the Series C Stock Transaction with the net cash proceeds from one or more public equity offerings; provided that any such prepayment shall be deemed to be utilization of Unrestricted Proceeds in the amount of such prepayment; and

                        (v) Prepay Indebtedness Incurred under clause (E) of
         Section 8.02(a)(i), except Indebtedness Incurred under Section 8.02(a)(i)(E)(1), (I) by utilizing the proceeds of Investments permitted under Section 8.02(d)(ii)(Z) for the purpose of (A) a Permitted Partial Vendor Facility Prepayment or (B) a Permitted Complete Vendor Facility Prepayment or (II) satisfying a Mandatory Vendor Facility Prepayment Requirement.

                  (f) Use of Proceeds. Use the proceeds of Loans or Letters of Credit other than (i) to repay Indebtedness outstanding at the Effective Time, (ii) for working capital requirements and (iii) for general corporate purposes, including capital expenditures.

                  Section 8.03     Financial Covenants.

                  (a) Phase 1 Financial Covenants. Until the earlier of (i) the satisfaction in full of all the obligations of the Borrower under the Credit Documents and the Commitment Termination Date and (ii) December 31, 2002, the Consolidated Group Members shall:

                  (i) Maximum EBITDA Losses/Minimum EBITDA. Not permit EBITDA for any fiscal quarter to be less than the following during each quarterly period described below:

               Quarter Ended                                 Amount
     March 31, 2000                             $          (48,000,000)

     June 30, 2000                              $          (42,000,000)

     September 30, 2000                         $          (38,000,000)

     December 31, 2000                          $          (28,000,000)

     March 31, 2001                             $          (17,000,000)

     June 30, 2001                              $           (9,000,000)

     September 30, 2001                         $           (5,000,000)

     December 31, 2001                          $            1,000,000

     March 31, 2002                             $           28,000,000

     June 30, 2002                              $           44,000,000

     September 30, 2002                         $           60,000,000

     December 31, 2002                          $           76,000,000

                  (ii) Minimum Revenues. Not permit Consolidated Revenue for any fiscal quarter (calculated as of the last day of any fiscal quarter end and based on the results of the quarter then ended) to be less than the following:

                 Quarter Ended                            Amount

     March 31, 2000                                     $118,000,000

     June 30, 2000                                      $129,000,000

     September 30, 2000                                 $139,000,000

     December 31, 2000                                  $163,000,000

     March 31, 2001                                     $173,000,000

     June 30, 2001                                      $188,000,000

     September 30, 2001                                 $199,000,000

     December 31, 2001                                  $217,000,000

     March 31, 2002                                     $240,000,000

     June 30, 2002                                      $268,000,000

     September 30, 2002                                 $294,000,000

     December 31, 2002                                  $328,000,000

                  (iii) Maximum Cash Capital Expenditures. Not permit total annual Cash Capital Expenditures to exceed the following amounts; provided that unused amounts permitted to be expended in any fiscal year may be carried forward one year with all capital expenditures deemed first applied to any carry-forward amounts; provided further that on any date that any Loan Party receives Net Cash Proceeds from permitted Indebtedness (other than Refinancing Indebtedness) or equity in excess of the $1.5 billion, on a cumulative basis from the Effective Date, the Borrower may increase, at its discretion, the maximum Cash Capital Expenditures in any year or years by an aggregate amount equal to such Net Cash Proceeds that exceed the $1.5 billion; provided further that any such amount of increase shall be deemed a utilization of Unrestricted Proceeds; and provided further that under no circumstances shall the maximum annual Cash Capital Expenditures exceed (excluding carry over amounts) $1.3 billion for any year prior to and including 2001 and $1.0 billion in any year thereafter while this covenant is applicable:

                Fiscal Year                             Amount

                   2000                            $1,300,000,000
                   2001                            $1,150,000,000
                   2002                            $  550,000,000

                  (iv) Maximum Consolidated Senior Secured Debt to Consolidated Total Capitalization. Not permit the ratio of Consolidated Senior Secured Debt to Consolidated Total Capitalization to exceed 25% at any time. For the purpose of calculating Consolidated Total Capitalization, paid-in capital shall be given effect as of the date paid in.

                  (v) Maximum Consolidated Total Debt to Consolidated Total Capitalization. Not permit the ratio of Consolidated Total Debt to Consolidated Total Capitalization to exceed 75% at any time. For the purpose of calculating Consolidated Total Capitalization, paid-in capital shall be given effect as of the date paid in.

                  (vi) Maximum Consolidated Senior Secured Debt to Adjusted Gross PP&E. Not permit the ratio of Consolidated Senior Secured Debt to Adjusted Gross PP&E to exceed 50% at any time.

                  (vii) On-Network Hubs. Not permit the number of On-Network Hubs for any fiscal quarter (as calculated on the last day of any fiscal quarter) to be less than the following:

                                                   On - Network
             Quarter Ended                            Hubs

     March 31, 2000                                   125

     June 30, 2000                                    142

     September 30, 2000                               159

     December 31, 2000                                175

     March 31, 2001                                   190

     June 30, 2001                                    204

     September 30, 2001                               219

     December 31, 2001                                234

     March 31, 2002                                   249

     June 30, 2002                                    263

     September 30, 2002                               267

     December 31, 2002                                268


                  (viii) On-Network Buildings: Not permit the minimum number of On-Network Buildings for any fiscal quarter (calculated as of the last day of any fiscal quarter end) to be less than the following:

                                                          On - Network
              Quarter Ended                                Buildings

     March 31, 2000                                          1,649

     June 30, 2000                                           2,322

     September 30, 2000                                      3,320

     December 31, 2000                                       4,477

                                                          On - Network
              Quarter Ended                                Buildings

     March 31, 2001                                          5,981

     June 30, 2001                                           7,366

     September 30, 2001                                      8,755

     December 31, 2001                                      10,147

     March 31, 2002                                         10,256

     June 30, 2002                                          10,366

     September 30, 2002                                     10,475

     December 31, 2002                                      10,585

                  (b) Phase 2 Financial Covenants. From January 1, 2003 until the satisfaction in full of all the obligations of the Borrower under the Credit Documents and termination of the Commitments of the Lenders hereunder, the Consolidated Group Members shall:

                        (i) Consolidated Total Debt to Consolidated Annualized EBITDA. Not permit the ratio of Consolidated Total Debt to Consolidated Annualized EBITDA for any day during the following periods to be more than the following:


                      Period                                Ratio

     March 31, 2003 - June 29, 2003                         15.00x

     June 30, 2003 - September 29, 2003                     11.00x

     September 30, 2003 - December 30, 2003                 10.00x

     December 31, 2003 - March 30, 2004                      9.00x

     March 31, 2004 - June 29, 2004                          8.00x

     June 30, 2004 - September 29, 2004                      7.50x

     September 30, 2004 - December 30, 2004                  7.00x

     December 31, 2004 - March 30, 2005                      6.00x

     March 31, 2005 and thereafter                           5.00x

                        (ii) EBITDA to Consolidated Interest Expense. Not permit the ratio of EBITDA to Consolidated Interest Expense for the last four consecutive fiscal quarters immediately preceding any date of determination to be less than the following:

                   Quarter Ended                            Ratio

     March 31, 2003                                         0.50x

     June 30, 2003                                          0.50x

     September 30, 2003                                     0.75x

     December 31, 2003                                      0.75x

     March 31, 2004                                         1.00x

     June 30, 2004                                          1.00x

     September 30, 2004                                     1.25x

     December 31, 2004                                      1.25x

     March 31, 2005                                         1.50x

     June 30, 2005                                          1.50x

     September 30, 2005                                     1.75x

     December 31, 2005                                      1.75x

     March 31, 2006                                         2.00x

     June 30, 2006                                          2.00x

     September 30, 2006                                     2.25x

     December 31, 2006                                      2.25x

     March 31, 2007 and thereafter                          2.50x

                        (iii) Maximum Cash Capital Expenditures. Commencing fiscal year 2003 and through to the end of fiscal year 2007, not permit total annual Cash Capital Expenditures to exceed $400.0 million; provided that unused amounts permitted to be expended in any fiscal year may be carried forward one year with all Cash Capital Expenditures deemed first applied to any carry-forward amounts; provided further however, that on any date that any Loan Party receives Net Cash Proceeds from permitted issuance of Indebtedness (other than Refinancing Indebtedness) or equity in excess of $1.5 billion, on a cumulative basis from the Effective Date, the Borrower may increase, at its discretion, the maximum Cash Capital Expenditures in any year or years by an aggregate amount equal to such Net Cash Proceeds that exceed $1.5 billion; provided further that any such amount of increase shall be deemed a utilization of Unrestricted Proceeds; and provided further that under no circumstances shall the maximum annual Cash Capital Expenditures (excluding carry over amounts) exceed $1.0 billion in any year while this covenant is applicable.

                  (c) Consolidated Senior Debt to Consolidated Annualized EBITDA. From March 31, 2002 until the satisfaction in full of all the obligations of the Borrower under the Credit Documents and termination of the Commitments of the Lenders hereunder, the Consolidated Group Members shall not permit the ratio of Consolidated Senior Debt to Consolidated Annualized EBITDA for any day during the following periods to be more than the following:

                      Periods                              Ratio

March 31, 2002 - June 29, 2002                              12.50x

June 30, 2002 - September 29, 2002                          10.00x

September 30, 2002 - December 30, 2002                       9.00x

December 31, 2002 - March 30, 2003                           7.50x

March 31, 2003 - June 29, 2003                               5.00x

June 30, 2003 - September 29, 2003                           4.50x

September 30, 2003 - December 30, 2003                       4.00x

December 31, 2003 - March 30, 2004                           4.00x

March 31, 2004 and thereafter                                3.50x

                  (d) EBITDA to Consolidated Debt Service. Commencing in the quarter ending December 31, 2003, not permit the ratio of EBITDA to Consolidated Debt Service for the four consecutive fiscal quarters ending on such date to be less than 1.0.

                                   ARTICLE IX.

                                Events of Default


                  Section 9.01 Events of Default. If one or more of the following events (each, an "Event of Default") shall occur:

                  (a) The Borrower shall fail duly to pay any principal of any Loan or amount drawn under any Letter of Credit when due, whether at maturity, by notice of intention to prepay or otherwise;

                  (b) The Borrower shall fail duly to pay any interest, fee or any other amount payable under the Credit Documents within three Business Days after the same shall be due;

                  (c) The Loan Parties shall fail duly to observe or perform any term, covenant, or agreement contained in Sections 8.02 and 8.03;

                  (d) The Loan Parties shall fail duly to observe or perform any other term, covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days after written notice is given by the Administrative Agent to the Loan Parties;

                  (e) Any representation or warranty made or deemed made by a Loan Party in a Credit Document or Security Document, or any statement or representation made in any certificate, report or opinion delivered by or on behalf of a Loan Party in connection with a Credit Document or Security Document, shall prove to have been false or misleading in any material respect when so made or deemed made;

                  (f) A Loan Party shall fail to pay any Indebtedness (other than obligations hereunder) in an amount of $25.0 million or more when due and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness, unless such failure shall have been cured or waived, or a default shall have occurred and be continuing with respect to any such Indebtedness having an aggregate principal amount outstanding of $25.0 million or more and as a result of such default the holder of such Indebtedness shall have accelerated, or shall have the right to accelerate, the maturity of such Indebtedness prior to its express maturity;

                  (g) An involuntary case or other proceeding shall be commenced against any Loan Party (except as provided below) seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency, reorganization or similar law or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of more than 60 days; or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect;

                  (h) Any Loan Party (except as provided below) shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or any of them shall consent to the entry of a decree or order for relief in respect of the Loan Party in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or any of them shall file a petition or answer or consent seeking reorganization or relief under any applicable law, or any of them shall consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Loan Party or any substantial part of their respective property, or any of them shall make an assignment for the benefit of creditors, or any of them shall admit in writing its inability to pay its debts generally as they become due, or the Loan Party shall take corporate action in furtherance of any such action;

                  (i) One or more judgments against a Loan Party or attachments against its property, which in the aggregate exceed $25.0 million, or the operation or result of which could reasonably be expected to have a Material Adverse Effect, shall be rendered against such Loan Party and there shall be any period of 30 consecutive days during which a stay of such judgment or attachment, by reason of a pending appeal or otherwise, shall not be in effect;

                  (j) Notice of intent to terminate or amend a Pension Plan shall have been filed with any affected party (as defined in Section 4001 of ERISA), if, after giving effect thereto, the Pension Plan is a plan described in Section 4021(b) of ERISA or notice of an application by the PBGC to institute proceedings to terminate a Pension Plan pursuant to Section 4042 of ERISA shall have been received by any member of the ERISA Group, in each case only if the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) as of the date such notice is filed or received exceeds $15.0 million; any member of the ERISA Group incurs liability under Sections 4062(e), 4063 or 4064 of ERISA in respect of a Pension Plan in an amount in excess of $15.0 million; an amendment is adopted to a Pension Plan which would require security to be given to such Pension Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA in an amount in excess of $15.0 million; any member of the ERISA Group fails to make a payment to a Pension Plan which would give rise to a Lien in favor of such Plan under Section 302(f) of ERISA in an amount in excess of $15.0 million; or

                 (k) any Change of Control shall occur, then, and at any time during the continuance of such Event of Default, the Required Lenders, may, by written notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare any Loans then outstanding to be due, whereupon the principal of the Loans so declared to be due, together with accrued interest thereon and any unpaid amounts accrued under the Credit Documents, shall become forthwith due, without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Loan Parties); provided that, in the case of any Event of Default described in Section 9.01(g) or
         (h) occurring with respect to the Borrower, the Commitments shall automatically and immediately terminate and the principal of all Loans then outstanding, together with accrued interest thereon and any unpaid amounts accrued under the Credit Documents, shall automatically and immediately become due without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Loan Parties).

                  The provisions of paragraphs (g) and (h) of this Section 9.01 shall not apply to any Loan Party that would be permitted to become an Unrestricted Subsidiary pursuant to Article XII without the occurrence of a Default hereunder after giving effect to such action. Any such Loan Party shall be deemed converted to an Unrestricted Subsidiary provided that such conversion shall be deemed to be an Investment in Unrestricted Subsidiaries under Section 8.02(d)(ii)(T) as of the date of such conversion.

                                   ARTICLE X.

                    The Administrative and Collateral Agents

                  Section 10.01 The Agency. Each Lender appoints The Bank of New York as its Administrative Agent and Collateral Agent hereunder and under the Credit Documents and irrevocably authorizes the Administrative Agent and Collateral Agent to take such action on its behalf and to exercise such powers hereunder and thereunder as are specifically delegated to the Administrative Agent and Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, including the exercise of powers delegated to the Administrative Agent and Collateral Agent and the Lenders thereby, and the Administrative Agent and Collateral Agent hereby accept such appointment subject to the terms hereof. The relationship between the Administrative Agent and Collateral Agent and the Lenders shall be that of agent and principal only and nothing herein shall be construed to constitute the Administrative Agent and Collateral Agent a trustee or fiduciary for any Lender nor to impose on the Administrative Agent and Collateral Agent duties or obligations other than those expressly provided for herein.

                  Section 10.02 The Administrative Agent's Duties. The Administrative Agent and Collateral Agent shall promptly forward to each Lender copies, or notify each Lender as to the contents, of all notices received from the Borrower pursuant to the terms of this Agreement or the Credit Documents and, in the event that the Borrower fails to pay when due the principal of or interest on any Loan, the Administrative Agent shall promptly give notice thereof to the Lenders. As to any other matter not expressly provided for herein or under the other Credit Documents, the Administrative Agent and Collateral Agent shall have no duty to act or refrain from acting with respect to the Borrower, except upon the instructions of the Required Lenders. The Administrative Agent and Collateral Agent shall not be bound by any waiver, amendment, supplement, or modification of this Agreement or the other Credit Documents which affects its duties hereunder and thereunder, unless it shall have given its prior written consent thereto. The Administrative Agent and Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements binding on the Borrower pursuant to any Credit Document nor shall the Administrative Agent or Collateral Agent be deemed to have knowledge of the occurrence of any Default or Event of Default (other than a failure of the Borrower to pay when due the principal or interest on any Loan), unless it shall have received written notice from the Borrower or a Lender specifying such Default or Event of Default and stating that such notice is a "Notice of Default".

                  Section 10.03 Limitation of Liabilities. Each of the Lenders and the Loan Parties agree that (i) neither the Administrative Agent nor Collateral Agent any of its or their officers or employees shall be liable for any action taken or omitted to be taken by any of them hereunder except for its or their own gross negligence or wilful misconduct, (ii) neither the Administrative Agent nor Collateral Agent nor any of its or their officers or employees shall be liable for any action taken or omitted to be taken by any of them in good faith in reliance upon the advice of counsel, independent public accountants or other experts selected by the Administrative Agent, and (iii) the Administrative Agent and Collateral Agent shall be entitled to rely upon any notice, consent, certificate, statement or other document believed by it to be genuine and correct and to have been signed and/or sent by the proper Persons.

                  Section 10.04 The Administrative Agent and Collateral Agent as a Lender. The Administrative Agent and Collateral Agent may, without any liability to account, maintain deposits or credit balances for, invest in, lend money to and generally engage in any kind of banking or investment banking business with any Loan Party or Subsidiary or Affiliate of the Borrower as if it were any other lender and without any duty to account therefor to the other Lenders.

                  Section 10.05 Lender Credit Decision. Neither the Administrative Agent, Collateral Agent nor any of its or their Affiliates, officers or employees has any responsibility for, gives any guarantee in respect of, nor makes any representation to the Lenders as to, (i) the condition, financial or otherwise, of the Parent, the Borrower or any Subsidiary thereof or the truth of any representation or warranty given or made in this Agreement, or in connection here with or therewith or (ii) the validity, execution, sufficiency, effectiveness, construction, adequacy, enforceability or value of this Agreement or any other document or instrument related hereto or thereto. Except as specifically provided herein, neither the Administrative Agent nor Collateral Agent nor any of its or their Affiliates, officers or employees shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the operations, business, property, condition or creditworthiness of the Borrower or any of its Subsidiaries, whether such information comes into the Administrative Agent's or Collateral Agent's possession on or before the Effective Date or at any time thereafter. Each Lender acknowledges that (i) it has, independently and without reliance upon the Administrative Agent or Collateral Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and (ii) all information reviewed by it in its credit analysis or otherwise in connection herewith (including information relating to the Administrative Agent and Collateral Agent) has been provided solely by or on behalf of the Parent and the Borrower, and neither the Administrative Agent nor the Collateral Agent has no responsibility for such information. Each Lender also acknowledges that it will independently and without reliance upon the Administrative Agent or Collateral Agent or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Credit Document.

                  Section 10.06 Indemnification. (a) Each Lender agrees to indemnify the Administrative Agent and Collateral Agent, to the extent not reimbursed by any of the Loan Parties, ratably in proportion to such Lender's Commitment (as of the time of the incurrence of the liability being indemnified against), from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent and Collateral Agent in any way relating to or arising out of any Credit Document, or any action taken or omitted to be taken by the Administrative Agent and Collateral Agent hereunder or thereunder; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent and Collateral Agent or any of its officers or employees. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent and Collateral Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of counsel incurred by the Administrative Agent and Collateral

Agent in such capacity in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, any Credit Document or any amendments or supplements hereto or thereto, to the extent that the Administrative Agent and Collateral Agent is not reimbursed for such expenses by any of the Loan Parties).

                  (b) Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under this Section 10.06 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  (c) The provisions of this Section 10.06 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the reduction or termination of any Commitments, the invalidity or unenforceability of any term or provision of any Credit Document, or any investigation made by or on behalf of the Lenders.

                  Section 10.07 Successor Administrative Agent and Collateral Agent. The Administrative Agent or Collateral Agent may resign at any time, in such capacity, by giving written notice thereof to the Lenders and the Loan Parties. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent or Collateral Agent and, so long as the Borrower is not in Default, with the consent of the Borrower provided such consent shall not be unreasonably withheld. If no successor Administrative Agent or Collateral Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Administrative Agent's giving of notice of resignation the resigning Administrative Agent or Collateral Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent , which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250.0 million. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by a successor Administrative Agent or Collateral Agent, such successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigned Administrative Agent or Collateral Agent, and the resigned Administrative Agent or Collateral Agent shall be discharged from its duties and obligations in such capacity under this Agreement and the other Credit Documents. After any Administrative Agent's or Collateral Agent's resignation or removal as Administrative Agent or Collateral Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent under this Agreement or the other Credit Documents.

                                   ARTICLE XI.

                          Evidence of Loans; Transfers

                  Section 11.01 Evidence of Loans. (a) Each Lender shall maintain, in accordance with its customary and usual practice, accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each

Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender in respect of Loans.

                  (b) The Administrative Agent shall maintain, on behalf of and as agent for the Borrower, in accordance with its customary and usual practice,
(i) a copy of each Assignment and Acceptance delivered to it and (ii) written or electronic records for the recordation of (A) the amount of each Lender's Commitments, (B) the amount of each Loan, whether such Loan is a Revolving Credit Loan, or Term Loan and the interest rate and the Interest Period applicable thereto, (C) the amount of any principal, fees or interest paid, due and payable or to become due and payable from the Borrower to each Lender hereunder, (D) the amount of any payments received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof and (E) the name and address of the Assignee, the amount of the Assignee's Commitment and the principal amount of each Loan owing to each Lender or such Assignee. The Administrative Agent's written records described above shall be available for inspection during ordinary business hours by the Borrower or any Lender or Assignee from time to time upon reasonable prior notice to the Administrative Agent.

                  (c) The entries made in the Administrative Agent's written or electronic records and the foregoing accounts shall be prima facie evidence of the existence and amounts of the Indebtedness of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account or such records, as applicable, or any error therein, shall not in any manner affect the validity or enforceability of any obligation of the Borrower to repay any Loan actually made by such Lender in accordance with the terms of this Agreement. The entries in such records relating to assignments shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in such records as the owner of the Loans recorded therein for all purposes of this Agreement.

                  (d) The Borrower's obligations to repay any Loan assigned to a Federal Reserve Bank by a Lender shall, to the extent requested by such Lender in order to effect such assignment, be evidenced by one or more Notes, in substantially the form of Exhibit 11.01(d)-1 or Exhibit 11.01(d)-2, as appropriate. Such Note shall be in the principal amount of the Loan or Loans so assigned and stated to mature on the applicable Commitment Termination Date and bear interest from its date until paid in full on the principal amount of the Loan outstanding thereunder payable at the rates and in the manner provided herein.

                  Section 11.02 Participations. Any Lender may at any time grant to one or more financial institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to any of the Loan Parties or the Administrative Agent, such Lender shall maintain on behalf of the Borrower a register of the information set forth in Section 11.01(b)(ii)(A) through (E) with respect to such Participants and shall remain responsible for the performance of its obligations hereunder, and, except to the extent such participating interest has been granted pursuant to
Section 4.02(e), the Loan Parties and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of each of the Loan Parties hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (i) through (vi), inclusive, of
Section 13.06 without the consent of the Participant. An assignment or other transfer which is not permitted by Section 11.03 shall be given effect for purposes of this Agree ment only to the extent of a participating interest granted in accordance with this Section 11.02.

                  Section 11.03 Assignments. (a) Any Lender may at any time assign to one or more financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an instrument, in substantially the form of Exhibit 11.03(a) (an "Assignment and Acceptance"), executed by such Assignee and such transferor Lender, with (and subject to) the signed consent (which consent shall not be unreasonably withheld) of the Parent, the Borrower, the Administrative Agent and the L/C Issuer; provided that (i) the foregoing consent requirement shall not be applicable in the case of an assignment or other transfer by any Lender to an Affiliate of such Lender, to another Lender, a Federal Reserve Bank or, in the case of a Lender that is a fund that invests in bank loans, to a fund under common management, or advised by the same investment adviser (or Affiliate thereof) (an "Approved Fund") and (ii) the aforementioned consent of the Parent and the Borrower shall not be required if there shall have occurred an Event of Default that is continuing. Upon execution and delivery of an Assignment and Acceptance and payment by such Assignee to such transferring Lender of an amount equal to the purchase price agreed between such transferring Lender and such Assignee and payment by the transferring Lender or the Assignee of an assignment fee of $3,500 to the Administrative Agent (provided that only one such fee shall be payable in the event of simultaneous transfers to two or more funds that invest in bank loans and are Approved Funds as to each other), such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment or an outstanding Loan as set forth in such Assignment and Acceptance, and the transferring Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Revolving Credit Loans, Term Loan A Loans and Term Loan B Loans may be assigned separately and not pro rata. Any assignment pursuant to this Section 11.03 shall become effective upon the recording thereof in the written records maintained by the Administrative Agent pursuant to Section 11.01(b).

                  (b) An Assignment and Acceptance must be in a minimum amount of $5.0 million unless otherwise agreed to by the Borrower, except (i) as to an Assignment and Acceptance between Lenders or between a Lender and any Affiliate of such Lender or Approved Fund of such Lender to which no minimum dollar amount shall apply or (ii) if the amount of any Lender's Commitment or outstanding Loans is less than $5.0 million, then all of such lesser amount; provided that all simultaneous assignments to two or more funds that are Approved Funds as to each other shall be aggregated in determining whether such minimum has been met.

                  (c) No Assignee of any Lender's rights shall be entitled to receive any greater payment under Section 4.03 or 4.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent.

                  Section 11.04 Certain Pledges. Notwithstanding any other provision in this Agreement, (a) any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Federal Reserve Board Regulation A (or any successor provision) or U.S. Treasury Regulation 31 C.F.R. ss. 203.14 (or any successor provision), and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law and (b) any Lender that is a fund that invests in bank loans may pledge all or any portion of its rights in connection with this Agreement to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided that any foreclosure or other exercise of remedies by such trustee shall be subject to the provisions of this Section 11.03 regarding assignments in all respects. No pledge described in the immediately preceding sentence shall release any Lender from its obligations hereunder.

                                  ARTICLE XII.

                                  Subsidiaries

                  Section 12.01 Restricted Subsidiaries. (a) On the Effective Date, Restricted Subsidiaries shall consist of the Subsidiaries listed as such on Schedule 5.01(b).

                  (b) Upon the occurrence of the last of all of the following events with respect to a Subsidiary, such Subsidiary shall become a Restricted
Subsidiary: (i) the Subsidiary is or becomes a Subsidiary of the Borrower and 80% or more of the Capital Stock and Voting Stock of the Subsidiary is owned through Restricted Subsidiaries, by the Borrower, (ii) the Subsidiary is a Guarantor or becomes an Additional Guarantor, (iii) the Subsidiary pledges a substantial majority of its assets to secure the Loans under the Security Documents, (iv) all of the Capital Stock of the Subsidiary owned by the Borrower and Restricted Subsidiaries is pledged to secure the Loans under the Security Documents and (v) notice of the foregoing shall have been received by the Administrative Agent.

                  (c) Upon the occurrence of the last of all of the following events with respect to a Subsidiary organized under laws of a jurisdiction outside the United States, such Subsidiary shall become a Restricted Subsidiary:
(i) the Subsidiary is or becomes a Wholly Owned Subsidiary of the Borrower, (ii) the Subsidiary is a Guarantor or becomes an Additional Guarantor, to the extent legally permissible, or except as reasonably determined by the Administrative Agent to be impractical, (iii) the Subsidiary pledges substantially all of its assets to secure the Loans under the Security Documents to the extent legally permissible, except as reasonably determined by the Administrative Agent to be impractical, (iv) all of the Capital Stock and Voting Stock of the Subsidiary is pledged to secure the Loans under the Security Documents to the extent legally permissible, except as reasonably determined by the Administrative Agent to be impractical, and (v) notice of the foregoing shall have been received by the

Administrative Agent; provided that if any of the actions set forth in (ii),
(iii) or (iv) above are not legally permissible or are reasonably determined by the Administrative Agent to be impractical, but become legally permissible or are reasonably determined by the Administrative Agent not to be impractical at any time after the date hereof, such Subsidiary shall take such actions if requested by the Administrative Agent within 30 days of such request.

                  (d) (i) Upon the occurrence of any of the following events, a Restricted Subsidiary (the "Converting Restricted Subsidiary") shall automatically and without further action by any Person cease to be a Restricted
Subsidiary: (A) at least 80% of the Capital Stock and Voting Stock of the Converting Restricted Subsidiary ceases to be owned directly, or indirectly through Restricted Subsidiaries, by the Borrower, (B) the Guarantee, if any, of the Converting Restricted Subsidiary of the Loans is released involuntarily in whole or part or otherwise becomes unenforceable in any material respect, (C) the assets of the Converting Restricted Subsidiary pledged to secure the Loans, if any, are released involuntarily in whole or part, or the Lien, if any, in favor of the Lenders on any material portion of the Collateral contemplated under the Security Documents is unenforceable or ineffective, except as otherwise permitted hereunder, (D) for a Converting Restricted Subsidiary organized under the laws of the United States, less than all of the Capital Stock of the Converting Restricted Subsidiary owned by the Borrower and Restricted Subsidiaries remains pledged to secure the Loans under the Security Documents, (E) for a Converting Restricted Subsidiary organized under the laws of a jurisdiction outside the United States, Capital Stock and Voting Stock constituting less than (1) the lesser of the Capital Stock and Voting Stock owned by the Borrower and Restricted Subsidiaries or (2) 66% of the Capital Stock and Voting Stock of the Converting Restricted Subsidiary remains pledged to secure the Loans under the Security Documents or (F) the Converting Restricted Subsidiary ceases to be a Wholly Owned Subsidiary of the Borrower and
(1) is not a Guarantor or an Additional Guarantor or (2) has not pledged a substantial majority of its assets to secure the Loans under the Security Documents; provided, further, that Temporary Restricted Subsidiaries are not subject to this paragraph (d); provided, moreover, that a conversion under this paragraph is deemed to be an Investment in Principal Subsidiaries under Section 8.02(d)(ii)(S) as of the date of such conversion whether or not such an Investment is permitted pursuant to that Section.

                        (ii) Upon the occurrence of any of the events specified in Section 12.01(d)(i), a Converting Restricted Subsidiary shall automatically and without further action by any Person become: (A) a Principal Subsidiary, if it meets the requirements set forth in Sections 12.02(b) or (c),
(B) a Designated Foreign Subsidiary, if it meets the requirements set forth in
Section 12.03(b) or (c), or (C) an Unrestricted Subsidiary, if it does not meet any of the requirements set forth in the preceding clauses (A) or (B).

                  (e) Subject to the provisions of Section 8.02(d)(ii)(S), upon the occurrence of the last of all of the following events, a Restricted Subsidiary shall become a Principal Subsidiary voluntarily: (i) the Restricted Subsidiary is designated a Principal Subsidiary by the Board of Directors of the Parent and (ii) notice of the foregoing shall have been received by the Administrative Agent. Upon conversion to a Principal Subsidiary pursuant to this paragraph (e), provided that no Default exists, the Administrative Agent shall promptly release the assets of the Subsidiary and any Capital Stock of the Subsidiary not owned by the Borrower or any Restricted Subsidiary from the Lien of the Security Documents and release such Principal Subsidiary as a Guarantor.

                  (f) Subject to the provisions of Section 8.02, upon the occurrence of the last of the following events, a Restricted Subsidiary shall become an Unrestricted Subsidiary voluntarily: (i) the Restricted Subsidiary is designated as an Unrestricted Subsidiary by the Board of Directors of the Parent, and (ii) notice of the foregoing shall have been received by the Administrative Agent. Upon conversion to an Unrestricted Subsidiary, provided that no Default exists, the Administrative Agent shall promptly release the assets of the Unrestricted Subsidiary and the Capital Stock of the Unrestricted Subsidiary from the Lien of the Security Documents and release such Unrestricted Subsidiary as a Guarantor.

                  Section 12.02 Principal Subsidiaries. (a) On the Effective Date, Principal Subsidiaries shall consist of the Subsidiaries listed as such on
Schedule 5.01(b).

                  (b) Subject to the provisions of Section 8.02(d)(ii)(S), upon the occurrence of the last of each of the following events with respect to a Subsidiary organized under the laws of any jurisdiction within the United States or any state thereof, such Subsidiary shall become a Principal Subsidiary: (i) all of the Voting Stock of the Subsidiary owned by the Borrower or Restricted Subsidiaries is pledged to secure the Loans under the Security Documents and
(ii) notice shall have been received by the Administrative Agent.

                  (c) Subject to the provisions of Section 8.02(d)(ii)(S), upon the occurrence of the last of each of the following events with respect to a Subsidiary organized under the laws of a jurisdiction outside the United States, such Subsidiary shall become a Principal Subsidiary: (i) the lesser of the Voting Stock owned by the Borrower or Restricted Subsidiaries or 66% of the Voting Stock of the Subsidiary is pledged to secure the Loans under the Security Documents to the extent legally permissible, except as determined by the Administrative Agent to be impractical and (ii) notice of the foregoing shall have been received by the Administrative Agent.

                  (d) Subject to the provisions of Section 8.02(d)(ii)(T), upon the occurrence of the last of each of the following events a Principal Subsidiary shall become an Unrestricted Subsidiary voluntarily: (i) the Principal Subsidiary is designated as an Unrestricted Subsidiary by the Board of Directors of the Parent and (ii) notice of the foregoing shall have been received by the Administrative Agent. Upon conversion to a Unrestricted Subsidiary pursuant to this paragraph (d), provided that no Default exists, the Administrative Agent shall release the Capital Stock of such Unrestricted Subsidiary from the Lien of the Security Documents.

                  (e) Upon the occurrence of any of the following events a Principal Subsidiary shall automatically and without further action by any Person become an Unrestricted Subsidiary: (i) all of the Voting Stock of the Principal Subsidiary owned by the Borrower or Restricted Subsidiaries is not pledged to secure the Loans under the Security Documents to the extent legally permissible, except as determined by the Administrative Agent to be impractical, (ii) the pledge of the Capital Stock of the Principal Subsidiary is not enforceable or (iii) a conversion of the Principal Subsidiary to an Unrestricted Subsidiary pursuant to Section 9.01; provided that a conversion under this paragraph is deemed to be an Investment in Unrestricted Subsidiaries under Section 8.02(d)(ii)(T) as of the date of such conversion whether or not such an Investment is permitted pursuant to that Section.

                  Section 12.03 Designated Foreign Subsidiaries. (a) On the Effective Date, Designated Foreign Subsidiaries shall consist of the Subsidiaries listed as such on Schedule 5.01(b).

                  (b) Upon the occurrence of the last of each of the following events with respect to a Subsidiary organized under the laws of a jurisdiction outside the United States, such Subsidiary shall become a Designated Foreign
Subsidiary: (i) the Subsidiary becomes a Wholly Owned Subsidiary of the Borrower, (ii) the Subsidiary is designated as Designated Foreign Subsidiary by the Board of Directors of the Parent, (iii) none of the Capital Stock of the Subsidiary is pledged as collateral to any Person other than a Consolidated Group Member, and (iv) notice of the foregoing shall have been received by the Administrative Agent.

                  (c) Upon the occurrence of any of the following events, a Designated Foreign Subsidiary shall automatically and without further action by any Person become an Unrestricted Subsidiary: (i) the Designated Foreign Subsidiary shall cease to be a Wholly Owned Subsidiary of the Borrower, (ii) any of the Capital Stock of the Subsidiary is pledged as collateral to any Person other than a Consolidated Group Member or the Lenders or L/C Issuer or (iii) a conversion of the Designated Foreign Subsidiary to an Unrestricted Subsidiary pursuant to Section 9.01; provided that a conversion under this paragraph is deemed to be an Investment in Unrestricted Subsidiaries under Section 8.02(d)(ii)(T) as of the date of such conversion whether or not such an Investment is permitted pursuant to that Section.

                  (d) Subject to the provisions of Section 8.02(d)(ii)(T), upon the occurrence of the last to occur of the following events, a Designated Foreign Subsidiary shall become an Unrestricted Subsidiary voluntarily: (i) the Designated Foreign Subsidiary is designated as an Unrestricted Subsidiary by the Board of Directors of the Parent and (ii) notice of the foregoing shall have been received by the Administrative Agent.

                  Section 12.04 Temporary Restricted Subsidiaries. On the Effective Date, Temporary Restricted Subsidiaries shall consist of Subsidiaries which are listed as such on Schedule 5.01(b) all of whose Voting Stock is pledged to secure the Loans under the Security Documents but which Subsidiaries have not otherwise Guaranteed the Loans or pledged all of their assets to secure the Loans under the Security Documents.

                  Section 12.05 Administrative Agent Duties. The Administrative Agent shall keep a register of Restricted Subsidiaries, Temporary Restricted Subsidiaries, Principal Subsidiaries and Designated Foreign Subsidiaries under the Agreement.

                  Section 12.06 Additional Subsidiaries. If any additional Subsidiary of the Borrower is formed or acquired after the Effective Date, the Parent will notify the Administrative Agent and the Lenders thereof and such Subsidiary shall be deemed an Unrestricted Subsidiary until such time as the Subsidiary becomes a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary pursuant to this Article XII.

                  Section 12.07 Impracticality. For purposes of this Article XII, the Administrative Agent shall consider the following factors in the determination of when an action is "impractical": the cost and difficulty of such action, including potential tax consequences and administrative time and effort, the benefit of such action to the Lenders, Administrative Agent and L/C

Issuer and the legal viability of such action including obligations and restrictions under licenses.

                  Section 12.08 Conversions Upon Prepayment. In accordance with other provisions of this Article XII at the time of, or substantially simultaneously with a Permitted Complete Vendor Facility Prepayment of a Vendor Facility Debt Tranche, each Vendor Facility Obligor in respect thereof shall become a Restricted Subsidiary and each other Person in the Vendor Facility Group shall be designated by the Borrower as a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary (or, failing any such designation, shall be deemed designated an Unrestricted Subsidiary), provided that (a) no more than 10% of the assets financed by such Vendor Facility Debt Tranche shall be owned by members of such Vendor Facility Group that remain Unrestricted Subsidiaries and (b) no more than 20% of the assets financed by such Vendor Facility Debt owned by members of such Vendor Facility Group that are or become Principal Subsidiaries or Designated Foreign Subsidiaries except, in the case of either clause (a) or (b) above, as may be otherwise permitted under this Agreement. Any designation of a Vendor Facility Group member under this Section
12.08 shall not be deemed an Investment under Section 8.02(d). The calculations under this Section 12.08 for the determination of the percentage of assets owned by a Person shall be based on the purchase price of the assets and other costs directly attributable or allocable to the acquisition of such assets.

                                  ARTICLE XIII.

                                  Miscellaneous

                  Section 13.01 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Section 13.02 WAIVER OF JURY TRIAL. EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE NOTES OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

                  Section 13.03 Jurisdiction and Venue; Service of Process. (a) Each of the Loan Parties, the Borrower, the Administrative Agent and the Lenders each hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of any Credit Document and to the laying of venue in the Borough of Manhattan, The City of New York. Each of the Loan Parties, the Administrative Agent and the Lenders each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (b) Each of the Loan Parties agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 13.08, or to such Loan Party at such other address of which the Administrative Agent shall have been notified pursuant thereto. Each Loan Party further agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (c) Each Loan Party waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  Section 13.04 Set off. Each Loan Party hereby authorizes each Lender (including each Lender in its capacity as a purchaser of a participation interest pursuant to Section 4.02(e)) upon the occurrence of an Event of Default and at any time and from time to time during the continuance thereof, to the fullest extent permitted by law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final and in whatever currency) at any time held, and other Indebtedness at any time owing, by such Lender to or for the credit or the account of any of the Loan Parties against any of the obligations of such Loan Party, now or hereafter existing under any Credit Document, held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 13.04 are in addition to other rights and remedies (including other rights of set off) which such Lender may have. Any Lender exercising its rights under this Section
13.04 shall give notice thereof to each of the Loan Parties and the Administrative Agent concurrently with or prior to the exercise of such rights; provided that failure to give such notice shall not affect the validity of such exercise.

                  Section 13.05 Confidentiality. Each Lender, the L/C Issuer and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with their customary procedures for handling their own confidential information, any Confidential Information; provided that the Administrative Agent, the L/C Issuer and Lenders may: (a) make such disclosures as they are required by law to make; (b) disclose Confidential Information on a confidential basis to their accountants, affiliates, attorneys and other advisors in each case who need to know such Confidential Information and to bank examiners; (c) disclose Confidential Information to any Assignee or Participant (or prospective Assignee or Participant) so long as such Assignee or Participant (or prospective Assignee or Participant) agrees to keep confidential any Confidential Information on a basis substantially similar to the basis on which the Administrative Agent, the L/C Issuer and Lenders have agreed hereunder to keep information confidential; (d) disclose Confidential Information to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 13.05), and (e) make disclosures of Confidential Information in connection with any litigation relating to enforcement of the Credit Documents.

                  The Loan Parties acknowledge that the Lenders, L/C Issuer and the Administrative Agent may be providing debt financing, equity capital or other services (including financial advisory services) to other companies or entities in respect of which the Loan Parties may have conflicting interests regarding the transactions herein described or otherwise. However, the Lenders, L/C Issuer and the Administrative Agent shall not furnish Confidential Information to any of their other customers, nor will they make available to the Loan Parties confidential information that they have obtained or may obtain from any other customer.

                  Section 13.06 Amendments and Waivers. Any provision of this Agreement and the other Credit Documents may be amended, modified, supplemented or waived, but only by a written amendment and the other Credit Documents or supplement, or written waiver, signed by the Parent, the Borrower and either the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent), or the Administrative Agent with the consent of the Required Lenders; provided, however, that no such amendment, modification, or waiver shall, (a) unless signed by all the Lenders, or by the Administrative Agent with the consent of all the Lenders, (i) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone any scheduled payment of principal of or interest on any Loan or any fees hereunder, (iv) postpone any reduction or termination of any Commitment, (v) change the definition of "Required Lenders", (vi) release any of the Guarantees granted pursuant to Article VI or any material Collateral (unless such release is otherwise permitted under any of the Credit Documents) or (vii) amend, modify, supplement or waive the provisions of this Section 13.06 or any other provision of this Agreement or the Credit Documents requiring the consent of all the Lenders and (b) unless signed by Lenders holding more than 50% of the sum of the unused portion of the Total Commitment and the total outstanding Loans for each class of Loans that is adversely affected thereby, amend, modify, supplement or waive the provisions of Section 2.06.

                  Section 13.07 Cumulative Rights; No Waiver. Each and every right granted to the Administrative Agent, the L/C Issuer and the Lenders hereunder or under any other document delivered in connection herewith, or allowed them by law or equity, shall be cumulative and not exclusive and may be exercised from time to time. No failure on the part of the Administrative Agent, the L/C Issuer or any Lender to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Administrative Agent, the L/C Issuer or any Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

                  Section 13.08 Notices. (a) Any communication, demand or notice to be given hereunder will be duly given when delivered in writing or by telecopy to a party at its address as indicated below or such other address as such party may specify in a notice to each other party hereto. A communication, demand or notice given pursuant to this Section 13.08 shall be addressed:

                  If to the Parent, at

                        Winstar Communications, Inc.
                        The Winstar Building
                        685 Third Avenue, 9th Floor
                        New York, NY  10017

                        Telecopy:   (212) 584-4001

                        Attention:  Treasurer and
                                    General Counsel

          If to the Borrower, a Restricted Subsidiary, Principal Subsidiary, Vendor Facility Obligor, Designated Foreign Subsidiary or Securing Party (as defined in the Pledge and Security Agreement) at

                        c/o Winstar Communications, Inc.
                        The Winstar Building
                        685 Third Avenue, 9th Floor
                        New York, NY  10017

                        Telecopy:   (212) 584-4001

                        Attention:  Treasurer and
                                    General Counsel

                  If to the Administrative Agent, at

                        The Bank of New York
                        One Wall Street, 18th Floor
                        New York, New York  10286

                        Telecopy:   (212) 635-6365

                        Attention:  Genoveso Caviness
                                    Agency Function Administration

                           With a copy to (for all notices except those pursuant to Article II):

                        The Bank of New York
                        One Wall Street,  18th Floor
                        New York, New York 10286

                        Telecopy:  (212) 635-8525

                        Attention:  Brendan Nedzi

                  If to the Collateral Agent, at

                        The Bank of New York
                        One Wall Street, 18th Floor
                        New York, New York  10286

                        Telecopy:   (212) 635-6365

                        Attention:  Genoveso Caviness
                                    Agency Function Administration

                        With a copy to (for all notices except those pursuant to Article II):

                        The Bank of New York
                        One Wall Street,  18th Floor
                        New York, New York 10286

                        Telecopy:  (212) 635-8525

                        Attention:  Brendan Nedzi

                  If to the L/C Issuer, at

                        The Bank of New York
                        One Wall Street, 18th Floor
                        New York, New York  10286

                        Telecopy:   (212) 635-6365

                        Attention:  Genoveso Caviness
                                    Agency Function Administration

                        With a copy to (for all notices except those pursuant to Article II):

                        The Bank of New York
                        One Wall Street,  18th Floor
                        New York, New York 10286

                        Telecopy:  (212) 635-8525

                        Attention:  Brendan Nedzi

                  If to any Lender, at its address indicated on Schedule 1.01(c)-1 hereto, or at such other address as may be designated by such Lender in an Administrative Questionnaire or other appropriate writing, delivered to the Administrative Agent and the Borrower.

                  This Section 13.08 shall not apply to notices referred to in
Article II of this Agreement, except to the extent set forth therein.

                  (b) Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telecopy.

                  Section 13.09 Separate Debts. The amounts payable by the Borrower at any time under the Credit Documents to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising under the Credit Documents, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                  Section 13.10 Certain Acknowledgments. The Borrower hereby confirms and acknowledges that (a) neither the Administrative Agent, the L/C Issuer nor any Lender has any fiduciary or similar relationship to the Borrower and that the relationship established by the Credit Documents between the Administrative Agent, the L/C Issuer and the Lenders, on the one hand, and the Borrower, on the other hand, is solely that of creditors and debtor and (b) that no joint venture exists among the Lender or among the Borrower and the Lenders.

                  Section 13.11 Separability. In case any one or more of the provisions contained in any Credit Document shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein or in any other Credit Document shall not in any way be affected or impaired thereby.

                  Section 13.12 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each of the Loan Parties and the Lenders and their respective successors and assigns, except that the Borrower may not assign any of its rights hereunder without the prior written consent of all of the Lenders, and any purported assignment by the Borrower without such consent shall be void.

                  Section 13.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. Manual delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   PARENT:

                                   WINSTAR COMMUNICATIONS, INC.

                                        /s/ Frederic E. Rubin
                                   By: _____________________________________
                                       Name:  Frederic E. Rubin
                                       Title: Senior Vice President, Treasurer


                                   BORROWER:

                                   WCI  CAPITAL CORP.


                                        /s/ Frederic E. Rubin
                                   By: _____________________________________
                                       Name:  Frederic E. Rubin
                                       Title: Vice President, Treasurer

                                   GUARANTORS:

                                   WINSTAR WIRELESS, INC.


                                        /s/ Frederic E. Rubin
                                   By: _____________________________________
                                       Name:  Frederic E. Rubin
                                       Title: Vice President, Treasurer


                                   WINSTAR A/R SPE, LLC


                                        /s/ Frederic E. Rubin
                                   By: _____________________________________
                                       Name:  Frederic E. Rubin
                                       Title: Vice President, Treasurer

                                    WINSTAR A/R ACCOUNT PARTY, LLC


                                        /s/ Frederic E. Rubin
                                   By: _____________________________________
                                       Name:  Frederic E. Rubin
                                       Title: Vice President, Treasurer

                                     WINSTAR BROADBAND ACQUISITION
                                          1999, LLC


                                        /s/ Frederic E. Rubin
                                   By: _____________________________________
                                       Name:  Frederic E. Rubin
                                       Title: Vice President, Treasurer

                                     WINSTAR NETWORK EXPANSION, LLC


                                        /s/ Frederic E. Rubin
                                   By: _____________________________________
                                       Name:  Frederic E. Rubin
                                       Title: Vice President, Treasurer

                                     WWI LICENSE HOLDING, INC.


                                        /s/ Frederic E. Rubin
                                   By: _____________________________________
                                       Name:  Frederic E. Rubin
                                       Title: Vice President, Treasurer

                                     WINSTAR EQUIPMENT CORP.


                                        /s/ Frederic E. Rubin
                                   By: _____________________________________
                                       Name:  Frederic E. Rubin
                                       Title: Vice President, Treasurer

                                     WINSTAR EQUIPMENT II CORP.


                                        /s/ Frederic E. Rubin
                                   By: _____________________________________
                                       Name:  Frederic E. Rubin
                                       Title: Vice President, Treasurer

                                     WINSTAR WIRELESS FIBER CORP.



                                        /s/ Frederic E. Rubin
                                   By: _____________________________________
                                       Name:  Frederic E. Rubin
                                       Title: Vice President, Treasurer

                                     WINSTAR LMDS, LLC


                                        /s/ Frederic E. Rubin
                                   By: _____________________________________
                                       Name:  Frederic E. Rubin
                                       Title: Vice President, Treasurer

                                     WINSTAR CREDIT CORP.


                                        /s/ Frederic E. Rubin
                                   By: _____________________________________
                                       Name:  Frederic E. Rubin
                                       Title: Vice President, Treasurer

                                     WINSTAR SWITCH ACQUISITION CORP.


                                        /s/ Frederic E. Rubin
                                   By: _____________________________________
                                       Name:  Frederic E. Rubin
                                       Title: Vice President, Treasurer

                                     WINSTAR NEW MEDIA COMPANY, INC.


                                        /s/ Kenneth J. Zinghini
                                   By: _____________________________________
                                       Name:  Kenneth J. Zinghini
                                       Title: Vice President and Assistant
                                              Secretary

                                     WINSTAR INTERACTIVE MEDIA SALES,
                                          INC.

                                        /s/ Kenneth J. Zinghini
                                   By: _____________________________________
                                       Name:  Kenneth J. Zinghini
                                       Title: Vice President and Assistant
                                              Secretary


                                      WINSTAR EASYNET INC.

                                        /s/ Kenneth J. Zinghini
                                   By: _____________________________________
                                       Name:  Kenneth J. Zinghini
                                       Title: Vice President and Assistant
                                              Secretary


                                      WINSTAR INTERACTIVE VENTURES I,
                                           INC.
                                        /s/ Kenneth J. Zinghini
                                   By: _____________________________________
                                       Name:  Kenneth J. Zinghini
                                       Title: Vice President and Assistant
                                              Secretary


                                      WINSTAR GLOBAL MEDIA, INC.

                                        /s/ Kenneth J. Zinghini
                                   By: _____________________________________
                                       Name:  Kenneth J. Zinghini
                                       Title: Vice President and Assistant
                                              Secretary

                                       WINSTAR RADIO NETWORKS, INC.

                                        /s/ Kenneth J. Zinghini
                                   By: _____________________________________
                                       Name:  Kenneth J. Zinghini
                                       Title: Vice President and Assistant
                                              Secretary


                                       WALT BABY LOVE PRODUCTIONS, INC.

                                        /s/ Kenneth J. Zinghini
                                   By: _____________________________________
                                       Name:  Kenneth J. Zinghini
                                       Title: Vice President and Assistant
                                              Secretary


                                      NON FICTION FILMS INC.

                                        /s/ Kenneth J. Zinghini
                                   By: _____________________________________
                                       Name:  Kenneth J. Zinghini
                                       Title: Vice President and Assistant
                                              Secretary


                                      FOX/LORBER ASSOCIATES, INC.

                                        /s/ Kenneth J. Zinghini
                                   By: _____________________________________
                                       Name:  Kenneth J. Zinghini
                                       Title: Vice President and Assistant
                                              Secretary


                                      WELLSPRING MEDIA, INC.

                                        /s/ Kenneth J. Zinghini
                                   By: _____________________________________
                                       Name:  Kenneth J. Zinghini
                                       Title: Vice President and Assistant
                                              Secretary


                                      WINSTAR BROADCASTING CORP.

                                        /s/ Kenneth J. Zinghini
                                   By: _____________________________________
                                       Name:  Kenneth J. Zinghini
                                       Title: Vice President and Assistant
                                              Secretary


                                      SPORTSFAN RADIO NETWORK INC.

                                        /s/ Kenneth J. Zinghini
                                   By: _____________________________________
                                       Name:  Kenneth J. Zinghini
                                       Title: Vice President and Assistant
                                              Secretary


                                      WINSTAR GOVERNMENT SOLUTIONS,
                                            LLC

                                        /s/ Kenneth J. Zinghini
                                   By: _____________________________________
                                       Name:  Kenneth J. Zinghini
                                       Title: Vice President and Secretary


                                      WINSTAR MIDCOM ACQUISITION CORP.

                                        /s/ Kenneth J. Zinghini
                                   By: _____________________________________
                                       Name:  Kenneth J. Zinghini
                                       Title: Vice President and Secretary

                                      LENDERS:

                                      THE BANK OF NEW YORK, as
                                      Lender, Letter of Credit
                                      Issuer, Administrative
                                      Agent and Collateral Agent

                                             /s/ Geoffrey C. Brooks
                                      By: ________________________________
                                          Name: Geoffrey C. Brooks
                                          Title: Senior Vice President


                                      CIBC INC.

                                             /s/ Michele E. Roller
                                      By: ________________________________
                                          Name:   Michele E. Roller
                                          Title:  Executive Director CIBC
                                                  World Markets Corp. As Agent


                                      CITICORP NORTH AMERICA, INC., as
                                      Lender and Syndication Agent

                                          /s/ J. Douglas Harvey
                                      By: ________________________________
                                          Name:  J. Douglas Harvey
                                          Title: Vice President and Managing
                                                 Director


                                      CREDIT SUISSE FIRST BOSTON

                                          /s/ David L. Sawyer
                                      By: ________________________________
                                          Name:   David L. Sawyer
                                          Title:  Vice President

                                              /s/ Chris Horgan
                                      By: ________________________________
                                          Name: Chris Horgan
                                          Title: Vice President

                                      ABN AMRO BANK N.V.

                                            /s/ David C. Carrington
                                      By: ________________________________
                                          Name:   David C. Carrington
                                          Title:  Group Vice President

                                          /s/ Thomas M. Bye
                                      By: ________________________________
                                          Name:   Thomas M. Bye
                                          Title:  Senior Vice President

                                      BANK OF NOVA SCOTIA

                                          /s/ Ian A. Hodgart
                                      By: ________________________________
                                          Name:  Ian A. Hodgart
                                          Title:  Authorized Signatory


                                      BARCLAYS BANK PLC

                                          /s/ Daniele Iacovone
                                      By: ________________________________
                                          Name:  Daniele Iacovone
                                          Title: Director


                                      CREDIT LYONNAIS NEW YORK BRANCH

                                         /s/ Patrick McCarthy
                                      By: ________________________________
                                          Name:  Patrick McCarthy
                                          Title: Vice President

                                      DRESDNER BANK AG, NEW YORK AND
                                      GRAND CAYMAN BRANCHES

                                          /s/ William E. Lambert
                                      By: ________________________________
                                          Name: William E. Lambert
                                          Title: Vice President

                                          /s/ Helen Ng, P.E.
                                      By: ________________________________
                                          Name:  Helen Ng, P.E.
                                          Title: Assistant Vice President


                                      FLEET NATIONAL BANK

                                          /s/ Shepard D. Rainie
                                      By: ________________________________
                                          Name:  Shepard D. Rainie
                                          Title: Group Manager


                                      MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK

                                          /s/ John Kowalozuk
                                      By: ________________________________
                                          Name:  John Kowalozuk
                                          Title: Vice President

                                      ROYAL BANK OF CANADA

                                           /s/ Mickey Chadha
                                      By: ________________________________
                                          Name:  Mickey Chadha
                                          Title: Manager

                                      SOCIETE GENERALE

                                          /s/ Chris Cona
                                      By: ________________________________
                                          Name: Chris Cona
                                          Title: Vice President


                                      TORONTO DOMINION (TEXAS), INC.

                                            /s/ Carolyn R. Faeth
                                      By: ________________________________
                                          Name:  Carolyn R. Faeth
                                          Title: Vice President


                                      IBM CREDIT CORPORATION

                                          /s/ Ronald J. Bachner
                                      By: ________________________________
                                          Name:  Ronald J. Bachner
                                          Title: Manager, Commercial and
                                                 Specialty Financing Sales


                                       MERRILL LYNCH SENIOR FLOATING
                                       RATE FUND, INC.

                                          /s/ Andrew C. Liggio
                                      By: ________________________________
                                          Name:  Andrew C. Liggio
                                          Title: Authorized Signatory


                                      VAN KAMPEN PRIME RATE INCOME
                                             TRUST

                                      By: Van Kampen Investment Advisory Corp.

                                          /s/ Brian T. Buschner
                                      By: ________________________________
                                          Name:  Brian T. Buschner
                                          Title: Manager Operations and
                                                 Compliance

                                      VAN KAMPEN SENIOR INCOME TRUST
                                      By: Van Kampen Investment Advisory Corp.

                                          /s/ Brian T. Buschner
                                      By: ________________________________
                                          Name:  Brian T. Buschner
                                          Title: Manager Operations and
                                                 Compliance


                                      CIBC WORLD MARKETS CORP., as
                                      Syndication Agent

                                          /s/ Michele E. Roller
                                      By: ________________________________
                                          Name:  Michele E. Roller
                                          Title: CIBC World Markets Corp.
                                                 As Agent

                                                                Exhibit 2.01(b)

                        Form of Revolving Credit Request

                                             [Date]



The Bank of New York,
as Administrative Agent
One Wall Street
New York, New York  10286

Attention:  ______________

                            Revolving Credit Request

Ladies and Gentlemen:

     Reference is made to the Revolving Credit and Term Loan Agreement, dated as of May 4, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Winstar Communications, Inc., a Delaware corporation (the "Parent"), WCI Capital Corp., a Delaware corporation (the "Borrower"), each of the entities listed on the signature pages thereof under the heading "Guarantors" and the Additional Guarantors from time to time parties thereto, each of the Lenders from time to time parties thereto, The Bank of New York, as letter of credit issuer, administrative agent and collateral agent for the Lenders, Citicorp North America, Inc., as syndication agent for the Lenders, and CIBC World Markets Corp. and Credit Suisse First Boston, as documentation agents for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     The Borrower hereby gives you notice, pursuant to Section 2.01(b) of the Credit Agreement, that it requests Revolving Credit Loans, and in that connection sets forth below the terms on which such Revolving Credit Loans are requested to be made:

          (A)      Borrowing Date                      [Must be a Business Day]
                                                      -------------------------

          (B)      Aggregate Principal Amount1         $______________________


--------

1 In the case of Eurodollar Loans, must be equal to $5.0 million or an integral multiple of $100,000 in excess thereof and, in the case of ABR Loans, must be equal to $1.0 million or an integral multiple of $100,000 in excess thereof.

          (C)      Interest Rate Basis                 [ABR] [Eurodollar Loan]
                                                       -----------------------

          (D)      Interest Period and the
                   last day thereof2                   _______________________

          (E)      Applicable Margin                   _______________________

     The ratio of Consolidated Total Debt to Consolidated Annualized EBITDA as of the date hereof is __________.


                                       Very truly yours,

                                       WCI CAPITAL CORP.


                                      By:______________________
                                         Name:
                                         Title:
--------

2 One, two, three or six months (or with consent of Lenders, nine or twelve months) in the case of Eurodollar Loans; Not applicable to ABR Loans.

                                                               Exhibit 2.02(b)

                        Form of Term Loan A Loan Request

                                                     [Date]



The Bank of New York,
as Administrative Agent
One Wall Street
New York, New York  10286

Attention:  ______________

                            Term Loan A Loan Request

Ladies and Gentlemen:

     Reference is made to the Revolving Credit and Term Loan Agreement, dated as of May 4, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Winstar Communications, Inc., a Delaware corporation (the "Parent"), WCI Capital Corp., a Delaware corporation (the "Borrower"), each of the entities listed on the signature pages thereof under the heading "Guarantors" and the Additional Guarantors from time to time parties thereto, each of the Lenders from time to time parties thereto, The Bank of New York, as letter of credit issuer, administrative agent and collateral agent for the Lenders, Citicorp North America, Inc., as syndication agent for the Lenders, and CIBC World Markets Corp. and Credit Suisse First Boston, as documentation agents for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     The Borrower hereby gives you notice, pursuant to Section 2.02(b) of the Credit Agreement, that it requests Term Loan A Loans, and in that connection sets forth below the terms on which such Term Loan A Loans are requested to be made:

          (A)      Borrowing Date                      [Must be a Business Day]
                                                       -------------------------

          (B)      Aggregate Principal Amount1         $______________________


          (C)      Interest Rate Basis                 [ABR] [Eurodollar Loan]
                                                       -----------------------

          (D)      Interest Period and the
                   last day thereof1                  __________________________

          (E)      Applicable Margin                  __________________________


                                                     Very truly yours,

                                                     WCI CAPITAL CORP.


                                                     By:______________________
                                                           Name:
                                                           Title:
--------

1 One, two, three or six months (or with consent of Lenders, nine or twelve months) in the case of Eurodollar Loans; Not applicable to ABR Loans.

                                                               Exhibit 2.03(b)

                        Form of Term Loan B Loan Request

                                                     [Date]



The Bank of New York,
as Administrative Agent
One Wall Street
New York, New York  10286

Attention:  ______________

                            Term Loan B Loan Request

Ladies and Gentlemen:

     Reference is made to the Revolving Credit and Term Loan Agreement, dated as of May 4, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Winstar Communications, Inc., a Delaware corporation (the "Parent"), WCI Capital Corp., a Delaware corporation (the "Borrower"), each of the entities listed on the signature pages thereof under the heading "Guarantors" and the Additional Guarantors from time to time parties thereto, each of the Lenders from time to time parties thereto, The Bank of New York, as letter of credit issuer, administrative agent and collateral agent for the Lenders, Citicorp North America, Inc., as syndication agent for the Lenders, and CIBC World Markets Corp. and Credit Suisse First Boston, as documentation agents for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     The Borrower hereby gives you notice, pursuant to Section 2.03(b) of the Credit Agreement, that it requests Term Loan B Loans, and in that connection sets forth below the terms on which such Term Loan B Loans are requested to be made:

         (A)      Borrowing Date                      [Effective Date]
                                                      -----------------

         (B)      Aggregate Principal Amount          $[475,000,000]
                                                      --------------

         (C)      Interest Rate Basis                 [ABR] [Eurodollar Loan]
                                                      -----------------------

         (D)      Interest Period and the
                  last day thereof1                  _______________________

         (E)      Applicable Margin                  ________________________


                                          Very truly yours,

                                          WCI CAPITAL CORP.


                                          By:__________________________
                                             Name:
                                             Title:
--------

1 One, two, three or six months (or with consent of Lenders, nine or twelve months) in the case of Eurodollar Loans; Not applicable to ABR Loans.

                                                               Exhibit 2.07(b)

                               Form of L/C Request

                                                     [Date]



The Bank of New York,
as Administrative Agent
One Wall Street
New York, New York  10286

Attention:  ______________

                                   L/C Request

Ladies and Gentlemen:

     Reference is made to the Revolving Credit and Term Loan Agreement, dated as of May 4, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Winstar Communications, Inc., a Delaware corporation (the "Parent"), WCI Capital Corp., a Delaware corporation (the "Borrower"), each of the entities listed on the signature pages thereof under the heading "Guarantors" and the Additional Guarantors from time to time parties thereto, each of the Lenders from time to time parties thereto, The Bank of New York, as letter of credit issuer, administrative agent and collateral agent for the Lenders, Citicorp North America, Inc., as syndication agent for the Lenders, and CIBC World Markets Corp. and Credit Suisse First Boston, as documentation agents for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     The Borrower hereby gives you notice, pursuant to Section 2.07(b) of the Credit Agreement, that it requests that the L/C Issuer issue a Letter of Credit, and in that connection sets forth below the terms on which such Letter of Credit is requested to be issued:

       (A)      Issue Date                          [Must be a Business Day]
                                                    -------------------------

       (B)      Expiration Date1

       (C)      Amount of L/C Obligation           $_______________________

       (D)      Beneficiary

--------

1 Must be no later than the Business Day four Business Days prior to the Revolving Credit Commitment Termination Date.

     The Borrower hereby certifies that (A) the aggregate amount of L/C Obligations of all the Lenders currently outstanding does not exceed $75,000,000 and (B) the sum of the aggregate amount of the L/C Obligations of all the Lenders currently outstanding and the aggregate amount of the Revolving Credit Loans of all the Lenders currently outstanding does not exceed the Total Revolving Credit Commitment currently in effect.

                                                     Very truly yours,

                                                     WCI CAPITAL CORP.


                                                     By:______________________
                                                        Name:
                                                        Title:

                                                                 Exhibit 3.01(b)

                           Form of Conversion Request

                                                     [Date]



The Bank of New York,
as Administrative Agent
One Wall Street
New York, New York  10286

Attention:  _____________

                               Conversion Request

Ladies and Gentlemen:

     Reference is made to the Revolving Credit and Term Loan Agreement, dated as of May 4, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Winstar Communications, Inc., a Delaware corporation (the "Parent"), WCI Capital Corp., a Delaware corporation (the "Borrower"), each of the entities listed on the signature pages thereof under the heading "Guarantors" and the Additional Guarantors from time to time parties thereto, each of the Lenders from time to time parties thereto, The Bank of New York, as letter of credit issuer, administrative agent and collateral agent for the Lenders, Citicorp North America, Inc., as syndication agent for the Lenders, and CIBC World Markets Corp. and Credit Suisse First Boston, as documentation agents for the Lenders. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     The Borrower hereby requests, pursuant to Section 3.01(b) of the Credit Agreement, that on __________, 200_:

     (1) $___,000,000 of the presently outstanding principal amount of Revolving Credit Loans originally made on ___________, 20__ [and $_________ of the presently outstanding principal amount of the Revolving Credit Loans originally made on ________, 20__],

     (2) presently being maintained as [ABR] [Eurodollar] Loans,

     (3) be [converted into] [continued as],

     (4) [Eurodollar Loans having an Interest Period of [NUMBER] months] [ABR Loans].

                                              Very truly yours,

                                              WCI CAPITAL CORP.


                                              By:__________________________
                                                 Name:
                                                 Title:

                                                               Exhibit 5.01(s)-1
                            BLOCKED ACCOUNT AGREEMENT

                                                     [DATE]



Name and Address of
  Depository Bank

Attn:
Telephone
Telecopier

         Re:      [Name of Winstar Entity]
                  Account No.,
                  Account No.,
                  Account No.,
                  and Account No.
                  ----------------------------------

Gentlemen:

     [Name of Winstar Pledgor Company] (together with its successors and assigns, "Securing Party") has entered or is about to enter into financing arrangements with The Bank of New York in its capacity as Collateral Agent (the "Collateral Agent") pursuant to the Revolving Credit and Term Loan Agreement, dated as of May 4, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Winstar Communications, Inc., a Delaware corporation ("Parent"), WCI Capital Corp., a Delaware corporation ("Borrower"), each of the entities listed on the signature pages thereof under the heading "Guarantors" and the Additional Guarantors from time to time parties thereto, each of the Lenders from time to time parties thereto, The Bank of New York, as letter of credit issuer, administrative agent and collateral agent for the Lenders, Citicorp North America, Inc., as syndication agent for the Lenders, and CIBC World Markets Corp. and Credit Suisse First Boston, as documentation agents for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

     Pursuant to the Credit Agreement the Lenders may from time to time make loans and advances and provide other financial accommodations to the Borrower secured by, among other things, all right, title and interest of the Securing Party (as defined in the Pledge and Security Agreement) in and to all present and future accounts, contract rights, general intangibles, documents, instruments, chattel paper, deposit and other bank accounts and proceeds of the foregoing.

     The Securing Party has established with [insert bank name] (together with its successors and assigns, the "Bank") the above-referenced accounts (collectively, the "Accounts"). Pursuant to the Pledge and Security Agreement the Securing Party has granted to the Collateral Agent for the benefit of the Secured Parties sole dominion and control of the Accounts. In connection with its financing arrangements, the Securing Party has agreed with the Collateral Agent for the benefit of the [Secured Parties under the Pledge and Security Agreement] to create a security interest in favor of the Secured Parties in the Accounts. In the event of any inconsistency between this letter agreement and the terms of any other agreement between the Securing Party and Bank, the terms of this letter agreement shall control.

     In order for the Securing Party to comply with the requirements of the Collateral Agent and Lender under its financing arrangements with Borrower, the Collateral Agent and the Securing Party request that Bank agree, for the benefit of the Collateral Agent, the Secured Parties and Securing Party, as follows:

     1. Bank has established and will maintain the Accounts for the benefit of the Securing Party and the Collateral Agent. The records of Bank do not reflect, and it has not received any notice of, any assignment of, or pledge or security interest in the Accounts or any checks, drafts or other instruments at any time received for deposit in, or any amounts at any time in, the Accounts, other than the pledge and security interest of the Collateral Agent for itself and the ratable benefit of the Lenders referred to herein.

     2. The Securing Party has granted to the Collateral Agent for itself and the ratable benefit of the Secured Parties a security interest in and lien upon, and pledged to the Collateral Agent for itself and the ratable benefit of the Secured Parties, its assets as described above, which include checks, drafts and other instruments received for deposit in the Accounts, and all cash balance and other amounts at any time in or attributable to the Accounts, as security for all existing and hereafter arising obligations, liabilities and indebtedness of Securing Parties to the Collateral Agent and the Secured Parties. Bank acknowledges receipt of notice of the security interests and liens of the Collateral Agent.

     3. The Accounts shall at all times be under the sole dominion and control of the Collateral Agent. However, until Bank receives a written notice from the Collateral Agent that an Event of Default has occurred and is continuing and that the Collateral Agent will exercise exclusive control over each Account, the Collateral Agent hereby authorizes the Bank to distribute to the Securing Party any and all property on deposit from time to time in such Account and may comply with any and all directives concerning each Account originated by the Securing Party.

     4. At any time following receipt of a written notice from the Collateral Agent to the Bank stating that an Event of Default has occurred and is continuing and until receipt of a cessation notice from the Collateral Agent stating that the Event of Default has been cured and is no longer continuing, none of the officers, agents or other representatives of Securing Party or any of its affiliates shall have any authority to withdraw any amounts from, to draw upon or otherwise exercise any authority or powers with respect to the Accounts and all amounts held therein except in such specific instances as may be authorized by the Collateral Agent [in writing and the Securing Party shall not give, and Bank shall not honor, any instruments or instructions with respect to the Securing Party Accounts other than those approved [in writing] by Collateral Agent.

     5. At any time following receipt of a cessation notice from the Collateral Agent to the Bank stating that the Event of Default has been cured and is no longer continuing and until receipt of a new written notice from the Collateral Agent to the Bank stating that an Event of Default has occurred and is continuing, the Collateral Agent hereby authorizes the Bank to resume making distributions to the Securing Party of any and all property on deposit from time to time in such Account and may comply with any and all directives concerning each Account originated by the Securing Party, in accordance with paragraph 3 above.

     6. At such time or times as the Collateral Agent may request in writing, Bank will promptly report to the Collateral Agent the amounts deposited in the Accounts and will furnish to Collateral Agent any copies of bank statements, deposit tickets, deposited items, debit and credit advices and other records maintained by Bank under the terms of its arrangements with Securing Party (as in effect on the date hereof). The Collateral Agent will reimburse Bank for its reasonable expenses in providing such items to the Collateral Agent.

     7. All of the customary fees, charges and expenses in connection with the Accounts shall be billed by Bank to Securing Party on a monthly basis. Securing Party shall pay such fees, charges and expenses directly to Bank. The dollar amount of any checks deposited in the Accounts and returned unpaid shall be reimbursed by the Securing Party to Bank by check or cash on a daily basis by the Securing Party upon notification from Bank. If Securing Party fails to reimburse Bank for any check or fails to pay any reasonable fees, charges or expenses in connection with the Accounts, the Collateral Agent (for the account of Securing Party) shall reimburse Bank for such amount to the extent the Collateral Agent received payment in respect thereof in the case of any check returned unpaid and in any case only so long as the Collateral Agent has received notice from Bank of the failure of Securing Party to reimburse Bank prior to the termination of the financing arrangements of the Collateral Agent and Lenders with Borrower. Bank shall not for any reason charge, debit or offset, or exercise any lien rights, against any checks, drafts or other items received for deposit in or against any amounts in or attributable to the Accounts.

     8. To the maximum extent permitted by law, Bank shall not be liable for:
(a) events or circumstances beyond its reasonable control, or (b) indirect, special or consequential damages, even if Bank is advised of the possibility of damages.

     9. The Collateral Agent and Lenders are relying upon this letter agreement in providing financing to Borrower and this letter agreement shall be binding upon Bank and its successors and assigns and inure to the benefit of Collateral Agent and Lenders and their respective successors and assigns. This letter cannot be changed, modified or terminated except by written agreement signed by Collateral Agent.

     10. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     11. Notices. Any communication, demand or notice to be given hereunder will be duly given when delivered in writing or by telecopy to a party at its address as indicated below or such other address as such party may specify in a notice to each other party hereto. A communication, demand or notice given pursuant to this Section 11 shall be addressed:

                  If to the Securing Party, at

                           Telecopy:
                           Attention:

                  If to the Collateral Agent, at

                           Telecopy:
                           Attention:

                  If to the Bank, at

                           Telecopy:
                           Attention:

     Any party may change its address for notices in the manner set forth above.

     12. Termination. The rights and powers granted herein to the Collateral Agent have been granted in order to perfect its security interests in the Accounts are powers coupled with an interest and will neither be affected by the bankruptcy of the Securing Party nor by the lapse of time. The obligations of the Bank hereunder shall continue in effect until the security interests of the Collateral Agent in the Account has been terminated pursuant to the terms of the Pledge and Security Agreement and the Collateral Agent has notified the Bank of such termination in writing.

     Kindly indicate your agreement to the foregoing by signing the enclosed copy of this letter in the space provided below and returning it to us.

                                                   Very truly yours,

                                                   THE BANK OF NEW YORK,
                                                    as Collateral Agent

                                                   By:________________________

                                                   Title: ____________________
AGREED:

[DEPOSITORY BANK]                                  [SECURING PARTY]

By:______________________________                  By:_________________________

Title:___________________________                  Title:______________________

                                                   Address:

                                                               Exhibit 5.01(s)-2

                  Form of Securities Account Control Agreement

     SECURITIES ACCOUNT CONTROL AGREEMENT, dated as of [_____], 2000 (this "Agreement") among The Bank of New York, (the "Collateral Agent"), [Name of Winstar Pledgor Company] (the "Pledgor") and [Name of Institution] (the "Securities Intermediary").

     WHEREAS, pursuant to the Revolving Credit and Term Loan Agreement, dated as of May 4, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Winstar Communications, Inc., a Delaware corporation ("Parent"), WCI Capital Corp., a Delaware corporation ("Borrower"), each of the entities listed on the signature pages thereof under the heading "Guarantors" and the Additional Guarantors from time to time parties thereto, each of the Lenders from time to time parties thereto, The Bank of New York, as letter of credit issuer, administrative agent and collateral agent for the Lenders, Citicorp North America, Inc., as syndication agent for the Lenders, and CIBC World Markets Corp. and Credit Suisse First Boston, as documentation agents for the Lenders, the Lenders have agreed to make the loans referred to therein to the Borrower;

     WHEREAS, in order to secure the due and punctual payment of the obligations of the Borrower to the Lenders under the Credit Agreement, the Pledgor and the Collateral Agent have entered into a Pledge and Security Agreement dated as of May 4, 2000 (the "Security Agreement");

     WHEREAS, capitalized terms used but not defined herein shall have the respective meanings set forth in the Security Agreement, and the terms "financial asset", "securities account" and "entitlement order" shall have the respective meanings ascribed to them in the sections of the Uniform Commercial Code as in effect at the date hereof in the State of New York (the "UCC") referred to herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Establishment of Securities Account. The Securities Intermediary hereby confirms that (i) it has established [for the Pledgor] account number ___________ (the "Securities Account") [with its corporate trust department],
(ii) the Securities Account is a "securities account" as such term is defined in
Section 8-501(a) of the UCC, (iii) it shall, subject to the terms of this Agreement, treat the Collateral Agent as entitled to exercise the rights that comprise any financial asset or other investment property credited to the Securities Account, and (iv) all securities, security entitlements or other financial assets delivered to it pursuant to the Security Agreement will be promptly credited to the Securities Account.

     Section 2. Financial Assets Election. The Securities Intermediary hereby agrees with Pledgor and the Collateral Agent that each item of property (whether investment property, security, instrument or cash) credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

     Section 3. Entitlement Orders. If at any time the Securities Intermediary shall receive an entitlement order (as defined in Section 8-102(a)(8) of the UCC) issued by the Collateral Agent and relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Pledgor or any other person. The Collateral Agent agrees to indemnify the Securities Intermediary and hold the Securities Intermediary harmless from any claim or liability it may incur by having acted in accordance with instructions given by the Collateral Agent pursuant to an entitlement order.

     Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Collateral Agent[, except that the Securities Intermediary may set off all amounts due to it in respect of its fees and expenses for the maintenance and operation of the Securities Account].

     Section 5. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Regardless of any provision in any other agreement, New York is agreed to be the "securities intermediary's jurisdiction" and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

     Section 6. Conflict with other Agreements. There are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to the Securities Account, except for an agreement regarding fees for services in connection with the Securities Account. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, [including the terms of the Security Agreement,] the terms of this Agreement shall prevail.

     Section 7. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

     Section 8. Maintenance of Securities Account. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as provided in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

          (i) Until the Securities Intermediary receives a written notice in substantially the form set forth in Exhibit A hereto (a "Notice of Exclusive Control") from the Collateral Agent that an Event of Default has occurred and is continuing and that the Collateral Agent will exercise exclusive control over each Securities Account, the Securities Intermediary may distribute to the Pledgor any and all property on deposit from time to time in such Securities Account and may comply with any and all directives concerning each Securities Account originated by the Pledgor.

          (ii) Notice of Exclusive Control. If at any time the Collateral Agent delivers to the Securities Intermediary a Notice of Exclusive Control and until receipt of a cessation notice from the Administrative Agent stating that the Event of Default has been cured and is no longer continuing (a "Cessation Notice"), the Securities Intermediary agrees to take all instructions with respect to the Securities Account solely from the Collateral Agent.

          (iii) Cessation Notice. At any time following receipt by the Securities Intermediary of a Cessation Notice from the Collateral Agent and until receipt by the Securities Intermediary of a new Notice of Exclusive Control from the Collateral Agent stating that an Event of Default has occurred and is continuing, the Securities Intermediary may resume making distributions to the Pledgor of any and all property on deposit from time to time in such Securities Account and may comply with any and all directives concerning each Securities Account originated by the Pledgor, in accordance with paragraph (i) above.

          (iv) Voting Rights; Reinvestment. Until such time as the Securities Intermediary receives a Notice of Exclusive Control and until receipt of a Cessation Notice, the Pledgor shall direct the Securities Intermediary with respect to the voting and reinvestment of any financial assets credited to the Securities Account.

          (v) Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Pledgor and the Collateral Agent at their respective addresses set forth in Section 12 hereof.

          (vi) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Pledgor, unless such other reporting is required by applicable law.

     Section 9. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

          (i) The Securities Account has been established as set forth in
     Section 1 hereof and will be maintained in the manner set forth herein until termination of this Agreement. The Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Collateral Agent.

          (ii) No financial asset maintained by the Securities Intermediary and credited to the account is or will be registered in the name of the Pledgor, payable to its order, or specially endorsed to it, except to the extent such financial asset has been endorsed to the Securities Intermediary or in blank.

          (iii) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

          (iv) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities Account or any financial assets credited thereto pursuant to which it has agreed, or will agree, to comply with entitlement orders of such person. The Securities Intermediary has not entered into any other agreement with the Pledgor purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as provided in Section 3 hereof.

     Section 10. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and assigns.

     Section 11. Notices. Any communication, demand or notice to be given hereunder will be duly given when delivered in writing or by telecopy to a party at its address as indicated below or such other address as such party may specify in a notice to each other party hereto. A communication, demand or notice given pursuant to this Section 12 shall be addressed:

                  If to the Pledgor, at

                           Telecopy:
                           Attention:

                  If to the Collateral Agent, at

                           Telecopy:
                           Attention:

                  If to the Securities Intermediary, at

                           Telecopy:
                           Attention:

     Any party may change its address for notices in the manner set forth above.

     Section 12. Termination. The rights and powers granted herein to the Collateral Agent have been granted in order to perfect its security interests in the Securities Account are powers coupled with an interest and will neither be affected by the bankruptcy of the Pledgor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Collateral Agent in the Securities Account has been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Securities Intermediary of such termination in writing.

     Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

                                           [PLEDGOR]


                                           By:______________________________
                                              Name:
                                              Title:

                                           [COLLATERAL AGENT], as
                                           Collateral Agent

                                           By:______________________________
                                              Name:
                                              Title:

                                           [SECURITIES INTERMEDIARY]


                                           By:______________________________
                                              Name:
                                              Title:

                                                                     Exhibit A

                                               [Date]

[Name and address
   of Securities Intermediary]


Attention:

                  Re:  Notice of Exclusive Control

Ladies and Gentlemen:

     As referenced in the Securities Account Control Agreement, dated as of [__________], 2000, among [Name of Winstar Pledgor Company] (the "Pledgor"), us and you (a copy of which is attached) we hereby give you notice that an Event of Default has occurred and is continuing under the Credit Agreement and of our election to establish exclusive control over securities account number ______________ (the "Securities Account") and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Securities Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

     You are instructed to deliver a copy of this notice to the Pledgor.

                                     Very truly yours,

                                     [COLLATERAL AGENT]


                                     By:______________________________
                                        Name:
                                        Title:

                                                               EXHIBIT 5.01(s)-3


                          PLEDGE AND SECURITY AGREEMENT

         PLEDGE AND SECURITY AGREEMENT dated as of May 4, 2000 between:

                  (1) WINSTAR COMMUNICATIONS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Parent");

                  (2) WCI CAPITAL CORP., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower");

                  (3) each of the subsidiaries of the Parent identified under the caption "GUARANTORS" on the signature page hereof (individually a "Guarantor" and, collectively, the "Guarantors");

                  (4) the ADDITIONAL SECURING PARTIES (as defined in Section 5.01(k) hereof) (the Parent, the Borrower, the Guarantors, the Additional Guarantors and the Additional Securing Parties being, collectively, the "Securing Parties"); and

                  (5) THE BANK OF NEW YORK, as administrative agent for the Lenders (as defined in the Credit Agreement, as defined below) (in such capacity, together with its successors in such capacity, the "Administrative Agent") and as collateral agent for the Secured Parties (as defined below) (in such capacity, together with its successors in such capacity, the "Collateral Agent").

                  Certain arrangers, agents, lenders, the letter of credit issuer and the administrative agent (collectively, together with their successors, in such capacities, the "Secured Parties" and, individually, a "Secured Party") and the Securing Parties are on the date of this Agreement entering into a Revolving Credit and Term Loan Agreement, dated as of May 4, 2000 (the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made to the Borrower in an aggregate principal amount not exceeding $1,150,000,000. In addition, one or more of the Securing Parties may from time to time be obligated to one or more of the Secured Parties under one or more Hedging Obligations (as defined in the Credit Agreement). Furthermore, one or more of the Securing Parties may from time to time be obligated to one or more of the Secured Parties under one or more L/C Obligations (as defined in the Credit Agreement) (as issued under the Revolving Credit Facility (as defined in the Credit Agreement) in an amount not to exceed $75,000,000).

                  To induce the Secured Parties to enter into the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securing Parties and the Collateral Agent have agreed as follows:

                  Section 1. Definitions. Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. The following terms have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

                  "Accounts" shall have the meaning ascribed thereto in Section 3(e) hereof.

                  "Collateral" shall have the meaning ascribed thereto in
Section 3 hereof.

                  "Collateral Account" shall have the meaning ascribed thereto in Section 4.01 hereof.

                  "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by any Securing Party, including each Copyright identified in Annex 2 hereto.

                  "Copyrights" shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

                  "Documents" shall have the meaning ascribed thereto in Section 3(k) hereof.

                  "Equipment" shall have the meaning ascribed thereto in Section 3(i) hereof.

                  "Instruments" shall have the meaning ascribed thereto in
         Section 3(f) hereof.

                  "Intellectual Property" shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Securing Party with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 4 hereto; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information, knowledge, data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; and (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Securing Party.

                  "Inventory" shall have the meaning ascribed thereto in Section 3(g) hereof.

                  "Issuers" shall mean, collectively, the respective Persons identified opposite the names of the Securing Party on Annex 1 hereto under the caption "Issuer" and each other Subsidiary of the Parent that is formed or acquired after the date hereof (other than, in each case, a Designated Foreign Subsidiary or an Unrestricted Subsidiary pursuant to Article XII of the Credit Agreement).

                  "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

                  "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by any Securing Party, including each Patent identified in Annex 3 hereto.

                  "Patents" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations- in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

                  "Pledged Stock" shall have the meaning ascribed thereto in
         Section 3(a) hereof.

                  "Secured Obligations" shall mean, collectively, (a) the due and punctual payment by any Securing Party of (i) the principal of and interest on the Loans (including accrued interest thereon), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Securing Parties to the Secured Parties under the Credit Agreement and each other Credit Document, (b) all L/C Obligations for which the Securing Parties may be obligated under the Credit Agreement and other Credit Documents and (c) the due and punctual performance of all other obligations of the Securing Parties to the Secured Parties under the Credit Agreement and other Credit Documents.

                  "Stock Collateral" shall mean, collectively, the Pledged Stock, together with all other certificates, shares, securities, instruments, moneys, or other property as may from time to time be pledged hereunder pursuant to clause (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

                  "Trademark Collateral" shall mean all Trademarks whether now owned or hereafter acquired by any Securing Party, including each Trademark identified in Annex 4 hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

                  "Trademarks" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

                  Section 2. Representations and Warranties. Each Securing Party represents and warrants to the Secured Parties and the Collateral Agent that:

                  (a) Such Securing Party is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof, no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 8.02(c) of the Credit Agreement, and such pledge and security interest in favor of the Collateral Agent for the benefit of the Secured Parties created or provided for herein constitutes a first priority perfected pledge and security interest in and to all of such Collateral (other than as expressly contemplated herein or in Section 5.01(s) or any other provision of the Credit Agreement and other than Permitted Liens).

                  (b) The Pledged Stock represented by the certificates identified under the name of such Securing Party in Annex 1 hereto is, and all other Pledged Stock in which such Securing Party shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non- assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein, in the Credit Agreement or in the Vendor Facility).

                  (c) The Pledged Stock identified opposite the name of such Securing Party in Annex 1 hereto, and the certificates, if any, representing such Capital Stock, constitute all of the issued and outstanding shares of Capital Stock of any class of the Issuers beneficially owned by such Securing Party on the date hereof (whether or not registered in the name of such Securing Party) except for shares of Capital Stock of the Issuers that are Principal Subsidiaries organized in a jurisdiction outside the United States to the extent that such shares are not required to be pledged under Section 12.02(c) of the Credit Agreement, and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

                  (d) Annexes 2, 3 and 4 hereto, respectively, set forth under the name of such Securing Party a complete and correct list of all Copyrights, Patents and Trademarks owned by such Securing Party on the date hereof the loss of which, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; except pursuant to licenses and other user agreements entered into by such Securing Party in the ordinary course of business, that are listed in Annex 5 hereto, such Securing Party owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Annexes 2, 3 and 4, and all registrations listed in said Annexes 2, 3 and 4 are valid and in full force and effect; except as may be set forth in said Annex 5, such Securing Party owns and possesses the right to use all such Copyrights, Patents and Trademarks.

                  (e) Annex 5 hereto sets forth a complete and correct list of all licenses and other user agreements the loss of which, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, included in the Intellectual Property on the date hereof.

                  (f) To the knowledge of any Responsible Officer, (i) except as set forth in Annex 5 hereto, there is no violation by others of any right of such Securing Party with respect to any Copyright, Patent or Trademark listed in Annexes 2, 3 and 4 hereto, respectively, under the name of such Securing Party and (ii) such Securing Party is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against such Securing Party or threatened, and no claim against such Securing Party has been received by such Securing Party, alleging any such violation, in each case, that could either reasonably be expected to have a Material Adverse Effect or except as may be set forth in said Annex 5 hereto.

                  (g) Such Securing Party does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

                  Section 3. Collateral. Each Securing Party hereby assigns, pledges, grants, transfers, and conveys to the Collateral Agent (for its own benefit and the ratable benefit of each of the Secured Parties) as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a security interest in all of such Securing Party's right, title and interest in the following property, whether now owned by such Securing Party or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the "Collateral"):

                  (a) the shares of Capital Stock of the Issuers identified in Annex 1 hereto opposite the name of such Securing Party, and the certificates, if any, representing such Capital Stock and all additional shares of Capital Stock of whatever class of the Issuers, now or hereafter owned by such Securing Party, in each case together with the certificates, if any, evidencing the same, except for shares of Capital Stock of the Issuers that are Principal Subsidiaries organized in a jurisdiction outside the United States to the extent that such shares are not required to be pledged under Section 12.02(c) of the Credit Agreement (collectively, the "Pledged Stock");

                  (b) all certificates, shares, securities, instruments, moneys or other property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

                  (c) without affecting the obligations of such Securing Party under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the Capital Stock of the successor corporation received by the Securing Party (unless such successor corporation is such Securing Party itself) formed by or resulting from such consolidation or merger;

                  (d) the Collateral Account (as defined below), all balances from time to time in the Collateral Account and all security entitlements, securities and other financial assets from time to time credited to the Collateral Account (including, without limitation, all Temporary Cash Investments from time to time credited to the Collateral Account), and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements, securities and other financial assets, in each case, of such Securing Party;

                  (e) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Securing Party constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to such Securing Party in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to such Securing Party under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by such Securing Party and all tax refunds (such accounts, general intangibles and moneys due and to become due, collectively, the "Accounts");

                  (f) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Securing Party evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (collectively, the "Instruments");

                  (g) all inventory (as defined in the Uniform Commercial Code) of such Securing Party, including Motor Vehicles held by such Securing Party for lease (including lease to Subsidiaries of the Securing Parties), fuel, tires and other spare parts, all goods obtained by such Securing Party in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (collectively, the "Inventory");

                  (h)   all Intellectual Property;

                  (i)   all equipment (as defined in the Uniform Commercial
         Code) of such Securing Party, including all Motor Vehicles (collectively, the "Equipment");

                  (j) each contract and other agreement of such Securing Party relating to the sale or other disposition of Inventory or Equipment;

                  (k) all documents of title (as defined in the Uniform Commercial Code) or other receipts of such Securing Party covering, evidencing or representing Inventory or Equipment (collectively, the "Documents");

                  (l) all rights, claims and benefits of such Securing Party against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by such Securing Party, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

                  (m) all Security Entitlements (as defined in the Uniform Commercial Code) of such Securing Party, including all rights of such Securing Party to the financial assets credited from time to time thereto; and

                  (n) all other tangible and intangible personal property including Fixtures (as defined in the UCC) and, including, without limitation, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Securing Party described in the preceding clauses of this Section 3, including, without limitation, (i) any proceeds of insurance thereon (whether or not the Collateral Agent is the loss payee thereof) and all causes of action, claims, indemnities, warranties or guarantees now or hereafter held by any Securing Party in respect of any of the items listed as Collateral above, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (ii) proceeds that constitute property of the type described in clauses (a), (b), (c) and (d) of this Section 3,
         (iii) to the extent related to any property described in said clauses
         (a) through (m) above or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Securing Party or any computer bureau or service company from time to time acting for such Securing Party and (iv) cash;

provided, however that (i) to the extent that applicable law would prohibit the attachment of a Lien hereunder, the Lien shall not attach hereunder until the prohibition against such Lien no longer applies and (ii) to the extent that the terms of a Permitted Lien would prohibit the attachment of a Lien hereunder to the property subject to such Permitted Lien, the Lien shall not attach hereunder to such property, and such property shall not constitute Collateral hereunder, until the prohibition against such Lien no longer applies.

                  Anything herein to the contrary notwithstanding, (i) each Securing Party shall remain liable under the contracts and agreements included in such Securing Party's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Securing Party from any of its duties or obligations under the contracts and agreements included in the Collateral and (iii) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Credit Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Securing Party or thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  Section 4.   Cash Proceeds of Collateral.

                  4.01 Collateral Account. There shall be established with the Collateral Agent a cash collateral account (the "Collateral Account") in the name and under the sole dominion and control of the Collateral Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral to the extent required under the Credit Documents required to be delivered to the Collateral Agent pursuant hereto or that the Securing Parties are required to pledge as additional collateral security hereunder; provided that proceeds of insurance on any of the Collateral shall not be required to be deposited into the Collateral Account to the extent such proceeds are deposited in an account as to which a Securities Account Control Agreement is in effect. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Collateral Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the respective Securing Party as such Securing Party through the Borrower shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Secured Parties as specified in Section 9.01 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

                  4.02 Proceeds of Accounts. At any time after the occurrence and during the continuance of an Event of Default, each Securing Party shall, upon the request of the Collateral Agent, to the extent that the Collateral Agent does not otherwise exercise dominion and control over the depository bank accounts of such Securing Party, instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Collateral Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) under arrangements, in form and substance reasonably satisfactory to the Collateral Agent pursuant to which such Securing Party shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Agent for deposit into the Collateral Account if required by the Collateral Agent. All payments made to the Collateral Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Securing Party agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, such Securing Party shall, upon the request of the Collateral Agent, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Securing Party for the benefit of the Collateral Agent and shall not be commingled with any other funds or property of such Securing Party.

                  4.03 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Temporary Cash Investments as the respective Securing Party (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine, which Temporary Cash Investments shall be held in the name and be under the control of the Collateral Agent, provided that (a) at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Temporary Cash Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in
Section 5.09 hereof and (b) if requested by the respective Securing Party through the Borrower, such Temporary Cash Investments may be held in the name and under the control of one or more of the Secured Parties provided that prior thereto each such Secured Party has agreed that such Temporary Cash Investments shall be held by each such Secured Party as a collateral sub-agent for the Collateral Agent hereunder on terms reasonably satisfactory to the Collateral Agent.

                  4.04 Cover for L/C Obligations. Amounts deposited into the Collateral Account as cover for L/C Obligations pursuant to Section 2.07 of the Credit Agreement shall be held by the Collateral Agent in a separate sub-account (designated "L/C Obligations Sub-Account") and all amounts held in such L/C Obligations Sub-Account shall constitute collateral security first for the L/C Obligations outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

                  Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Securing Parties hereby jointly and severally agree with each Secured Party and the Collateral Agent as follows:

                  5.01 Delivery and Other Perfection. Each Securing Party shall:

                  (a) if any of the shares, securities, moneys or property required to be pledged by such Securing Party under clauses (a), (b) and (c) of Section 3 hereof are received by such Securing Party, forthwith either (i) transfer and deliver to the Collateral Agent such shares or securities so received by such Securing Party (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral or
         (ii) take such other action as the Collateral Agent shall reasonably deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

                  (b) deliver and pledge to the Collateral Agent, upon its request, any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request; provided that so long as no Event of Default shall have occurred and be continuing, such Securing Party may retain for collection in the ordinary course any Instruments received by such Securing Party in the ordinary course of business and the Collateral Agent shall, promptly upon request of such Securing Party through the Borrower, make appropriate arrangements for making any Instrument pledged by such Securing Party available to such Securing Party for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document);

                  (c) with respect to any Collateral in which any Securing Party has any right, title or interest that constitutes an uncertificated security, upon request by the Collateral Agent, such Securing Party shall cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in writing with such Securing Party and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Securing Party, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent;

                  (d) with respect to any Collateral in which any Securing Party has any right, title or interest that constitutes a Security Entitlement, upon request by the Collateral Agent, such Securing Party shall cause the Securities Intermediary (as defined in the Uniform Commercial Code) thereof either (i) to register the Collateral Agent as the holder of the Security Entitlement or (ii) to agree in writing with such Securing Party and the Collateral Agent that such Securities Intermediary will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Securing Party, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent;

                  (e) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Collateral Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to the respective Securing Party copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Securing Party hereunder), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (i) below;

                  (f) without limiting the obligations of such Securing Party under Section 5.04(c) hereof, upon the acquisition after the date hereof by such Securing Party of any Equipment covered by a certificate of title or ownership, at the request of the Collateral Agent, cause the Collateral Agent to be listed as the lienholder on such certificate of title and within 120 days of such request deliver evidence of the same to the Collateral Agent;

                  (g) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement;

                  (h) furnish to the Collateral Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, Patent Collateral and Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, Patent Collateral and Trademark Collateral, as the Collateral Agent may reasonably request, all in reasonable detail;

                  (i) promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any statements, schedules or reports pursuant to clause (h) above, modify this Agreement by amending Annexes 2, 3 and/or 4 hereto, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement;

                  (j) promptly after such Securing Party shall acquire or form any Subsidiary that becomes an Additional Guarantor pursuant to Section
         6.09 of the Credit Agreement, deliver to the Collateral Agent an amendment to Annex 1 hereto, such that after giving effect to such acquisition or formation, the representations set forth in Sections 2(b) and (c) hereof (assuming that each reference to "the date hereof" therein referred to the date of such acquisition or formation) shall be true and complete as of such date; and

                  (k) promptly after such Securing Party shall acquire or form any Subsidiary that becomes an Additional Guarantor pursuant to Section
         6.09 of the Credit Agreement, cause the execution and delivery by such Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "Security Agreement Supplement") in consequence of which (i) such Person shall be referred to as an "Additional Securing Party" and shall be and become a Securing Party hereunder and each reference in this Agreement and the other Credit Documents to "Securing Party" shall also mean and be a reference to such Additional Securing Party, and (ii) the supplemental Annexes 1 through 6 attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Annexes 1 through 6, respectively, hereto, and the Collateral Agent may attach such supplemental Annexes to such Annexes; and each reference to such Annexes shall mean and be a reference to such Annexes as supplemented pursuant to each Security Agreement Supplement.

                  5.02 Other Financing Statements and Liens. Except as otherwise permitted under Section 8.02(c) of the Credit Agreement, without the prior written consent of the Collateral Agent, no Securing Party shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

                  5.03 Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  5.04  Special Provisions Relating to Certain Collateral.

                  (a)   Stock Collateral.

                  (1) The Securing Parties will cause the Stock Collateral to constitute at all times not less than 80% of the total number of shares of each class of Capital Stock of each Issuer then outstanding and 100% of the number of such shares owned by the Securing Parties except for shares of Capital Stock of the Issuers that are Principal Subsidiaries organized in a jurisdiction outside the United States to the extent that such shares are not required to be pledged under Section 12.02(c) of the Credit Agreement and except to the extent that the Issuer is (i) a Restricted Subsidiary that converts to a Principal Subsidiary, a Designated Foreign Subsidiary or an Unrestricted Subsidiary under Article XII of the Credit Agreement or (ii) a Principal Subsidiary that converts to a Designated Foreign Subsidiary or an Unrestricted Subsidiary under Article XII of the Credit Agreement.

                  (2) So long as no Event of Default shall have occurred and be continuing, the Securing Parties shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Securing Parties jointly and severally agree that they will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Collateral Agent shall execute and deliver to the Securing Parties or cause to be executed and delivered to the Securing Parties all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Securing Parties may reasonably request for the purpose of enabling the Securing Parties to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a)(2).

                  (3) Unless and until an Event of Default has occurred and is continuing, the Securing Parties shall be entitled to receive and retain any dividends on the Stock Collateral authorized to be made pursuant to the terms of the Credit Agreement.

                  (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Collateral Agent or any Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, and, on demand by the Collateral Agent (except where not required by law), all dividends and other distributions on the Stock Collateral shall be paid directly to the Collateral Agent and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request in writing, the Securing Parties jointly and severally agree to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Collateral Agent shall, upon request of the Securing Parties (except to the extent theretofore applied to the Secured Obligations), be returned by the Collateral Agent to the Securing Parties.

                  (b)   Intellectual Property.

                  (1) For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 5.05 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Securing Party hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non- exclusive license (exercisable without payment of royalty or other compensation to such Securing Party) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Securing Party, to the extent that such Securing Party is entitled to do so, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  (2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 8.02(b) of the Credit Agreement that limit the right of the Securing Parties to dispose of their property, so long as no Event of Default shall have occurred and be continuing and the Collateral Agent shall not have exercised its remedies under Section 5.05 hereof, the Securing Parties will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Securing Parties. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the respective Securing Party through the Borrower, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Securing Party through the Borrower shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license granted pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitments and L/C Obligations or earlier expiration of this Agreement or release of the Collateral, the Collateral Agent shall grant back to the Securing Parties the license granted pursuant to clause (1) immediately above. The exercise of rights and remedies under Section 5.05 hereof by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Securing Parties in accordance with the first sentence of this clause (2).

                  (c) Motor Vehicles. Each Securing Party shall, upon the request of the Collateral Agent, deliver to the Collateral Agent originals of the certificates of title or ownership for the Motor Vehicles owned by such Securing Party with the Collateral Agent listed as lienholder and take such other action as the Collateral Agent shall reasonably deem appropriate to perfect the security interest created hereunder in all such Motor Vehicles.

                  5.05 Remedies; Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

                  (a) each Securing Party shall, at its own expense, and at the request of the Collateral Agent, assemble the Collateral owned by it at such time or times and place or places, reasonably convenient to both the Collateral Agent and such Securing Party, designated in the request of the Collateral Agent;

                  (b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

                  (c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the

         Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Securing Party agrees to take all such action as may be appropriate to give effect to such right);

                  (d) the Collateral Agent in its discretion may, in its name or in the name of the Securing Parties or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

                  (e) the Collateral Agent may, upon ten (10) Business Days' prior written notice to the Securing Parties of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any Secured Party or any other Person may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Securing Parties, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Securing Parties shall supply to the Collateral Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Collateral Agent in Section 5.04(b)(1) hereof, shall be applied in accordance with Section 5.09 hereof.

                  The Securing Parties recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Securing Parties acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

                  5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Securing Parties which are Guarantors or Additional Guarantors shall remain liable for any deficiency.

                  5.07 Removals, Etc. Without at least thirty (30) days' prior written notice to the Collateral Agent, no Securing Party shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address indicated beneath the signature of the Borrower to the Credit Agreement or at one of the locations identified in Annex 6 hereto under its name or in transit from one of such locations to another or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

                  5.08 Private Sale. The Collateral Agent and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. Each Securing Party hereby waives any claims against the Collateral Agent or any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

                  5.09 Application of Proceeds. Except as otherwise expressly provided herein and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under Section 4 hereof or this Section 5, shall be applied by the Collateral Agent:

                  First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

                  Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Secured Parties holding the same may otherwise agree; and

                  Finally, to the payment to the respective Securing Parties, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the L/C Obligations Sub-Account of the Collateral Account pursuant to Section
4.04 hereof shall be applied first to the L/C Obligations outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.09.

                  As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Securing Parties or any Issuer of or obligor on any of the Collateral.

                  5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of each Securing Party for the purpose of carrying out the provisions of this Agreement (including, without limitation, this Section 5) and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Securing Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The Collateral Agent is hereby authorized to prepare and file in the name of any Securing Party any financing statements describing the Collateral and the security interests created hereby without the signature of such Securing Party (to the extent permitted by applicable law).

                  5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Securing Party shall (i) execute and deliver to the Collateral Agent for filing such financing statements and other documents in such offices as the Collateral Agent may request to perfect the security interests granted by Section 3 hereof, and (ii) deliver to the Collateral Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

                  5.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Secured Parties under the Credit Agreement and all L/C Obligations shall have expired or been terminated, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Securing Party and cause to be released and canceled all licenses and rights referred to in
Section 5.04(b)(1) hereof. The Collateral Agent shall also execute and deliver to the respective Securing Party upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Securing Party to effect the termination and release of the Liens on the Collateral.

                  5.13 Further Assurances. Each Securing Party agrees that, from time to time upon the written request of the Collateral Agent, such Securing Party will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement, including, without limitation, executing and delivering such documents as are necessary to perfect the security interest of the Secured Parties in claims owed to the Securing Parties by the Government of the United States.

                  5.14 Release of Collateral. So long as no Event of Default shall have occurred and be continuing, upon the request of any Securing Party, at the Securing Party's expense, the Collateral Agent shall execute and deliver to such Securing Party such instruments as such Securing Party shall reasonably request to release the security interest of the Collateral Agent in any Collateral pledged by any Securing Party (i) if, and to the extent, such release is authorized pursuant to the terms of the Credit Agreement, (ii) if such Securing Party ceases to be a Restricted Subsidiary pursuant to the provisions of Article XII of the Credit Agreement or (iii) if requested by a Securing Party in connection with a permitted asset disposition under the Credit Agreement; provided that any such instruments shall be delivered, and the release effective, only upon receipt by the Collateral Agent of a certificate from such Securing Party certifying, in the case of clause (i) the specific provision or provisions of the Credit Agreement authorizing such release and the satisfaction of any conditions precedent thereto, and, in the case of clause (ii) the action taken pursuant to Article XII and the absence of any Event of Default after giving effect thereto.

                  5.15 Transfer of Collateral. The Collateral Agent shall have the right, at any time in its discretion and without notice to any Securing Party, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Instruments and Security Entitlements included as Collateral, subject only to the revocable rights specified in Section 5.04(a)(2). In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

                  Section 6.   Miscellaneous.

                  6.01 No Waiver. No failure on the part of the Collateral Agent or any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  6.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its address specified pursuant to Section 13.08 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 13.08.

                  6.03 Expenses. The Securing Parties jointly and severally agree to reimburse each of the Secured Parties and the Collateral Agent for all reasonable costs and expenses of the Secured Parties and the Collateral Agent as provided by Section 4.06 of the Credit Agreement.

                  6.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended as provided by Section 13.06 of the Credit Agreement.

                  6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Securing Party, the Collateral Agent, the Secured Parties and each holder of any of the Secured Obligations (provided, however, that no Securing Party shall assign or transfer its rights hereunder without the prior written consent of the Collateral Agent).

                  6.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  6.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery by telecopier of an executed counterpart of this Agreement shall be effective as delivery of an original executed counterpart thereof.
                                      -20-

                  6.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                  6.09 Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.

                                    PARENT:

                                    WINSTAR COMMUNICATIONS, INC.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    BORROWER:

                                    WCI  CAPITAL CORP.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    GUARANTORS:

                                    WINSTAR WIRELESS, INC.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR A/R SPE, LLC


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR A/R ACCOUNT PARTY, LLC


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR BROADBAND ACQUISITION 1999, LLC


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR NETWORK EXPANSION, LLC


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WWI LICENSE HOLDING, INC.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR EQUIPMENT CORP.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR EQUIPMENT II CORP.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR WIRELESS FIBER CORP.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR LMDS, LLC


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR CREDIT CORP.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR SWITCH ACQUISITION CORP.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR NEW MEDIA COMPANY, INC.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR INTERACTIVE MEDIA SALES, INC.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR EASYNET INC.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR INTERACTIVE VENTURES I, INC.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR GLOBAL MEDIA, INC.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR RADIO NETWORKS, INC.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WALT BABY LOVE PRODUCTIONS, INC.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    NON FICTION FILMS INC.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    FOX/LORBER ASSOCIATES, INC.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WELLSPRING MEDIA, INC.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR BROADCASTING CORP.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    SPORTSFAN RADIO NETWORK INC.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR GOVERNMENT SOLUTIONS, LLC


                                    By: _________________________________
                                        Name:
                                        Title:

                                    WINSTAR MIDCOM ACQUISITION CORP.


                                    By: _________________________________
                                        Name:
                                        Title:

                                    ADMINISTRATIVE AGENT AND
                                    COLLATERAL AGENT:

                                    THE BANK OF NEW YORK,
                                    as Administrative Agent and Collateral Agent


                                    By: _________________________________
                                        Name:
                                        Title:

                                                                       ANNEX 1

                                              PLEDGED STOCK

                                                                                                                     Percentage
                                                                                                                         of
                                                   Class          Certificate     Registered          Number of      Oustanding
  Securing Party             Issuer                of Stock           Nos.           Owner             Shares         Shares
------------------------ ---------------------- -------------    ------------- ---------------------- ----------- -----------------
Winstar                  WCI Capital Corp.         common               1      Winstar                    100             100%
Communications, Inc.                                                           Communications, Inc.

Winstar                  Winstar Wireless,         common               1      Winstar                     90             100%
Communications, Inc.     Inc.                                                  Communications, Inc.

WCI Capital Corp.        Winstar Equipment         common               2      WCI Capital Corp.          100             100%
                         Corp.

WCI Capital Corp.        Winstar Equipment II      common               2      WCI Capital Corp.          100             100%
                         Corp.

WCI Capital Corp.        Winstar Wireless          common               2      WCI Capital Corp.          100             100%
                         Fiber Corp.

WCI Capital Corp.        Winstar Credit Corp.      common               2      WCI Capital Corp.          100             100%

WCI Capital Corp.        Winstar Switch            common               2      WCI Capital Corp.          100             100%
                         Acquisition Corp.

WCI Capital Corp.        Winstar New Media         common             C30      Winstar New Media      24,000,000         96.0%
                         Company, Inc.                                         Company, Inc.

Winstar Wireless, Inc.   Winstar A/R SPE, LLC       N/A                 1      Winstar Wireless,          N/A             N/A
                                                                               Inc.

Winstar Wireless, Inc.   Winstar Broadband          N/A                 1      Winstar Wireless,          N/A             N/A
                         Acquisition 1999, LLC                                 Inc.

Winstar Wireless, Inc.   Winstar Government         N/A                 1      Winstar Wireless,          N/A             N/A
                         Solutions, LLC                                        Inc.

Winstar Wireless, Inc.   Winstar Midcom            common               1      Winstar Wireless,          100             100%
                         Acquisition Corp.                                     Inc.

Winstar Wireless, Inc.   Winstar Network            N/A                 1      Winstar Wireless,          N/A             N/A
                         Expansion, LLC                                        Inc.

Winstar Wireless, Inc.   WWI License Holding,      common               1      Winstar Wireless,          100             100%
                         Inc.                                                  Inc.

Winstar Wireless, Inc.   Winstar Wireless of        N/A                 1      Winstar Wireless,          N/A             N/A
                         Delaware, LLC                                         Inc.

Winstar Wireless, Inc.   Winstar Wireless of        N/A                 1      Winstar Wireless,          N/A             N/A
                         Georgia, LLC                                          Inc.

Winstar Wireless, Inc.   Winstar Wireless of        N/A                 1      Winstar Wireless,          N/A             N/A
                         Indiana, LLC                                          Inc.

Winstar Wireless, Inc.   Winstar Wireless of        N/A                 1      Winstar Wireless,          N/A             N/A
                         New Jersey, LLC                                       Inc.

Winstar Wireless, Inc.   Winstar Wireless of        N/A                 1      Winstar Wireless,          N/A             N/A
                         New York, LLC                                         Inc.

Winstar Wireless, Inc.   Winstar Wireless of        N/A                 1      Winstar Wireless,          N/A             N/A
                         Pennsylvania, LLC                                     Inc.

Winstar Wireless, Inc.   Winstar Wireless of        N/A                 1      Winstar Wireless,          N/A             N/A
                         Virginia, LLC                                         Inc.

Winstar Wireless, Inc.   Winstar Wireless of        N/A                 1      Winstar Wireless,          N/A             N/A
                         West Virginia, LLC                                    Inc.

Winstar Wireless Fiber   Winstar LMDS, LLC          N/A                 1      Winstar Wireless           N/A             N/A
Corp.                                                                          Fiber Corp.

Winstar A/R SPE, LLC     Winstar A/R Account        N/A                 1      Winstar A/R SPE, LLC       N/A             N/A
                         Party, LLC

                                              PLEDGED STOCK

                                                                                                                     Percentage
                                                                                                                         of
                                                   Class          Certificate     Registered          Number of      Oustanding
  Securing Party             Issuer                of Stock           Nos.           Owner             Shares         Shares
------------------------ ---------------------- -------------    ------------- ---------------------- ----------- -----------------
Winstar New Media        Winstar Interactive      common                2      Winstar New Media          100             100%
Company, Inc.            Media Sales, Inc.                                     Company, Inc.

Winstar New Media        Winstar EasyNet Inc.     common                2      Winstar New Media          500             100%
Company, Inc.                                                                  Company, Inc.

Winstar New Media        Winstar Interactive      common                2      Winstar New Media          100             100%
Company, Inc.            Ventures I, Inc.                                      Company, Inc.

Winstar New Media        Winstar Global           common                2      Winstar New Media          100             100%
Company, Inc.            Media, Inc.                                           Company, Inc.

Winstar New Media        Winstar Radio            common                2      Winstar New Media          100             100%
Company, Inc.            Networks, Inc.                                        Company, Inc.

Winstar New Media        Non Fiction Films        common                2      Winstar New Media           90             100%
Company, Inc.            Inc.                                                  Company, Inc.

Winstar New Media        Wellspring Media,        common                2      Winstar New Media          100             100%
Company, Inc.            Inc.                                                  Company, Inc.

Winstar New Media        Winstar Broadcasting     common                2      Winstar New Media          100             100%
Company, Inc.            Corp.                                                 Company, Inc.

Winstar New Media        Sportsfan Radio          common                2      Winstar New Media          500             100%
Company, Inc.            Network Inc.                                          Company, Inc.

Non Fiction Films Inc.   Fox/Lorber               common                3      Non Fiction Films          100             100%
                         Associates, Inc.                                      Inc.

Winstar Radio            Walt Baby Love           common                3      Winstar Radio              100             100%
Networks, Inc.           Productions, Inc.                                     Networks, Inc.

                                                                       ANNEX 2

                 LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                    APPLICATIONS FOR COPYRIGHT REGISTRATIONS


Title                    Registration No.                     Effective Date

                               [NONE]

                                                                        ANNEX 3

                     LIST OF PATENTS AND PATENT APPLICATIONS


File         Patent        Country         Registration No.           Date

                                     [NONE]

                                                                        ANNEX 4


           LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS, TRADEMARK
               AND SERVICE MARK REGISTRATIONS AND APPLICATIONS FOR
                    TRADEMARK AND SERVICE MARK REGISTRATIONS


TRADEMARK AND SERVICE MARK REGISTRATIONS

            Registration           Registration
  Mark      or Series No.          or Filing Date             Status
  ----     --------------         ---------------             ------

Winstar      74-724596                                      Registered

Winstar      74-586777                                      Registered

Winstar      74-586766                                      Registered

                                                                        ANNEX 5


                LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS


                                     [NONE]

                                SOFTWARE LICENSE

         Product Name                   Qty                        Company
        -------------                --------                     -----------

                                     [NONE]



                                SOFTWARE LICENSE


         Product Name                   Qty                        Company
        -------------                --------                     -----------




         Warranties                     Qty                        Company
        -------------                --------                     -----------

                                                                      ANNEX 6


                                LIST OF LOCATIONS

Inventory:        NONE
---------


Equipment:
---------


       Entity                                       Locations
      -------                                    --------------

Winstar Communications, Inc.                     State of Delaware
                                                 State of New York
                                                 New York County, New York

WCI Capital Corp.                                State of Delaware
                                                 State of New York
                                                 New York County, New York

Winstar A/R Account Party, LLC                   State of Delaware
                                                 State of New York
                                                 New York County, New York

Winstar A/R SPE, LLC                             State of Delaware
                                                 State of New York
                                                 New York County, New York

Winstar Broadband Acquisition 1999, LLC          State of Delaware
                                                 State of New York
                                                 New York County, New York
                                                 State of Illinois
                                                 State of Virginia
                                                 Newport News, Virginia

Winstar Credit Corp.                             State of Delaware
                                                 State of New York
                                                 New York County, New York

Winstar Government Solutions, LLC                State of Delaware
                                                 State of New York
                                                 New York County, New York

Winstar LMDS, LLC                                State of New York
                                                 New York County, New York
                                                 Washington D.C.

Winstar Midcom Acquisition Corp.                 State of Delaware
                                                 State of New York
                                                 New York County, New York

Winstar Switch Acquisition Corp.                 State of Delaware
                                                 State of New York
                                                 New York County, New York
                                                 State of Illinois

Winstar Wireless Fiber Corp.                     State of Delaware
                                                 State of New York
                                                 New York County, New York
                                                 Washington, D.C.

Winstar New Media Company, Inc.                  State of Delaware
                                                 State of New York
                                                 New York County, New York

SportsFan Radio Network Inc.                     State of Delaware
                                                 State of New York
                                                 New York County, New York
                                                 State of Nevada

Walt "Baby Love" Productions, Inc.               State of New York
                                                 New York County, New York
                                                 State of California

Winstar Broadcasting Corp.                       State of Delaware
                                                 State of New York
                                                 New York County, New York
                                                 Washington, D.C.

Winstar Interactive Media Sales Inc.             State of Delaware
                                                 State of New York
                                                 New York County, New York

Winstar Interactive Ventures I Inc.              State of Delaware
                                                 State of New York
                                                 New York County, New York

Winstar Radio Networks, Inc.                     State of Delaware
                                                 State of New York
                                                 New York County, New York

WWI License Holding, Inc.                        State of Delaware
                                                 State of New York
                                                 New York County, New York
                                                 Washington, D.C.

Winstar EasyNet Inc.                             State of Delaware
                                                 State of Pennsylvania
                                                 Delaware County, Pennsylvania

Winstar Global Media, Inc.                       State of New York
                                                 New York County, New York

Non Fiction Films, Inc.                          State of Delaware
                                                 State of New York
                                                 New York County, New York

Fox/Lorber Associates, Inc.                      State of Delaware
                                                 State of New York
                                                 New York County, New York

Wellspring Media, Inc.                           State of Delaware
                                                 State of New York
                                                 New York County, New York

Winstar Equipment Corp.                          State of Alabama
Winstar Equipment II Corp.                       State of Alaska
Winstar Network Expansion, LLC                   State of Arizona
Winstar Wireless, Inc.                           State of Arkansas
                                                 State of California
                                                 State of Colorado
                                                 State of Connecticut
                                                 State of Delaware
                                                 State of Florida
                                                 Cobb County, Georgia
                                                 Dekalb County, Georgia
                                                 Fulton County, Georgia
                                                 Gwinnet County, Georgia
                                                 State of Hawaii
                                                 State of Idaho
                                                 State of Illinois
                                                 State of Indiana
                                                 State of Iowa
                                                 State of Kansas
                                                 State of Kentucky
                                                 Jefferson Parish, Louisiana
                                                 Orleans Parish, Lousisiana
                                                 State of Maine
                                                 State of Maryland
                                                 State of Massachusetts
                                                 Bristol County, Mansfield,
                                                        Massachusetts
                                                 Middlesex County, Burlington,
                                                        Massachusetts
                                                 Middlesex County, Woburn,
                                                        Massachusetts
                                                 Suffolk County, Boston,
                                                        Massachusetts
                                                 State of Michigan
                                                 State of Minnesota
                                                 State of Mississippi
                                                 State of Missouri
                                                 Jackson County, Missouri
                                                 St. Louis, Missouri
                                                 State of Montana
                                                 State of Nebraska
                                                 State of Nevada
                                                 State of New Hampshire
                                                 State of New Jersey
                                                 State of New Mexico
                                                 State of New York
                                                 Dutchess County, New York
                                                 Erie County, New York
                                                 Kings County, New York
                                                 New York County, New York
                                                 State of North Carolina
                                                 Mecklenberg County, North
                                                        Carolina
                                                 State of North Dakota
                                                 State of Ohio
                                                 Cuyahoga County, Ohio
                                                 Franklin County, Ohio
                                                 Hamilton County, Ohio
                                                 State of Oklahoma
                                                 State of Oregon
                                                 State of Pennsylvania
                                                 Allegheny County, Pennsylvania
                                                 Philadelphia, Pennsylvania
                                                 State of Rhode Island
                                                 State of South Carolina
                                                 State of South Dakota
                                                 State of Tennessee
                                                 State of Texas
                                                 State of Utah
                                                 State of Vermont
                                                 State of Virginia
                                                 Arlington County, Virginia
                                                 Fairfax County, Virginia
                                                 Newport News, Virginia
                                                 State of Washington
                                                 Washington, D.C.
                                                 State of West Virginia
                                                 State of Wisconsin
                                                 State of Wyoming

                                                              Exhibit A to the
                                                             Security Agreement

                      FORM OF SECURITY AGREEMENT SUPPLEMENT

                                       [Date of Security Agreement Supplement]

THEBANK OF NEW YORK,
  as the Collateral Agent for
  the Secured Parties referred
  to in the Credit Agreement referred to below

  ______________________________

  ______________________________

 Attn: _________________________



                          Winstar Communications, Inc.
                                WCI Capital Corp.
                          ----------------------------

Ladies and Gentlemen:

         Reference is made to (i) the Credit Agreement dated as of May 4, 2000 and (ii) the Pledge and Security Agreement dated as of May 4, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement") made by the Securing Parties from time to time party thereto in favor of the Collateral Agent for the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

                  Section 1. Grant of Security. The undersigned hereby assigns and pledges to the Collateral Agent for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

                  Section 2. Security for Obligations. The pledge and assignment of, and the grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

                  Section 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Annexes 1 through 6 to Annexes 1 through 6, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

                  Section 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 2 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Securing Party.

                  Section 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Securing Party by all of the terms and provisions of the Security Agreement to the same extent as each of the other Securing Parties. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Securing Party" or a "Securing Party" shall also mean and be a reference to the undersigned.

                  Section 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                          Very truly yours,

                                          [NAME OF ADDITIONAL SECURING
                                          PARTY]


                                          By_______________________________
                                            Title:


                                                 Address for notices:

                                                 _____________________________

                                                 _____________________________

                                                 _____________________________

                                                               Exhibit 5.01(s)-4

                              TRADEMARK ASSIGNMENT

     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, WINSTAR COMMUNICATIONS, INC., a Delaware corporation (the "Assignor"), hereby sells, assigns, transfers and sets over to The Bank of New York, as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (the "Assignee"), a first priority security interest in all of the right, title and interest, whether now owned or hereafter acquired or possessed by the Assignor, in and to all trademarks and registrations therefor listed on Annex A hereto which are owned in whole or in part by the Assignor and in and to all beneficial interests in and goodwill associated with such trademarks (all of the foregoing, collectively, the "Trademark Collateral").

     This Assignment is also subject to the terms and conditions of the Revolving Credit and Term Loan Agreement, dated as of May 4, 2000, among the Assignor, WCI Capital Corp., certain subsidiaries of the Assignor, certain arrangers, agents, lenders and the Assignee (as the same may from time to time be amended, supplemented, or otherwise modified, the "Credit Agreement") and the Pledge and Security Agreement, dated as of May 4, 2000, between the Assignor, WCI Capital Corp., certain subsidiaries of the Assignor and Assignee (as the same may from time to time be amended, supplemented or otherwise modified, the "Security Agreement").

     This Assignment is made as collateral security for all Secured Obligations (as such term is defined in the Security Agreement). All the right, title and interest of the Assignor in, to and under the Trademark Collateral shall from the date hereof constitute part of the Collateral (as such term is defined in the Security Agreement) for all purposes of the Security Agreement. This Assignment shall terminate upon the indefeasible payment in full of the Secured Obligations. Assignee shall execute such documents and take such actions as may be reasonably required to release the Collateral assigned hereby upon such payment in full.

     IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed as of May __, 2000.

                                                  WINSTAR COMMUNICATIONS, INC.



                                                  By:___________________________
                                                      Name:
                                                      Title:

                                                                        ANNEX A

           LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS, TRADEMARK
               AND SERVICE MARK REGISTRATIONS AND APPLICATIONS FOR
                    TRADEMARK AND SERVICE MARK REGISTRATIONS

                    TRADEMARK AND SERVICE MARK REGISTRATIONS

                  Registration or           Registration or Filing                  Status
    Mark             Series No.                      Date
------------- ------------------------ ---------------------------------  --------------------------
   Winstar           74-724596                                                    Registered
------------- ------------------------ ---------------------------------  --------------------------
   Winstar           74-586777                                                    Registered
------------- ------------------------ ---------------------------------  --------------------------
   Winstar           74-586766                                                    Registered
------------- ------------------------ ---------------------------------  --------------------------

                                                                    Exhibit 6.09

                                     FORM OF
                              GUARANTEE SUPPLEMENT




                                         --------- --, ----



The Bank of New York,
  as Administrative Agent and Collateral Agent,
One Wall Street
New York, New York 10286
Attention:  _________


     REVOLVING CREDIT AND TERM LOAN AGREEMENT dated as of May 4, 2000 among
                  WINSTAR COMMUNICATIONS, INC., (the "Parent"),
           WCI CAPITAL CORP., a Delaware corporation (the "Borrower"), the LENDERS party thereto,
                                 the GUARANTORS,
                THE BANK OF NEW YORK, as letter of credit issuer,
               CITICORP NORTH AMERICA, INC., as syndication agent,
           CIBC WORLD MARKETS CORP. AND CREDIT SUISSE FIRST BOSTON, as
                            documentation agents, and
       THE BANK OF NEW YORK, as Administrative Agent and Collateral Agent.

Ladies and Gentlemen:

     Reference is made to the above-captioned Revolving Credit and Term Loan Agreement (the "Credit Agreement") and to the guarantee of the Guaranteed Obligations referred to in Section 1 hereof and Article VI thereof (such Guarantee, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guarantee Supplement, being the "Guarantee"). The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

     Section I. The Guarantee. The undersigned hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower and all other amounts from time to time owing to the Lenders, L/C Issuer or the Administrative Agent by the Borrower under this Guarantee, the Credit Agreement and under the Notes and by any Loan Party under any of the other Credit Documents, and all obligations of any Loan Party to any Lender or L/C Issuer in respect of any Hedging Obligations, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The undersigned hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the undersigned will promptly pay the same, without demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     Section II. Obligations Under the Guarantee. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of this Guarantee and of the guarantee contained in Article VI of the Credit Agreement to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Guarantee and the Credit Agreement to an "Additional Guarantor" or a "Guarantor" shall also mean and be a reference to the undersigned, and each reference in any other Credit Document to a "Guarantor" or a "Loan Party" shall also mean and be a reference to the undersigned.

     Section III. Obligations Unconditional. A. The undersigned agrees that its obligations under Section 1 of this Guarantee are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under the Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release of exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of the undersigned hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.

     B. Without limiting the generality of the foregoing, the undersigned agrees that the occurrence of any one or more of the following shall not alter or impair the liability of the undersigned hereunder which shall remain absolute and unconditional as described above:

          1. at any time or from time to time, without notice to the undersigned, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          2. any of the acts mentioned in any of the provisions of this Guarantee, the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

          3. the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Guarantee, the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other Guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          4. any lien or security interest granted to, or in favor of, the Administrative Agent of any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

     The undersigned hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other Guarantee of, or security for, any of the Guaranteed Obligations.

     Section IV. Reinstatement. The undersigned agrees that its obligations under this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the relevant Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the undersigned jointly and severally agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy.

     Section V. Subrogation. The undersigned hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under the Credit Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its Guarantee in Section 1 of this Guarantee, whether by subrogation or otherwise, against the Borrower or any Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

     Section VI. Remedies. The undersigned agrees that, as between itself and the Lenders, the obligations of the Borrower under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section
9.01 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.01) of the Credit Agreement for purposes of Section 1 of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by the undersigned for purposes of said Section 1 of this Guarantee.

     Section VII. Continuing Guarantee. The undersigned agrees that this Guarantee is a continuing Guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

     Section VIII. Limitation on Guarantee Obligations. Notwithstanding any other provision of this Guarantee or the Credit Agreement to the contrary, in any action or proceeding involving any state corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, the undersigned, as a Loan Party, agrees with the other Loan Parties that if the obligations of any Loan Party under this Guarantee and the Credit Agreement would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of its liability under this Guarantee or Article VI of the Credit Agreement, then notwithstanding any other provision of this Guarantee and the Credit Agreement to the contrary, the amount of such liability shall, without any further action by such Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     Section IX. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 5.01 of the Credit Agreement to the same extent as each other Guarantor.

     Section X. APPLICABLE LAW. THIS GUARANTEE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section XI. WAIVER OF JURY. THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTEE SUPPLEMENT, THE CREDIT AGREEMENT, THE NOTES OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

     Section XII. Jurisdiction and Venue; Service of Process.

          1. The undersigned hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court in the Borough of Manhattan, The

City of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Guarantee Supplement or any Credit Document and to the laying of venue in the Borough of Manhattan, The City of New York. The undersigned hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          2. The undersigned agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 13 , or to the undersigned at such other address of which the Administrative Agent shall have been notified pursuant thereto. The undersigned further agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          3. The undersigned waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          Section XIII. Notices.

          1. Any communication, demand or notice to be given hereunder to the undersigned will be duly given when delivered in writing or by telecopy to the undersigned at its address as indicated below or such other address as the undersigned shall specify in a notice to each other party to the Guarantee and the Credit Documents. A communication, demand or notice given pursuant to this
Section 13 shall be addressed:

                  To the undersigned, at

                           [____________________]
                           [____________________]
                           [____________________]
                           Telecopy:        [______________]

                           Attention:       [______________]


          2. Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Guarantee Supplement may be given by telecopy.

          Section XIV. Execution in Counterparts. This Guarantee Supplement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. Manual delivery of an executed counterpart of a signature page to this Guarantee Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guarantee Supplement.

                                          Very truly yours,

                                          [NAME OF ADDITIONAL GUARANTOR]


                                           By_____________________________
                                            Title:

                                                             Exhibit 8.01(a)(v)

                    Form of Officer's Compliance Certificate

                             COMPLIANCE CERTIFICATE

                                        [For the Fiscal Quarter ending ________]

                                           [For the Fiscal Year ending ________]


     Reference is made to the Revolving Credit and Term Loan Agreement, dated as of May 4, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Winstar Communications, Inc., a Delaware corporation (the "Parent"), WCI Capital Corp., a Delaware corporation (the "Borrower"), each of the entities listed on the signature pages thereof under the heading "Guarantors" and the Additional Guarantors from time to time parties thereto, each of the Lenders from time to time parties thereto, The Bank of New York, as letter of credit issuer, administrative agent and collateral agent for the Lenders, Citicorp North America, Inc., as syndication agent for the Lenders, and CIBC World Markets Corp. and Credit Suisse First Boston, as documentation agents for the Lenders. Pursuant to Section 8.01(a)(v) of the Credit Agreement, the undersigned authorized officer of the Borrower hereby certifies on behalf of the Borrower that:

     (a) As of the date of the financial statements included in each report on Form [10-K] [10-Q] attached hereto and delivered concurrently to the Administrative Agent pursuant to Section 8.01(a) of the Credit Agreement, no event occurred or circumstance existed which constituted a Default or Event of Default except as follows:

[detail any facts with respect thereto]

     The financial statements referred to in Section 8.01(a) of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate fairly present the financial position, results of operations, cash flows and changes in stockholders' equity of the Parent and its consolidated subsidiaries, subject to normal year-end audit adjustments which are not expected to be material in amount.1

     (b) The covenant calculations set forth below for the Consolidated Group Members are based on the Parent's [audited] consolidated balance sheet and statements of earnings, cash flows and stockholders' equity for the fiscal [quarter] [year] ended _________________, 20__ (the "Period-End Date") contained in the report on Form [10-K] [10-Q] attached hereto.

--------

1 Insert only in Compliance Certificates accompanying quarterly financial statements delivered pursuant to Section 8.01(a) of the Credit Agreement.

         [PHASE 1 FINANCIAL COVENANTS]

         1.       Maximum EBITDA Losses/Minimum EBITDA (Section [8.03(a)(i)])

                  [during fiscal quarter]                                 ______


         2.       Minimum Revenues (Section [8.03(a)(ii)])
                  [fiscal quarter (calculated as of the last day of any fiscal quarter end and based on the results of the quarter then
                  ended)]                                               ________

         [3.      Maximum Cash Capital Expenditures (Section [8.03(a)(iii)])2

                  [during fiscal year]                                    ______


         4. Maximum Consolidated Senior Secured Debt to Consolidated Total Capitalization (Section [8.03(a)(iv)])

                  [at any time, for the purpose of calculating Consolidated Total Capitalization, paid-in capital shall be given effect as of the date paid in] _______

         5. Maximum Consolidated Total Debt to Consolidated Total Capitalization (Section [8.03(a)(v)]).

                  [at any time, for the purpose of calculating Consolidated Total Capitalization, paid-in capital shall be given effect
                  as of the date paid in]                               ________

         6. Maximum Consolidated Senior Secured Debt to Adjusted Gross PP&E (Section [8.03(a)(vi)]).

                  [at any time]                                           ______


         7.       On-Network Hubs (Section [8.03(a)(vii)]).

                  [number for any fiscal quarter (as calculated on the last
                  day of any fiscal quarter)]                            _______


--------

2 Insert only in Compliance Certificates accompanying annual financial statements delivered pursuant to Section 8.01(a) of the Credit Agreement.

         8.       On-Network Buildings (Section [8.03(a)(viii)]).

                  [number for any fiscal quarter (calculated as of the last
                  day of any fiscal quarter end)]                       ________


         [PHASE 2 FINANCIAL COVENANTS]

         1. Consolidated Total Debt to Consolidated Annualized EBITDA (Section [8.03(b)(i)])

                  [for any fiscal quarter for the fiscal quarter
                   ending on such date]                                 ________

         2.       EBITDA to Consolidated Interest Expense
                  (Section [8.03(b)(ii)]).

                  [for the last four consecutive fiscal quarters
                  immediately preceding any date of determination]      ________

         3.       Maximum Cash Capital Expenditures  (Section [8.03(b)(iii)]).

                  [annual amount]                                       ________


         [ADDITIONAL FINANCIAL COVENANTS]

         1. Consolidated Senior Debt to Consolidated Annualized EBITDA (Section [8.03(c)])

                  [for any day during the fiscal quarter ending on
                  such date]                                            ________

         2.       EBITDA to Consolidated Debt Service (Section [8.03(d)]).

                  [for the four consecutive fiscal quarters ending
                  on such date]                                         ________

     IN WITNESS WHEREOF, on behalf of the Borrower, the undersigned has hereto set his or her hand.

Dated:   ________________, ____

                                            WCI CAPITAL CORP.


                                            By:  _______________________________
                                                 Name: [an authorized officer]
                                                 Title:

                                                             Exhibit 11.01(d)-1

                          Form of Revolving Credit Note

                                 PROMISSORY NOTE

[Principal Amount]                                                      [Date]


     WCI CAPITAL CORP., a Delaware corporation (the "Borrower"), for value received, promises to pay to the order of [LENDER] (the "Lender"), on the Revolving Credit Commitment Termination Date (as defined in the Credit Agreement referred to below), the principal sum of [PRINCIPAL AMOUNT IN DOLLARS] or, if less, the aggregate principal amount of the Revolving Credit Loans made by the Lender to the Borrower pursuant to that certain Revolving Credit and Term Loan Agreement, dated as of May 4, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Winstar Communications, Inc., a Delaware corporation (the "Parent"), WCI Capital Corp., a Delaware corporation (the "Borrower"), each of the entities listed on the signature pages thereof under the heading "Guarantors" and the Additional Guarantors from time to time parties thereto, each of the Lenders from time to time parties thereto, The Bank of New York, as letter of credit issuer, administrative agent and collateral agent for the Lenders, Citicorp North America, Inc., as syndication agent for the Lenders, and CIBC World Markets Corp. and Credit Suisse First Boston, as documentation agents for the Lenders.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date hereof until the date of repayment, at the rate or rates per annum and on the date or dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in funds immediately available to the Lender at its office or offices designated in accordance with the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive diligence, presentment, demand, protest and notice of any kind whatsoever. The failure or forbearance by the holder to exercise any of its rights hereunder in any particular instance shall in no event constitute a waiver thereof.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder of this Note on the grid attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or shall be recorded by the holder of this Note in its internal records; provided, however, that any failure of the holder of this Note to make such a notation or any error in such notation shall in no manner affect the validity or enforceability of the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

     This Note is one of the Revolving Credit Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement and/or this Note, all upon the terms and conditions therein specified. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     This Note is not negotiable and interests herein may be assigned only upon the terms and conditions specified in the Credit Agreement.

                                       WCI CAPITAL CORP.


                                       By:_______________________________
                                          Name:
                                          Title:

                                               REVOLVING CREDIT LOANS AND PRINCIPAL PAYMENTS

               Amount of Revolving                          Amount of                 Amount of Unpaid
                Credit Loans Made                        Principal Repaid             Principal Balance
               --------------------                      -----------------            ------------------
                             Euro        Interest                     Euro                          Euro
               ABR          dollar      Period (if        ABR        dollar           ABR          dollar                  Notation
  Date         Loan          Loan       applicable)       Loan        Loan            Loan          Loan        Total      Made By
  ----        -----         -----       -----------      -----       ------          -----         ------       -----      --------












                                                              Exhibit 11.01(d)-2

                             Form of Term Loan Note

                                 PROMISSORY NOTE

[Principal Amount]                                                     [Date]

     WCI CAPITAL CORP., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of [LENDER] (the "Lender"), at the office of ____________________, at ___________________________________, in
lawful money of the United States, the principal sum of [PRINCIPAL AMOUNT IN DOLLARS], in installments as follows due on each Term Loan [A] [B] Scheduled Installment Date, as defined in the Credit Agreement (hereinafter defined), equal to the [percentages][amounts] set forth in Section 2.05[(b)][c] of the Credit Agreement.

     This Note shall bear interest as set forth in the Credit Agreement for Term Loan [A] [B] Loans. If interest or principal on the loan evidenced by this Note becomes due and payable on a day which is not a Business Day, as defined in the Credit Agreement, the maturity thereof shall be extended and interest shall be payable thereon at the rate specified in the Credit Agreement during such extension.

     This Note is one of the Term Notes referred to in that certain Revolving Credit and Term Loan Agreement, dated as of May 4, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Winstar Communications, Inc., a Delaware corporation (the "Parent"), WCI Capital Corp., a Delaware corporation (the "Borrower"), each of the entities listed on the signature pages thereof under the heading "Guarantors" and the Additional Guarantors from time to time parties thereto, each of the Lenders from time to time parties thereto, The Bank of New York, as letter of credit issuer, administrative agent and collateral agent for the Lenders, Citicorp North America, Inc., as syndication agent for the Lenders, and CIBC World Markets Corp. and Credit Suisse First Boston, as documentation agents for the Lenders, and is subject to prepayment in whole or in part and its maturity is subject to acceleration upon the terms provided in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     This Note is not negotiable and interests herein may be assigned only upon the terms and conditions specified in the Credit Agreement.

     All changes in interest determination on the Term Loan [A] [B] Loan made pursuant to the Credit Agreement and all payments of principal hereof may be indicated by the Lender upon the grid attached hereto which is a part of this Note. Such notations shall be pre sumptive as to the aggregate unpaid principal and interest due under this Term Loan [A] [B] Loan.

                                        WCI CAPITAL CORP.


                                        By:__________________________
                                           Name:
                                           Title:

                        TERM LOAN AND PRINCIPAL PAYMENTS

Aggregate Principal Amount of Term Loan [A] [B] Loan:  $___________________

Borrowing Date:  ____________________


                                                                                      Amount of
                       Interest             Interest          Amount of                 Unpaid
                         Rate              Period (if         Principal               Principal                        Notation
       Date              Basis            applicable)           Repaid                 Balance           Total         Made By
       ----           --------            -----------         -----------           -----------         -----          --------
                        [ABR]
                      [Eurodollar]








                                                               Exhibit 11.03(a)

                        Form of Assignment and Acceptance

                            ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Revolving Credit and Term Loan Agreement, dated as of May 4, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Winstar Communications, Inc., a Delaware corporation (the "Parent"), WCI Capital Corp., a Delaware corporation (the "Borrower"), each of the entities listed on the signature pages thereof under the heading "Guarantors" and the Additional Guarantors from time to time parties thereto, each of the Lenders from time to time parties thereto, The Bank of New York, as letter of credit issuer, administrative agent and collateral agent for the Lenders, Citicorp North America, Inc., as syndication agent for the Lenders, and CIBC World Markets Corp. and Credit Suisse First Boston, as documentation agents for the Lenders. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

     1. The assignor identified below (the "Assignor") hereby sells and assigns, without recourse, to the assignee identified below (the "Assignee"), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date (as defined herein) set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents , including, without limitation, the interests set forth below in (i) the Commitments of the Assignor on the Assignment Date, (ii) the Loans (and any accrued interest thereon) owing to the Assignor which are outstanding on the Assignment Date and (iii) any other amounts owing to each such Assignor under the Credit Agreement on the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date
(i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Credit Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any forms of the type described in Section 4.04(a) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire and (iii) if required under the Credit Agreement, a processing and recordation fee of $3,500.

     3. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Date of Assignment and Acceptance:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:


Effective Date of Assignment and Acceptance (the "Assignment Date")1/:
                                                                   -



                                                           Percentage of Total
                                                          Commitment Assigned2/

Revolving Credit Commitment                                                    %
Term Loan A Commitment                                                         %
Term Loan B Commitment                                                         %



                                                 Principal Amount Assigned

Revolving Credit Loans                           $
Term Loan A Loans                                $
Term Loan B Loans                                $


--------

1/ May not be fewer than two Business Days after the date of the Assignment and Acceptance.

2/   Set forth, to at least 8 decimals, as a percentage of the Total Commitment.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

The terms set forth above

are hereby agreed to:

_________________, as Assignor                _________________, as Assignee

By:__________________________                By:__________________________
    Name:                                       Name:
    Title:                                      Title:



Consent given:3/
------------- -

WINSTAR COMMUNICATIONS, INC.                 [ADMINISTRATIVE AGENT]


By:__________________________                By:__________________________
    Name:                                       Name:
    Title:                                      Title:


WCI CAPITAL CORP.                            [L/C ISSUER]


By:__________________________                By:__________________________
    Name:                                       Name:
    Title:                                      Title:

--------

3/ To be completed to the extent consents are required under Section 11.03(a) of the Credit Agreement.

                                    SCHEDULES
                                       TO

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                                      AMONG

                          WINSTAR COMMUNICATIONS, INC.
                                WCI CAPITAL CORP.

                THE GUARANTORS FROM TIME TO TIME PARTIES THERETO
        THE BANK OF NEW YORK, AS ADMINISTRATIVE AGENT, COLLATERAL AGENT,

                       LENDER AND LETTER OF CREDIT ISSUER

                                       AND

                        THE OTHER LENDERS PARTIES THERETO

                               Schedule 1.01(c)-1

                            Lenders and Commitments*


                                                            Revolving
                                   Address for                Credit         Term Loan A       Term Loan B          Total
   Lender                           Notices                  Commitment      Commitment        Commitment         Commitment
   ------                          ---------                 ----------      --------------    --------------     -------------
The Bank of New York              One Wall Street           $25,000,000.00   $31,250,000.00    $101,562,500.00    $157,812,500.00
                                  New York, NY  10286

CIBC Inc.                         425 Lexington Avenue      $25,000,000.00   $31,250,000.00    $101,562,500.00    $157,812,500.00
                                  New York, NY  10017

Citicorp North America,           390 Greenwich Street,     $25,000,000.00   $31,250,000.00    $101,562,500.00    $157,812,500.00
Inc.                              1st Floor
                                  New York, NY  10013

Credit Suisse First Boston        11 Madison Avenue         $25,000,000.00   $31,250,000.00    $106,562,500.00    $162,812,500.00
                                  New York, NY  10010

ABN AMRO Bank N.V.                500 Park Avenue,          $18,888,888.89   $23,611,111.11            --         $42,500,000.00
                                  2nd Floor
                                  New York, NY  10022

Bank of Nova Scotia               One Liberty Plaza         $18,888,888.89   $23,611,111.11            --         $42,500,000.00
                                  New York, NY  10006

Barclays Bank PLC                 Borrowing Notices:        $18,888,888.89   $23,611,111.11    $10,000,000.00     $52,500,000.00
                                  ------------------
                                  222 Broadway
                                  New York, NY 10038
                                  Attention: Jackie Brown
                                  Other Notices:
                                  --------------
                                  388 Market Street,
                                  Suite 1700
                                  San Francisco, CA  94111

Credit Lyonnais New York          1301 Avenue of the        $18,888,888.89  $23,611,111.11     $10,000,000.00    $52,500,000.00
Branch                            Americas
                                  New York, NY  10019

--------
*    Commitments as of the Effective Date.

                                                            Revolving
                                   Address for                Credit         Term Loan A       Term Loan B          Total
   Lender                           Notices                  Commitment      Commitment        Commitment         Commitment
   ------                          ---------                 ----------      --------------    --------------     -------------
Dresdner Bank AG, New             75 Wall Street            $18,888,888.89  $23,611,111.11         --            $42,500,000.00
York and Grand Cayman             New York, NY  10005-2889
Branches                          Borrowing Notices:
                                  ------------------
                                  Attention: Lora Lamb
                                  Other Notices:
                                  Attention: William Lambert

Fleet National Bank               100 Federal Street        $18,888,888.89  $23,611,111.11         --            $42,500,000.00
                                  Mail Code: MADE10008H
                                  Boston, MA  02110

Morgan Guaranty Trust             60 Wall Street            $18,888,888.89  $23,611,111.11         --            $42,500,000.00
Company of New York               New York, NY  10260-0060
                                  Attention: John Kowalczuk

Royal Bank of Canada              One Liberty Plaza,        $18,888,888.89  $23,611,111.11         --            $42,500,000.00
                                  Fifth Floor
                                  New York, NY  10006-1404

Societe Generale                  1221 Avenue of the        $18,888,888.89  $23,611,111.11         --            $42,500,000.00
                                  Americas
                                  New York, NY  10020

Toronto Dominion (Texas),         909 Fannin Street,        $18,888,888.89  $23,611,111.11   $2,250,000.00      $45,000,000.00
Inc.                              19th Floor
                                  Houston, TX 77010

IBM Credit Corporation            North Castle Drive        $11,111,111.11  $13,888,888.89         --           $25,000,000.00
                                  Armonk, NY  10504

Merrill Lynch Senior              800 Scudders Mill Road            --             --       $16,500,000.00      $16,500,000.00
Floating Rate Fund, Inc.          Plainsboro, NJ  08536



                                                            Revolving
                                   Address for                Credit         Term Loan A       Term Loan B          Total
   Lender                           Notices                  Commitment      Commitment        Commitment         Commitment
   ------                          ---------                 ----------      --------------    --------------     -------------
Van Kampen Prime Rate           One Parkview Plaza,              --               --           $12,500,000.00     $12,500,000.00
Income Trust                    5th Floor
                                Oakbrook Terrace, IL  60181

Van Kampen Senior               One Parkview Plaza,              --               --           $12,500,000.00     $12,500,000.00
Income Trust                    5th Floor
                                Oakbrook Terrace, IL  60181


                                     Schedule 5.01(b) - Subsidiaries

                                        Jurisdiction            Authorized
    Restricted Subs                    of Organization            Capital                   Issued Capital
----------------------------------- --------------------- ------------------ -----------------------------------------------------
WCI Capital Corp.                             Delaware        200 common            100 shares held by Winstar Communications, Inc.
Winstar Wireless, Inc.                        Delaware        200 common,           90 shares held by Winstar Communications, Inc.
Winstar A/R SPE, LLC                          Delaware        n/a                   Winstar Wireless, Inc. is sole member
Winstar A/R Account Party, LLC                Delaware        n/a                   Winstar A/R SPE, LLC is sole member
Winstar Broadband Acquisition 1999, LLC       Delaware        n/a                   Winstar Wireless, Inc. is sole member
Winstar Government Solutions, LLC             Delaware        n/a                   Winstar Wireless, Inc. is sole member
Winstar Midcom Acquisition Corp.              Delaware        200 common            100 shares held by Winstar Wireless, Inc.
Winstar Network Expansion,  LLC               Delaware        n/a                   Winstar Wireless, Inc. is sole member
WWI License Holding, Inc.                     Delaware        200 common            100 held by Winstar Wireless, Inc.
Winstar Equipment Corp.                       Delaware        200 common,           100 shares held by WCI Capital Corp.
Winstar Equipment II Corp.                    Delaware        200 common,           100 shares held by WCI Capital Corp.
Winstar Wireless Fiber Corp.                  Delaware        200 common            100 shares held by WCI Capital Corp.
Winstar LMDS, LLC                             Delaware        n/a                   Winstar Wireless Fiber Corp. is sole member
Winstar Credit Corp.                          Delaware        200 common            100 shares held by WCI Capital Corp.
Winstar Switch Acquisition Corp.              Delaware        200 common            100 shares held by WCI Capital Corp.
Winstar New Media Company, Inc.               Delaware        25.0 million common   24,000,000 common shares held by WCI Capital
                                                                                    Corp.; 1.0
                                                              1 million preferred   million common shares held by non-affiliates
Winstar Interactive Media Sales, Inc.         Delaware        3,000 common          100 shares held by Winstar New Media Company,
                                                                                    Inc.
Winstar EasyNet Inc.                          Delaware        1,000 common          500 shares held by Winstar New Media Company,
                                                                                    Inc.
Winstar Interactive Ventures I, Inc.          Delaware        200 common            100 shares held by Winstar New Media Company,
                                                                                    Inc.
Winstar Global Media, Inc.                    New York        200 common            100 shares held by Winstar New Media Company,
                                                                                    Inc.
Winstar Radio Networks, Inc.                  Delaware        200 common            100 shares held by Winstar New Media Company,
                                                                                    Inc.
Walt Baby Love Productions, Inc.              California      100,000 common        100 shares held by Winstar Radio Networks, Inc.
Non Fiction Films Inc.                        Delaware        200 common            90 shares held by Winstar New Media Company,
                                                                                    Inc.
Fox/Lorber Associates, Inc.                   New York        5.0 million common    100 shares held by Non Fiction Films Inc.
Wellspring Media, Inc.                        Delaware        40,000 common         100 common shares held by Winstar New Media
                                                              15,000 class A common Company, Inc.
                                                              12,000 preferred
Winstar Broadcasting Corp.                    Delaware        200 common            100 shares held by Winstar New Media Company,
                                                                                    Inc.
Sportsfan Radio Network Inc.                  Delaware        1,000 common          500 shares held by Winstar New Media Company,
                                                                                    Inc.



                                        Jurisdiction            Authorized
Temporary Rest. Subs                   of Organization            Capital                   Issued Capital
----------------------------------- --------------------- ------------------ -----------------------------------------------------
Winstar Wireless of Delaware, LLC             Delaware        n/a                  Winstar Wireless, Inc. is sole member
Winstar Wireless of Georgia, LLC              Delaware        n/a                  Winstar Wireless, Inc. is sole member
Winstar Wireless of Indiana, LLC              Delaware        n/a                  Winstar Wireless, Inc. is sole member
Winstar Wireless of New Jersey, LLC           Delaware        n/a                  Winstar Wireless, Inc. is sole member
Winstar Wireless of New York, LLC             Delaware        n/a                  Winstar Wireless, Inc. is sole member
Winstar Wireless of Pennsylvania, LLC         Delaware        n/a                  Winstar Wireless, Inc. is sole member
Winstar Wireless of Virginia, LLC             Virginia        n/a                  Winstar Wireless, Inc. is sole member
Winstar Wireless of West Virginia, LLC        Delaware        n/a                  Winstar Wireless, Inc. is sole member


                                        Jurisdiction            Authorized
Unrestricted Subs                      of Organization            Capital                   Issued Capital
----------------------------------- --------------------- ------------------ -----------------------------------------------------
Winstar for Business, Inc.                    Delaware
Office.com, Inc.                              Delaware       9,000 common          150 common shares and 222 Series A Convertible
                                                             1,000 preferred       Preferred shares held by Winstar for Business,
                                                                                   Inc. 50 common shares and 111 Series A
                                                                                   Convertible Preferred shares held by CBS, Inc.
Individual.com, Inc.                          Delaware        25 million common    4.0 million shares held by Office.com, Inc.
                                                                                   1.0 million shares held by NewsEdge Corporation
At Your Office, Inc.                          Delaware        200 common           100 shares held by Winstar New Media Company,
                                                                                   Inc.
Winstar International, Inc.                   Delaware        200 common           100 shares held by WCI Capital Corp.
Winstar Europe SA                             Belgium
Winstar Japan                                 Japan
Winstar Australia PTY Ltd.                    Australia
Winstar del Peru, SRL                         Peru
Winstar International Hongkong Holding (BVI)  British
Ltd.                                          Virgin Islands
Winstar Hongkong (BVI) Limited                British
                                              Virgin Islands
Winstar Communications  Hongkong Limited      Hong Kong
Winstar Argentina SA                          Argentina
Comnet SA                                     Argentina
Winstar Venezuela CA                          Venezuela
Winstar Holdings do Brazil, Ltda.             Brazil
Winstar do Brazil, Ltda.                      Brazil
Winstar Columbia, Ltda.                       Columbia
Winstar Holdings BV                           The Netherlands
Winstar Communications GMBH                   Germany
Winstar Communications BV                     The Netherlands
Winstar Communications SA (France)            France
Winstar Communications Ltd. (UK)              UK
Winstar Communications SA (Switz)             Switzerland
Winstar Communications SA (Belgium)           Belgium
Winstar Communications of Canada, Inc.        Canada
Winstar Puerto Rico, Inc.                     Puerto Rico
WVF-I, LLC                                    Delaware        n/a                  Winstar Wireless, Inc. is sole member

                     Schedule 5.01(e)-1 - Certain Litigation

                                      None.

                    Schedule 5.01(e)-2 - Labor Controversies

                                      None.

                 Schedule 5.01(g)(ii) - Material Adverse Changes

                                      None.

                            Schedule 5.01(m)(ii) - Telecommunications Licenses

1.  Summary of Winstar 38 GHz License Holdings

                                                                                     Service
ID         Licensee                       Call Sign             Service Area           Type           #  of Channels
---        --------                       ---------             -------------        -------          ---------------
1.   Winstar Wireless Fiber Corp.           WJPC619             Poughkeepsie, NY      38GHz                  1
2.   Winstar Wireless Fiber Corp.           WMG833              Baltimore, MD         38GHz                  1
3.   Winstar Wireless Fiber Corp.           WMG834              Long Island, NY       38GHz                  1
4.   Winstar Wireless Fiber Corp.           WMG835              Northeast, NJ         38GHz                  1
5.   Winstar Wireless Fiber Corp.           WMK415              New York, NY          38GHz                  1
6.   Winstar Wireless Fiber Corp.           WMN318              Seattle, WA           38GHz                  7
7.   Winstar Wireless Fiber Corp.           WMN319              Atlanta, GA           38GHz                  4
8.   Winstar Wireless Fiber Corp.           WMN320              Baltimore, MD         38GHz                  6
9.   Winstar Wireless Fiber Corp.           WMN321              Boston, MA            38GHz                  6
10.  Winstar Wireless Fiber Corp.           WMN322              Buffalo, NY           38GHz                  7
11.  Winstar Wireless Fiber Corp.           WMN323              Chicago, IL           38GHz                  6
12.  Winstar Wireless Fiber Corp.           WMN324              Cincinnati, OH        38GHz                  7 (one is 2x 50 MHz)
13.  Winstar Wireless Fiber Corp.           WMN325              Cleveland, OH         38GHz                  6
14.  Winstar Wireless Fiber Corp.           WMN326              Dallas, TX            38GHz                  4
15.  Winstar Wireless Fiber Corp.           WMN327              Denver, CO            38GHz                  6
16.  Winstar Wireless Fiber Corp.           WMN328              Detroit, MI           38GHz                  6
17.  Winstar Wireless Fiber Corp.           WMN329              Houston, TX           38GHz                  7
18.  Winstar Wireless Fiber Corp.           WMN330              Kansas City, KS       38GHz                  6
19.  Winstar Wireless Fiber Corp.           WMN331              Los Angeles, CA       38GHz                  4
20.  Winstar Wireless Fiber Corp.           WMN332              Miami, FL             38GHz                  7
21.  Winstar Wireless Fiber Corp.           WMN333              Milwaukee, WI         38GHz                  6
22.  Winstar Wireless Fiber Corp.           WMN334              Minneapolis, MN       38GHz                  6
23.  Winstar Wireless Fiber Corp.           WMN335              New York (LI), NY     38GHz                  6
24.  Winstar Wireless Fiber Corp.           WMN336              New York (West), NY   38GHz                  6
25.  Winstar Wireless Fiber Corp.           WMN337              New York (Man), NY    38GHz                  7
26.  Winstar Wireless Fiber Corp.           WMN338              Philadelphia, PA      38GHz                  5
27.  Winstar Wireless Fiber Corp.           WMN339              Phoenix, AZ           38GHz                  6
28.  Winstar Wireless Fiber Corp.           WMN340              Pittsburgh, PA        38GHz                  5
29.  Winstar Wireless Fiber Corp.           WMN341              San Diego, CA         38GHz                  5
30.  Winstar Wireless Fiber Corp.           WMN342              San Francisco, CA     38GHz                  4
31.  Winstar Wireless Fiber Corp.           WMN343              Spokane, WA           38GHz                  7
32.  Winstar Wireless Fiber Corp.           WMN344              St. Louis, MO         38GHz                  6
33.  Winstar Wireless Fiber Corp.           WMN345              Tacoma, WA            38GHz                  6
34.  Winstar Wireless Fiber Corp.           WMN346              Tampa, FL             38GHz                  7
35.  Winstar Wireless Fiber Corp.           WMN347              Washington, D.C.      38GHz                  6
36.  Winstar Wireless Fiber Corp.           WMT531              Austin, TX            38GHz                  1
37.  Winstar Wireless Fiber Corp.           WMT602              Houston, TX           38GHz                  1
38.  Winstar Wireless Fiber Corp.           WMT603              Buffalo, NY           38GHz                  1
39.  Winstar Wireless Fiber Corp.           WMT604              Phoenix, AZ           38GHz                  1
40.  Winstar Wireless Fiber Corp.           WMT605              Pittsburgh, PA        38GHz                  1
41.  Winstar Wireless Fiber Corp.           WMT606              Seattle, WA           38GHz                  1
42.  Winstar Wireless Fiber Corp.           WMT607              Denver, CO            38GHz                  1
43.  Winstar Wireless Fiber Corp.           WMT608              Charlotte, NC         38GHz                  1
44.  Winstar Wireless Fiber Corp.           WMT609              Chicago, IL           38GHz                  1
45.  Winstar Wireless Fiber Corp.           WMT610              Dallas, TX            38GHz                  1
46.  Winstar Wireless Fiber Corp.           WMT611              Cincinnati, OH        38GHz                  1
47.  Winstar Wireless Fiber Corp.           WMT612              Cleveland, OH         38GHz                  1
48.  Winstar Wireless Fiber Corp.           WMT613              Columbus, OH          38GHz                  1
49.  Winstar Wireless Fiber Corp.           WMT614              Orlando, FL           38GHz                  1

                                                                                     Service
ID         Licensee                       Call Sign             Service Area           Type           #  of Channels
---        --------                       ---------             -------------        -------          ---------------
50.  Winstar Wireless Fiber Corp.           WMT615              Washington, D.C.      38GHz                  1
51.  Winstar Wireless Fiber Corp.           WMT616              St. Louis, MO         38GHz                  1
52.  Winstar Wireless Fiber Corp.           WMT670              Honolulu, HI          38GHz                  1
53.  Winstar Wireless Fiber Corp.           WMT671              Minneapolis, MN       38GHz                  1
54.  Winstar Wireless Fiber Corp.           WMT672              Memphis, TN           38GHz                  1
55.  Winstar Wireless Fiber Corp.           WMT673              New York-Man, NY      38GHz                  1
56.  Winstar Wireless Fiber Corp.           WMT674              Atlanta, GA           38GHz                  1
57.  Winstar Wireless Fiber Corp.           WMT675              Boston, MA            38GHz                  1
58.  Winstar Wireless Fiber Corp.           WMT676              Los Angeles, CA       38GHz                  1
59.  Winstar Wireless Fiber Corp.           WMT677              Milwaukee, WI         38GHz                  1
60.  Winstar Wireless Fiber Corp.           WMT678              Detroit, MI           38GHz                  1
61.  Winstar Wireless Fiber Corp.           WMT679              Kansas City, KS       38GHz                  1
62.  Winstar Wireless Fiber Corp.           WMT686              Boston, MA            38GHz                  1
63.  Winstar Wireless Fiber Corp.           WMT763              Rochester, NY         38GHz                  1
64.  Winstar Wireless Fiber Corp.           WMT817              Richmond, VA          38GHz                  1
65.  Winstar Wireless Fiber Corp.           WMT818              Nashville, TN         38GHz                  1
66.  Winstar Wireless Fiber Corp.           WMT819              Austin, TX            38GHz                  1
67.  Winstar Wireless Fiber Corp.           WMT820              San Juan, PR          38GHz                  1
68.  Winstar Wireless Fiber Corp.           WMT821              Portland, OR          38GHz                  1
69.  Winstar Wireless Fiber Corp.           WMT822              Norfolk, VA           38GHz                  1
70.  Winstar Wireless Fiber Corp.           WMT823              San Antonio, TX       38GHz                  1
71.  Winstar Wireless Fiber Corp.           WMT824              Jacksonville, FL      38GHz                  1
72.  Winstar Wireless Fiber Corp.           WMW286              Providence, RI        38GHz                  1
73.  Winstar Wireless Fiber Corp.           WMW287              Dayton, OH            38GHz                  1
74.  Winstar Wireless Fiber Corp.           WMW288              Tampa, FL             38GHz                  1
75.  Winstar Wireless Fiber Corp.           WMW289              Miami, FL             38GHz                  1
76.  Winstar Wireless Fiber Corp.           WMW290              Raleigh, NC           38GHz                  1
77.  Winstar Wireless Fiber Corp.           WMW291              West Palm Beach, FL   38GHz                  1
78.  Winstar Wireless Fiber Corp.           WMW292              Indianapolis, IN      38GHz                  1
79.  Winstar Wireless Fiber Corp.           WMW493              New York, NY          38GHz                  1
80.  WWI License Holding, Inc.              WMW517              Austin, TX            38GHz                  1
81.  WWI License Holding, Inc.              WMW518              Indianapolis, IN      38GHz                  1
82.  WWI License Holding, Inc.              WMW519              Jacksonville, FL      38GHz                  1
83.  WWI License Holding, Inc.              WMW520              Memphis, TN           38GHz                  1
84.  WWI License Holding, Inc.              WMW521              Omaha, NE             38GHz                  1
85.  WWI License Holding, Inc.              WMW522              San Antonio, TX       38GHz                  1
86.  Winstar Wireless Fiber Corp.           WMW858              Sacramento, CA        38GHz                  1
87.  WWI License Holding, Inc.              WMW860              Charlotte, NC         38GHz                  1
88.  WWI License Holding, Inc.              WMW861              New Orleans, LA       38GHz                  1
89.  WWI License Holding, Inc.              WMW862              Norfolk, VA           38GHz                  1
90.  WWI License Holding, Inc.              WMW863              Oklahoma City, OK     38GHz                  1
91.  WWI License Holding, Inc.              WMW864              Portland, OR          38GHz                  1
92.  Winstar Wireless Fiber Corp.           WMW867              San Francisco, CA     38GHz                  1
93.  Winstar Wireless Fiber Corp.           WMW942              Hartford, CT          38GHz                  1
94.  Winstar Wireless Fiber Corp.           WMW943              Philadelphia, PA      38GHz                  1
95.  Winstar Wireless Fiber Corp.           WPJA780             Las Vegas, NV         38GHz                  1
96.  Winstar Wireless Fiber Corp.           WPJA781             Spokane, WA           38GHz                  1
97.  Winstar Wireless Fiber Corp.           WPJA782             Portland, OR          38GHz                  1
98.  Winstar Wireless Fiber Corp.           WPJA784             Philadelphia, PA      38GHz                  1
99.  Winstar Wireless Fiber Corp.           WPJA785             Dallas, TX            38GHz                  1
100. Winstar Wireless Fiber Corp.           WPJA786             Baltimore, MD         38GHz                  1
101. Winstar Wireless Fiber Corp.           WPJA793             Mobile, AL            38GHz                  1
102. Winstar Wireless Fiber Corp.           WPJA794             Harrisburg, PA        38GHz                  1

                                                                                     Service
ID         Licensee                       Call Sign             Service Area           Type           #  of Channels
---        --------                       ---------             -------------        -------          ---------------
103. Winstar Wireless Fiber Corp.           WPJA795             Chattanooga, TN       38GHz                  1
104. Winstar Wireless Fiber Corp.           WPJA796             Spokane, WA           38GHz                  1
105. Winstar Wireless Fiber Corp.           WPJA797             Tulsa, OK             38GHz                  1
106. Winstar Wireless Fiber Corp.           WPJA798             El Paso, TX           38GHz                  1
107. Winstar Wireless Fiber Corp.           WPJA799             Syracuse, NY          38GHz                  1
108. Winstar Wireless Fiber Corp.           WPJC255             Birmingham, AL        38GHz                  1
109. WWI License Holding, Inc.              WPJC352             Stamford, CT          38GHz                  1
110. WWI License Holding, Inc.              WPJC391             Boise City, ID        38GHz                  1
111. Winstar Wireless Fiber Corp.           WPJC569             Norfolk, VA           38GHz                  1
112. Winstar Wireless Fiber Corp.           WPJC570             Monterey, CA          38GHz                  1
113. Winstar Wireless Fiber Corp.           WPJC571             Memphis, TN           38GHz                  1
114. Winstar Wireless Fiber Corp.           WPJC572             Las Vegas, NV         38GHz                  1
115. Winstar Wireless Fiber Corp.           WPJC573             Indianapolis, IN      38GHz                  1
116. Winstar Wireless Fiber Corp.           WPJC574             Greensboro, NC        38GHz                  1
117. Winstar Wireless Fiber Corp.           WPJC575             Dayton, OH            38GHz                  1
118. Winstar Wireless Fiber Corp.           WPJC576             Columbus, OH          38GHz                  1
119. Winstar Wireless Fiber Corp.           WPJC577             Salt Lake City, UT    38GHz                  1
120. Winstar Wireless Fiber Corp.           WPJC578             Tampa, FL             38GHz                  1
121. Winstar Wireless Fiber Corp.           WPJC579             Tulsa, OK             38GHz                  1
122. Winstar Wireless Fiber Corp.           WPJC609             Jackson, MS           38GHz                  1
123. Winstar Wireless Fiber Corp.           WPJC610             Omaha, NE             38GHz                  1
124. Winstar Wireless Fiber Corp.           WPJC611             Little Rock, AR       38GHz                  1
125. Winstar Wireless Fiber Corp.           WPJC612             Birmingham, AL        38GHz                  1
126. Winstar Wireless Fiber Corp.           WPJC613             Battle Creek, MI      38GHz                  1
127. Winstar Wireless Fiber Corp.           WPJC614             Albany, NY            38GHz                  1
128. Winstar Wireless Fiber Corp.           WPJC615             Toledo, OH            38GHz                  1
129. Winstar Wireless Fiber Corp.           WPJC616             Albuquerque, NM       38GHz                  1
130. Winstar Wireless Fiber Corp.           WPJC617             Columbia, SC          38GHz                  1
131. Winstar Wireless Fiber Corp.           WPJC618             Ogden, UT             38GHz                  1
132. Winstar Wireless Fiber Corp.           WPJC620             Louisville, KY        38GHz                  1
133. Winstar Wireless Fiber Corp.           WPJC622             Grand Rapids, MI      38GHz                  1
134. Winstar Wireless Fiber Corp.           WPJC710             Madison, WI           38GHz                  1
135. Winstar Wireless Fiber Corp.           WPJC711             Green Bay, MI         38GHz                  1
136. Winstar Wireless Fiber Corp.           WPJC928             Greenville, SC        38GHz                  1
137. Winstar Wireless Fiber Corp.           WPJC929             Wichita, KS           38GHz                  1
138. Winstar Wireless Fiber Corp.           WPJC984             Allentown, PA         38GHz                  1
139. Winstar Wireless Fiber Corp.           WPJC985             Youngstown, OH        38GHz                  1
140. Winstar Wireless Fiber Corp.           WPJC986             Ft. Worth, TX         38GHz                  1
141. Winstar Wireless Fiber Corp.           WPJC987             Danbury, CT           38GHz                  1
142. Winstar Wireless Fiber Corp.           WPJC988             Cape Cod, MA          38GHz                  1
143. Winstar Wireless Fiber Corp.           WPJC989             New Brunswick, NJ     38GHz                  1
144. Winstar Wireless Fiber Corp.           WPJC990             Melbourne, FL         38GHz                  1
145. Winstar Wireless Fiber Corp.           WPJC991             South Bend, IN        38GHz                  1
146. Winstar Wireless Fiber Corp.           WPJD393             Baton Rouge, LA       38GHz                  1
147. Winstar Wireless Fiber Corp.           WPJD394             Greensboro, NC        38GHz                  1
148. Winstar Wireless Fiber Corp.           WPJD395             New Orleans, LA       38GHz                  1
149. Winstar Wireless Fiber Corp.           WPJD856             Southampton, NY       38GHz                  1
150. Winstar Wireless Fiber Corp.           WPJD860             Toledo, OH            38GHz                  1
151. Winstar Wireless Fiber Corp.           WPJD861             W. Palm Beach, FL     38GHz                  1
152. Winstar Wireless Fiber Corp.           WPJD862             Poughkeepsie, NY      38GHz                  1
153. Winstar Wireless Fiber Corp.           WPJD863             Ft. Worth, TX         38GHz                  1
154. Winstar Wireless Fiber Corp.           WPJD864             Baton Rouge, LA       38GHz                  1
155. Winstar Wireless Fiber Corp.           WPJD865             Rockford, IL          38GHz                  1

                                                                                     Service
ID         Licensee                       Call Sign             Service Area           Type           #  of Channels
---        --------                       ---------             -------------        -------          ---------------
156. Winstar Wireless Fiber Corp.           WPJD866             Shreveport, LA        38GHz                  1
157. Winstar Wireless Fiber Corp.           WPJD867             Canton, OH            38GHz                  1
158. Winstar Wireless Fiber Corp.           WPJD868             Louisville, KY        38GHz                  1
159. Winstar Wireless Fiber Corp.           WPJD869             Flint, MI             38GHz                  1
160. Winstar Wireless Fiber Corp.           WPJD870             Syracuse, NY          38GHz                  1
161. Winstar Wireless Fiber Corp.           WPJD871             Corpus Christi, TX    38GHz                  1
162. Winstar Wireless Fiber Corp.           WPJD872             Montgomery, AL        38GHz                  1
163. Winstar Wireless Fiber Corp.           WPJD873             Scranton, PA          38GHz                  1
164. Winstar Wireless Fiber Corp.           WPJD874             Savannah, GA          38GHz                  1
165. Winstar Wireless Fiber Corp.           WPJD875             Reno, NV              38GHz                  1
166. Winstar Wireless Fiber Corp.           WPJD876             Springfield, MA       38GHz                  1
167. Winstar Wireless Fiber Corp.           WPJD877             Ft. Worth, TX         38GHz                  1
168. Winstar Wireless Fiber Corp.           WPJD878             Peoria, IL            38GHz                  1
169. Winstar Wireless Fiber Corp.           WPJD879             Toledo, OH            38GHz                  1
170. Winstar Wireless Fiber Corp.           WPJE262             Ft. Worth, TX         38GHz                  1
171. Winstar Wireless Fiber Corp.           WPJE263             Saginaw, MI           38GHz                  1
172. Winstar Wireless Fiber Corp.           WPJE530             Saginaw, MI           38GHz                  1
173. Winstar Wireless Fiber Corp.           WPJE531             Poughkeepsie, NY      38GHz                  1
174. Winstar Wireless Fiber Corp.           WPJE532             Boise, ID             38GHz                  1
175. Winstar Wireless Fiber Corp.           WPJE533             Mobile, AL            38GHz                  1
176. Winstar Wireless Fiber Corp.           WPJE534             Springfield, MA       38GHz                  1
177. Winstar Wireless Fiber Corp.           WPJE535             Wichita, KS           38GHz                  1
178. Winstar Wireless Fiber Corp.           WPJE536             Ft. Worth, TX         38GHz                  1
179. Winstar Wireless Fiber Corp.           WPJE537             Rockford, IL          38GHz                  1
180. Winstar Wireless Fiber Corp.           WPJE538             Honolulu, HI          38GHz                  1
181. Winstar Wireless Fiber Corp.           WPJE539             Wichita, KS           38GHz                  1
182. Winstar Wireless Fiber Corp.           WPJE792             Lansing, MI           38GHz                  1
183. Winstar Wireless Fiber Corp.           WPJE793             Saginaw, MI           38GHz                  1
184. Winstar Wireless Fiber Corp.           WPJE794             Stockton, CA          38GHz                  1
185. Winstar Wireless Fiber Corp.           WPJE795             Atlantic City, NJ     38GHz                  1
186. Winstar Wireless Fiber Corp.           WPNA368             Fresno, CA            38GHz                  1 total
                                                                                                             (2 x 50 MHz)
187. Winstar Wireless Fiber Corp.           WPNA369             Bakersfield, CA       38GHz                  1 total
                                                                                                             (2 x 50 MHz)
188. Winstar Wireless Fiber Corp.           WPNA372             Eureka, CA            38GHz                  1 total
                                                                                                             (2 x 50 MHz)
189. No Wire, LLC                           WPNA388             Topeka, KS            38GHz                  1
190. No Wire, LLC                           WPNA436             Nashville, TN         38GHz                  1
191. No Wire, LLC                           WPNA520             Shreveport, LA        38GHz                  1
192. Winstar Wireless Fiber Corp.           WPNA526             San Luis Obispo, CA   38GHz                  1 total
                                                                                                             (2 x 50 MHz)
193. Winstar Wireless Fiber Corp.           WPNA663             Miami, FL             38GHz                  1
194. No Wire, LLC                           WPNA672             Charleston, SC        38GHz                  1
195. No Wire, LLC                           WPNA673             Roanoke, VA           38GHz                  1
196. Winstar Wireless Fiber Corp.           WPNA676             Savannah, GA          38GHz                  1
197. Winstar Wireless Fiber Corp.           WPNA681             Oxnard, CA            38GHz                  1 total
                                                                                                             (2 x 50 MHz)
198. Winstar Wireless Fiber Corp.           WPNC464             Los Angeles, CA       38GHz                  1
199. Winstar Wireless Fiber Corp.           WPNC471             Cincinnati, OH        38GHz                  1
200. Winstar Wireless Fiber Corp.           WPND496             Knoxville, TN         38GHz                  1

                                                                                     Service
ID         Licensee                       Call Sign             Service Area           Type           #  of Channels
---        --------                       ---------             -------------        -------          ---------------
201. WWI License Holding, Inc.              WPND497             Shreveport, LA        38GHz                  1
202. Winstar Wireless Fiber Corp.           WPND514             Milwaukee, WI         38GHz                  1
203. Winstar Wireless Fiber Corp.           WPND515             Pittsburgh, PA        38GHz                  1
204. Winstar Wireless Fiber Corp.           WPND516             Atlanta, GA           38GHz                  1
205. Winstar Wireless Fiber Corp.           WPND517             Chicago, IL           38GHz                  1
206. Winstar Wireless Fiber Corp.           WPND518             Denver, CO            38GHz                  1
207. Winstar Wireless Fiber Corp.           WPND614             Colorado Springs, CO  38GHz                  1
208. Winstar Wireless Fiber Corp.           WPND619             Tucson, AZ            38GHz                  1
209. Winstar Wireless Fiber Corp.           WPND620             Phoenix, AZ           38GHz                  1
210. Winstar Wireless Fiber Corp.           WPND621             Detroit, MI           38GHz                  1
211. Winstar Wireless Fiber Corp.           WPND622             Jacksonville, FL      38GHz                  1
212. Winstar Wireless Fiber Corp.           WPND623             Louisville, KY        38GHz                  1
213. Winstar Wireless Fiber Corp.           WPND624             Minneapolis, MN       38GHz                  1
214. Winstar Wireless Fiber Corp.           WPND671             Canton, OH            38GHz                  1
215. Winstar Wireless Fiber Corp.           WPND761             San Jose, CA          38GHz                  1
216. Winstar Wireless Fiber Corp.           WPND762             El Paso, TX           38GHz                  1
217. Winstar Wireless Fiber Corp.           WPND763             W. Palm Beach, FL     38GHz                  1
218. Winstar Wireless Fiber Corp.           WPND764             Grand Rapids, MI      38GHz                  1
219. No Wire, LLC                           WPND768             Green Bay, WI         38GHz                  1
220. No Wire, LLC                           WPND769             Burlington, VT        38GHz                  1
221. Winstar Wireless Fiber Corp.           WPND825             Syracuse, NY          38GHz                  1
222. Winstar Wireless Fiber Corp.           WPND830             Miami, FL             38GHz                  1
223. Winstar Wireless Fiber Corp.           WPND837             Houston, TX           38GHz                  1
224. No Wire, LLC                           WPNE214             Wichita, KS           38GHz                  1
225. Winstar Wireless Fiber Corp.           WPNE226             Ft. Wayne, IN         38GHz                  1
226. WWI License Holding, Inc.              WPNE229             Beaumont, TX          38GHz                  1
227. Winstar Wireless Fiber Corp.           WPNE234             Rochester, NY         38GHz                  1
228. Winstar Wireless Fiber Corp.           WPNE250             Bellingham, WA        38GHz                  1
229. No Wire, LLC                           WPNE259             Waco, TX              38GHz                  1
230. Winstar Wireless Fiber Corp.           WPNE363             Peoria, IL            38GHz                  1
231. WWI License Holding, Inc.              WPNE398             Mobile, AL            38GHz                  1
232. WWI License Holding, Inc.              WPNE399             Las Vegas, NV         38GHz                  1
233. WWI License Holding, Inc.              WPNE400             Honolulu, HI          38GHz                  1
234. WWI License Holding, Inc.              WPNE401             Ft. Collins/Loveland,
                                                                CO                    38GHz                  1
235. Winstar Wireless Fiber Corp.           WPNE686             Charleston, SC        38GHz                  1
236. No Wire, LLC                           WPNE687             Springfield, MO       38GHz                  1
237. No Wire, LLC                           WPNE688             Birmingham, AL        38GHz                  1
238. Winstar Wireless Fiber Corp.           WPNE735             Richmond, VA          38GHz                  50 MHz
239. Winstar Wireless Fiber Corp.           WPNE742             Knoxville, TN         38GHz                  50MHz
240. Winstar Wireless Fiber Corp.           WPNE756             San Juan, PR          38GHz                  1
241. Winstar Wireless Fiber Corp.           WPNE759             St. Louis, MO         38GHz                  1
242. Winstar Wireless Fiber Corp.           WPNE961             Chicago, IL           38GHz                  1
243. Winstar Wireless Fiber Corp.           WPNE963             Charlotte, NC         38GHz                  1
244. Winstar Wireless Fiber Corp.           WPNE964             Memphis, TN           38GHz                  1
245. Winstar Wireless Fiber Corp.           WPNE989             Tucson, AZ            38GHz                  50 MHz
246. Winstar Wireless Fiber Corp.           WPNE993             St. Louis, MO         38GHz                  1
247. Winstar Wireless Fiber Corp.           WPNE994             Memphis, TN           38GHz                  1
248. Winstar Wireless Fiber Corp.           WPNF243             Tucson, AZ            38GHz                  50 MHz
249. Winstar Wireless Fiber Corp.           WPNF246             Manchester, NH        38GHz                  1
250. Winstar Wireless Fiber Corp.           WPNF258             San Antonio, TX       38GHz                  1
251. Winstar Wireless Fiber Corp.           WPNG286             Las Vegas, NV         38GHz                  1 total
                                                                                                             (2 x 50 MHz)
252. Winstar Wireless Fiber Corp.           WPNG289             San Antonio, TX       38GHz                  50 MHz
253. Winstar Wireless Fiber Corp.           WPNG291             Tampa, FL             38GHz                  1
254. Winstar Wireless Fiber Corp.           WPNG293             San Antonio, TX       38GHz                  1

                                                                                     Service
ID         Licensee                       Call Sign             Service Area           Type           #  of Channels
---        --------                       ---------             -------------        -------          ---------------
255. Winstar Wireless Fiber Corp.           WPNG309             Nashville, TN         38GHz                  1
256. Winstar Wireless Fiber Corp.           WPNG360             Nashville, TN         38GHz                  1
257. Winstar Wireless Fiber Corp.           WPNG361             Orlando, FL           38GHz                  1
258. Winstar Wireless Fiber Corp.           WPNG362             Orlando, FL           38GHz                  1
259. Winstar Wireless Fiber Corp.           WPNG363             Kansas City, MO       38GHz                  1
260. Winstar Wireless Fiber Corp.           WPNG364             Indianapolis, IN      38GHz                  1
261. Winstar Wireless Fiber Corp.           WNPG365             Minneapolis, MN       38GHz                  1
262. Winstar Wireless Fiber Corp.           WPNG368             Denver, CO            38GHz                  1
263. Winstar Wireless Fiber Corp.           WPNG369             Phoenix, AZ           38GHz                  1
264. Winstar Wireless Fiber Corp.           WNPG374             Knoxville, TN         38GHz                  1
265. Winstar Wireless Fiber Corp.           WPNG375             Memphis, TN           38GHz                  1
266. Winstar Wireless Fiber Corp.           WPNG376             Little Rock, AR       38GHz                  1
267. Winstar Wireless Fiber Corp.           WPNG377             Indianapolis, IN      38GHz                  1
268. Winstar Wireless Fiber Corp.           WPNG378             San Juan, PR          38GHz                  1
269. Winstar Wireless Fiber Corp.           WPNG379             Oklahoma City, OK     38GHz                  1
270. Winstar Wireless Fiber Corp.           WPNG382             San Juan, PR          38GHz                  1 total
                                                                                                             (2 x 50 MHz)
271. Winstar Wireless Fiber Corp.           WPNG384             Las Vegas, NV         38GHz                  1 total
                                                                                                             (2 x 50 MHz)
272. Winstar Wireless Fiber Corp.           WPNG390             San Juan, PR          38GHz                  1 total
                                                                                                             (2 x 50 MHz)
273. Winstar Wireless Fiber Corp.           WPNG400             Knoxville, TN         38GHz                  50MHz
274. Winstar Wireless Fiber Corp.           WPNG951             Richmond, VA          38GHz                  50 MHz
275. Winstar Wireless Fiber Corp.           WPNH422             Honolulu, HI          38GHz                  1
276. Winstar Wireless Fiber Corp.           WPNH554             Beaumont, TX          38GHz                  1
277. Winstar Wireless Fiber Corp.           WPNH842             San Juan, PR          38GHz                  1
278. Winstar Wireless Fiber Corp.           WPNI212             New Bedford, MA       38GHz                  1
279. Winstar Wireless Fiber Corp.           WPNI214             Louisville, KY        38GHz                  1
280. Winstar Wireless Fiber Corp.           WPNI216             New Orleans, LA       38GHz                  1
281. WWI License Holding, Inc.              WPNI218             Colorado Springs, CO  38GHz                  1
282. WWI License Holding, Inc.              WPNI252             El Paso, TX           38GHz                  1
283. Winstar Wireless Fiber Corp.           WPNI256             Tacoma, WA            38GHz                  1
284. Winstar Wireless Fiber Corp.           WPNI258             Akron, OH             38GHz                  1
285. WWI License Holding, Inc.              WPNI271             Fort Lauderdale, FL   38GHz                  1
286. Winstar Wireless Fiber Corp.           WPNI835             Jackson, MS           38GHz                  1
287. Winstar Wireless Fiber Corp.           WPNI838             Raleigh-Durham, NC    38GHz                  1
288. Winstar Wireless Fiber Corp.           WPNL601             Pensacola, FL         38GHz                  1
289. Winstar Wireless Fiber Corp.           WPNL602             Shreveport, LA        38GHz                  1
290. Winstar Wireless Fiber Corp.           WPNL613             Louisville, KY        38GHz                  1
291. Winstar Wireless Fiber Corp.           WPNL623             Harrisburg, PA        38GHz                  1
292. No Wire, LLC                           WPNN812             Austin, TX            38GHz                  1
293. Winstar Wireless Fiber Corp.           WPOM875             Santa Rosa, CA        38GHz                  1
294. Winstar Wireless Fiber Corp.           WPOP580             Dallas, TX            38GHz                  2
295. Winstar Wireless Fiber Corp.           WPOP581             Atlanta, GA           38GHz                  3
296. Winstar Wireless Fiber Corp.           WPOP585             Kansas City, MO       38GHz                  1
297. Winstar Wireless Fiber Corp.           WPOP586             Grand Island, NE      38GHz                  1
298. Winstar Wireless Fiber Corp.           WPOP587             Marshall, MO          38GHz                  1
299. Winstar Wireless Fiber Corp.           WPOP588             Lincoln, NE           38GHz                  1
300. Winstar Wireless Fiber Corp.           WPOP589             Norfolk, VA           38GHz                  1
301. Winstar Wireless Fiber Corp.           WPOP590             Norfolk, VA           38GHz                  1
302. Winstar Wireless Fiber Corp.           WPOP591             Oceanside, CA         38GHz                  1

                                                                                     Service
ID         Licensee                       Call Sign             Service Area           Type           #  of Channels
---        --------                       ---------             -------------        -------          ---------------
303. Winstar Wireless Fiber Corp.           WPOP592             Lacrosse, LA          38GHz                  1
304. Winstar Wireless Fiber Corp.           WPOP593             Kansas City, MO       38GHz                  1
305. Winstar Wireless Fiber Corp.           WPOP594             Armonk, NY            38GHz                  1
306. Winstar Wireless Fiber Corp.           WPOP595             Biloxi, MS            38GHz                  1
307. Winstar Wireless Fiber Corp.           WPOP596             Brownsville, TX       38GHz                  1
308. Winstar Wireless Fiber Corp.           WPOP597             Chattanooga, TN       38GHz                  1
309. Winstar Wireless Fiber Corp.           WPOP598             Huntsville, AL        38GHz                  1
310. Winstar Wireless Fiber Corp.           WPOP599             Salinas, CA           38GHz                  50 MHz
311. Winstar Wireless Fiber Corp.           WPOP600             Raleigh, NC           38GHz                  1
312. Winstar Wireless Fiber Corp.           WPOP601             Tallahassee, FL       38GHz                  1
313. Winstar Wireless Fiber Corp.           WPOP602             White Plains, NY      38GHz                  1
314. Winstar Wireless Fiber Corp.           WPOU595             Ft. Wayne, IN         38GHz                  1
315. Winstar Wireless Fiber Corp.           WPOV372             Victorville, CA       38GHz                  50 MHz


2.  Summary of 28 GHz License Holdings


    Licensee                                      Call Sign                Service Area                 Block
    --------                                      ----------              ----------------              ------
WinStar LMDS, L.L.C                                WPOH 637                American Samoa                 B
WinStar LMDS, L.L.C                                WPOH 628                Chico-Oroville, CA             B
WinStar LMDS, L.L.C                                WPOH 635                Fairbanks, AK                  B
WinStar LMDS, L.L.C                                WPOH 626                Fresno, CA                     A
WinStar LMDS, L.L.C                                       WPOH 629         Greensboro, NC                 A
WinStar LMDS, L.L.C                                WPOH 623                Ithaca, NY                     B
WinStar LMDS, L.L.C                                WPOH 636                Juneau, AK                     B
WinStar LMDS, L.L.C                                WPOH 627                Modesto, CA                    A
WinStar LMDS, L.L.C                                WPOH 631                New Orleans, LA                A
WinStar Wireless Fiber Corp.                       WPOI 4851               New York City PMSA, NY         27.5-
                                                                                                          28.35 GHz
WinStar LMDS, L.L.C                                WPOH 632                Norfolk, VA                    A
WinStar LMDS, L.L.C                                WPOH 630                Orlando, FL                    A
WinStar LMDS, L.L.C                                WPOH 634                Provo-Orem, UT                 A
WinStar LMDS, L.L.C                                WPOH 625                Sacramento, CA                 B
WinStar LMDS, L.L.C                                WPOH 633                Salt Lake City, UT             A
WinStar LMDS, L.L.C                                WPOH 624                San Francisco-Oakland-         A
                                                                           San Jose, CA

-----------------
1. This license covers the New york City primary Metropolican Statistical Area. WinStar acquired 850 MHz of spectrum from the original license, Cellularvision, in the fall of 1998. The original license was partitioned.

Notes:

Block A Spectrum is : 27.5-28.35 GHz, paired with 29.1-29.25 GHz. This block also includes 31.075-31.225 GHz Block B Spectrum is: 31.0-31.075 GHz, paired with 31.225-31.3 GHz

3. Winstar also operates a number of point-to-point microwave facilities (i.e., links) in bands other than the 38 GHz and 28 GHz bands, including in the 10 GHz and 18 GHz bands. No individual such facility is material to Consolidated Group.

4. Section 101.17 of the FCC's rules provides that 38 GHz licensees must demonstrate substantial service at the time of license renewal. Although the FCC did not adopt specific buildout criteria for 38 GHz licensees, it has stated that buildout of four wireless point-to-point links per million population would constitute substantial service for a traditional point-to-point licensee. However, Winstar's business plan is not that of a traditional point-to-point licensee. Winstar has made and is continuing to make substantial investment in developing a national telecommunications business and infrastructure. We believe a national investment and our ongoing operations are sufficient to demonstrate substantial service for all our 38 GHz licenses. As a result, we expect that our 38 GHz licenses will be renewed by the FCC, but we cannot be certain of that conclusion.

o On February 10, 1998, the FCC granted additional channels for the following Winstar 38 GHz licenses: Atlanta (Call Sign WPOP581), Buffalo (WMN322), Cincinnati (WMN324), Dallas (WPOP580), Houston (WMN329), Miami (WMN332), New York (WMN337), St. Louis (WMN344), Seattle (WMN318), Spokane (WMN343), and Tampa (WMN346). On March 12, 1998, several parties filed petitions for reconsideration of each of these grants, with the exception of the Seattle grant. On October 22, 1999, the FCC denied some of the petitions for reconsideration and affirmed the grants.2 Parties have filed an application for review requesting that the FCC reconsider the grants. Winstar filed an opposition to this application. In addition, on March 9, 1998, several parties filed petitions for reconsideration of the 38 GHz Order, alleging, among other things, that the February 10, 1998, license grant to Winstar were in violation of the Commission's processing rules. Winstar filed a consolidated opposition to these petitions. The FCC denied these petitions on August 23, 1999. However, several parties have filed petitions for review in the U.S. Court of Appeals for the D.C. Circuit.

o On December 29, 1999, the FCC granted in part five Winstar applications requesting additional channels in the following areas: Baltimore (WMN320), New York (WMN335 & WMN336), Philadelphia (WMN338), and Washington, D.C. (WMN347). On January 24, 2000, several parties filed petitions for reconsideration of each of these grants. Winstar filed an opposition to these petitions which remains pending.

o In addition, on March 15, 2000, the FCC granted in whole or in part twelve Winstar applications for additional channel pairs in San Diego (WMN341), Milwaukee (WMN333), Kansas City (WMN330), Cleveland (WMN325), Detroit (WMN328), Tacoma (WMN345), Phoenix (WMN339), Boston (WMN321), Minneapolis (WMN334), Denver (WMN327), Pittsburgh (WMN340), and Chicago (WMN323). These channel grants were conditioned by the Commission on the final outcome of the pending proceedings described in the above two paragraphs. On March 15, 2000, the FCC also granted Winstar a channel pair in Santa Rosa, California (WPOM875). Grant of this application was conditioned on the outcome of a pending petition for reconsideration.

o On October 23, 1997, DCT Communications, Inc. filed a petition for reconsideration seeking revocation of Winstar's license in Ft. Lauderdale, Florida (WPNI271). On January 21, 1999, the Commission released an order denying DCT's petition for reconsideration. In response, DCT filed an application for review which Winstar opposed. The Commission denied the application for review on February 22, 2000; however, DCT has requested that the FCC reconsider its decision.

--------------

2    One petition for reconsideration remains pending.

  Schedule 5.01(m)(iii) - Certain Events Regarding Telecommunications Licenses

o Section 101.17 of the FCC's rules provides that 38 GHz licensees must demonstrate substantial service at the time of license renewal. Although the FCC did not adopt specific buildout criteria for 38 GHz licensees, it has stated that buildout of four wireless point-to-point links per million population would constitute substantial service for a traditional point-to-point licensee. However, Winstar's business plan is not that of a traditional point-to-point licensee. Winstar has made and is continuing to make substantial investment in developing a national telecommunications business and infrastructure. We believe a national investment and our ongoing operations are sufficient to demonstrate substantial service for all our 38 GHz licenses. As a result, we expect that our 38 GHz licenses will be renewed by the FCC, but we cannot be certain of that conclusion.

o On February 10, 1998, the FCC granted additional channels for the following Winstar 38 GHz licenses: Atlanta (Call Sign WPOP581), Buffalo (WMN322), Cincinnati (WMN324), Dallas (WPOP580), Houston (WMN329), Miami (WMN332), New York (WMN337), St. Louis (WMN344), Seattle (WMN318), Spokane (WMN343), and Tampa (WMN346). On March 12, 1998, several parties filed petitions for reconsideration of each of these grants, with the exception of the Seattle grant. On October 22, 1999, the FCC denied some of the petitions for reconsideration and affirmed the grants.3 Parties have filed an application for review requesting that the FCC reconsider the grants. Winstar filed an opposition to this application. In addition, on March 9, 1998, several parties filed petitions for reconsideration of the 38 GHz Order, alleging, among other things, that the February 10, 1998, license grant to Winstar were in violation of the Commission's processing rules. Winstar filed a consolidated opposition to these petitions. The FCC denied these petitions on August 23, 1999. However, several parties have filed petitions for review in the U.S. Court of Appeals for the D.C. Circuit.

o On December 29, 1999, the FCC granted in part five Winstar applications requesting additional channels in the following areas: Baltimore (WMN320), New York (WMN335 & WMN336), Philadelphia (WMN338), and Washington, D.C. (WMN347). On January 24, 2000, several parties filed petitions for reconsideration of each of these grants. Winstar filed an opposition to these petitions which remains pending.

o In addition, on March 15, 2000, the FCC granted in whole or in part twelve Winstar applications for additional channel pairs in San Diego (WMN341), Milwaukee (WMN333), Kansas City (WMN330), Cleveland (WMN325), Detroit (WMN328), Tacoma (WMN345), Phoenix (WMN339), Boston (WMN321), Minneapolis (WMN334), Denver (WMN327), Pittsburgh (WMN340), and Chicago (WMN323). These channel grants were conditioned by the Commission on the final outcome of the pending proceedings described in the above two paragraphs. On March 15, 2000, the FCC also granted Winstar a channel pair in Santa Rosa, California (WPOM875). Grant of this application was conditioned on the outcome of a pending petition for reconsideration.

o On October 23, 1997, DCT Communications, Inc. filed a petition for reconsideration seeking revocation of Winstar's license in Ft. Lauderdale, Florida (WPNI271). On January 21, 1999, the Commission released an order denying DCT's petition for reconsideration. In response, DCT filed an application for review which Winstar opposed. The Commission denied the application for review on February 22, 2000; however, DCT has requested that the FCC reconsider its decision.

o Winstar operates a number of point-to-point microwave facilities (i.e., links) in the 17.7-19.7 GHz (18 GHz) band. In an ongoing proceeding, the FCC has proposed the relocation of a number of these facilities to accommodate satellite services. However, the FCC has proposed that relocated microwave operators should receive compensation for such relocation. A final FCC Order in this proceeding is expected later this year.

------------------------------------
3    One petition for reconsideration remains pending.

                         Schedule 5.01(n) - Investments

1. Investment by Consolidated Group Members in their respective Subsidiaries, including Unrestricted Subsidiaries.

2.   See the following:


                                                                                                        Percent of
                                                                                         Amount of     Common Owned
Name of Entity                       Security Held               No. Shares/CSEs      Investment ($)   fully diluted)     Owned by
---------------                  ---------------------           ----------------     --------------   --------------     --------
Aenid                            Convertible Preferred                   /467,290       $1,000,000       1.10               WIVI
Commerce, Inc.                   Convertible Preferred                 /2,400,000       $3,000,000       6.55               WIVI
Digital Works                    Convertible Preferred                   /119,617       $1,000,000       0.43               WIVI
Equity Broadcast Corp.           Convertible Preferred                   /345,665       $3,470,000       5.77               WBC
Frontline Capital Group          Common                                    63,492       $3,000,000       0.23               WCII
ICNT, Inc. (Internet Connect)    Convertible Preferred            586,769/586,769       $5,000,000       1.10               WCII
Jobs.com                         Convertible Preferred                   /300,000       $1,000,000       0.77               WIVI
KDD Winstar                      Common                              70                 $1,000,000      35.00               WII
Media on Demand                  Convertible Preferred                    193,050       $1,000,000       1.60               WCII
Next Century Media               Note                                         n/a        $ 500,000        n/a               WCII
RTS Software Ltd.                Warrants                                  50,000                -          -               WCII(1)
Sandbox, Inc.                    Convertible Preferred                   /396,825       $2,000,000       2.11               WIVI
Total Sports                     Convertible Preferred            /575,373              $5,000,000       5.43               WIVI
Unapix                           Convertible Preferred            /200,000               $ 450,000       1.96               WIVI
WamNet, Inc.                     Convertible Preferred          85,000/16,472,868      $85,000,000      16.50               WCC


Legend:                                        Notes:
------------------------------------------    --------------------------------------------------------------------------------------
WCII - Winstar Communications, Inc.           (1) Originally issued to Winstar Multichannel, LLC, which merged into WCII on 12/31/99
WWI - Winstar Wireless,  Inc.
WVI - Winstar Interactive Ventures I, Inc.
WII - Winstar International, Inc.
WBC - Winstar Broadcasting Corp.
WCC - Winstar Credit Corp.

                 Schedule 7.01(b)(iv) - Pledged Security Holders

                                                                                                                      Cert.
       Pledgor                                   Issuer(s)                             No. of Shares                 Number(s)
       -------                                   ---------                             -------------                ----------
Winstar Communications, Inc.               WCI Capital Corp.                                -100-                        -1-
                                           Winstar Wireless, Inc. (1)                        -90-                        -1-
WCI Capital Corp.                          Winstar Equipment Corp.                          -100-                        -2-
                                           Winstar Equipment II Corp.                       -100-                        -2-
                                           Winstar Wireless Fiber Corp.                     -100-                        -2-
                                           Winstar Credit Corp.                             -100-                        -2-
                                           Winstar Switch Acquisition Corp.                 -100-                        -2-
                                           Winstar New Media Company, Inc.               17,484,371

Winstar Wireless, Inc.                     Winstar A/R SPE, LLC                              n/a                         -1-
                                           Winstar Broadband Acquisition 1999, LLC           n/a                         -1-
                                           Winstar Government Solutions, LLC                 n/a                         -1-
                                           Winstar Midcom Acquisition Corp.                 -100-                        -1-
                                           Winstar Network Expansion,  LLC                   n/a                         -1-
                                           WWI License Holding, Inc.                        -100-                        -1-
                                           Winstar Wireless of Delaware, LLC (2)             n/a                         -1-
                                           Winstar Wireless of Georgia, LLC (2)              n/a                         -1-
                                           Winstar Wireless of Indiana, LLC (2)              n/a                         -1-
                                           Winstar Wireless of New Jersey, LLC (2)           n/a                         -1-
                                           Winstar Wireless of New York, LLC (2)             n/a                         -1-
                                           Winstar Wireless of Pennsylvania, LLC (2)         n/a                         -1-
                                           Winstar Wireless of Virginia, LLC (2)             n/a                         -1-
                                           Winstar Wireless of West Virginia, LLC (2)        n/a                         -1-
Winstar Wireless Fiber Corp.               Winstar LMDS, LLC                                 n/a                         -1-

Winstar A/R SPE, LLC                       Winstar A/R Account Party, LLC                    n/a                         -1-

Winstar New Media Company, Inc.            Winstar Interactive Media Sales, Inc.             100                         -2-
                                           Winstar EasyNet Inc.                              500                         -2-
                                           Winstar Interactive Ventures I, Inc.              100                         -2-
                                           Winstar Global Media, Inc.                        100                         -2-
                                           Winstar Radio Networks, Inc.                      100                         -2-
                                           Non Fiction Films Inc.                             90                         -2-
                                           Wellspring Media, Inc.                            100                         -2-
                                           Winstar Broadcasting Corp.                        100                         -2-
                                           Sportsfan Radio Network Inc.                      500                         -2-
Non Fiction Films Inc.                     Fox/Lorber Associates, Inc.                       100                         -3-

Winstar Radio Networks, Inc.               Walt Baby Love Productions, Inc.                  100                         -3-


--------------------------------

(1) Until such time as the stock of Winstar Wireless, Inc. is contributed to the Borrower as contemplated by the Agreement.

(2)  Subject to receipt of approval by the relevant Public Utility Commission,.

  Schedule 7.01(b)(v) - Holders of Collateral Interests Held by Intermediaries



                                                               Winstar Entities
 Name of Institution                    Address                Holding Accounts
---------------------------------- --------------------------------------------
Fleet Bank, Media &                100 Federal Street             WNE, WCI, WNM,
Communications Division            Boston, MA 02110                Office.com

CSFB                               11 Madison Ave                  WCI
                                   New York, NY 10010
                                   (212) 325-9163

The Bank of New York               One Wall Street                 WCI
                                   New York, NY 10286              WCI Capital
                                   (212) 635-6923                  WMC
                                                                   Office.com

EAB                                90 Park Ave                     WCI
                                   NY, NY 10016
                                   (212) 682-2726

Merrill Lynch                      100 Jericho Quadrangle          WCI
                                   P.O. Box 787                    WCI Capital
                                   Jericho, NY 11753               WNE
                                   800-944-0677                    WCC
                                                                   Office.com


Legend:      WCI  =  Winstar Communications, Inc.
             WCI Capital  =  WCI Capital Corp.
             WMC = Winstar Multichannel Corp., (This entity has been merged into WCI)
             WCC  =  Winstar Credit Corp.
             WNE  =  Winstar Network Expansion, LLC
             WNM = Winstar New Media Company, Inc.

            Schedule 7.01(i) - Exceptions to Corporate Restructuring

1. The shares of common stock of Winstar Wireless, Inc. currently held by the Parent will not be contributed to the Borrower as of the Effective Date. Such shares will be contributed to the Borrower by the Parent at such time as such transfer is approved by the state public utility commissions in each state where such approval is required.

2. The shares of capital stock of each of the following Subsidiaries of the Parent, all of which are Unrestricted Subsidiaries and all of which are organized outside of the United States, will be contributed to the Borrower promptly following the Effective Date:

    Name of Subsidiary                        Jurisdiction of Organization
    -------------------                       ----------------------------

    Winstar Columbia Ltda.                    Columbia
    Winstar Holdings BV                       The Netherlands
    Winstar Communications of Canada, Inc.    Canada

                    Schedule 8.02(a) - Existing Indebtedness


    Lender/Lessor                   Borrower/Lessee           Amount ($)           Nature of Assets Financed
    -------------                   ---------------           ----------           -------------------------
ACC                                    WWI                      333 K             Motor vehicles
AT&T                                   WWI                     10.2 mil           Seattle and Tampa switches
BankBoston                             WWI                     4.3 mil            San Francisco switch
BankBoston                             WWI                     3.0 mil            Motor vehicles
The Bank of New York                   WWI                     7.3 mil            Denver and Minneapolis switches
Centigram                              WWI                     1.0 mil            Telephone and other misc. equipment
Finova                                 WWI                     2.0 mil            NYC switch
GECC                                   WWI                       179K             Computer equipment
GMAC                                   WWI                      867 K             Motor vehicles
GTE Lease                              WWI                       55 K             Miscellaneous equipment
Linc Leasing                           WWI                      157 K             Computer and ACD system
Mellon US Leasing                      WWI                     1.0 mil            LA switch
ML Investors                           WWI                      750 K             Wireless radios
Newcourt Comm'l Finance                WWI                     13.9 mil           Fractional interest in corporate jet
Prime Leasing                          WWI                     1.9 mil            Chicago switch (1)
Transamerica                           WWI                     4.7 mil            Wireless radios
Transamerica                           WWI                     4.3 mil            Kansas City Switch; 38 GHz radios
WASCO                                  WWI                     4.2 mil            Columbus switch
WASCO                                  WWI                     3.5 mil            Furniture and office equipment at 685 3rd Ave.,
                                                                                  NYC
Imperial Business Credit               WWI                       8 K              Lease of Servers (3)
Sunrise Leasing Corporation            WWI                       n/a              Operating Lease of Internet network equipment (3)
Cisco Systems                          WWI                       n/a              Operating Lease of Routers (3)
Williams Communications                WWI                  247.6 mil (2)         Fiber IRU
Metromedia Fiber Networks              WWI                  108.0 mil (2)         Fiber IRU
AT&T                                   WWI                   9.0 mil (2)          Fiber IRU
Electric Lightwave                     WWI                   1.9 mil (2)          Fiber IRU
Outstanding Old Bond Debt              WCI                    15.977 mil          General corporate funding
Outstanding Old Bond Debt              WEC                      323 K             Telecommunications Assets



Legend:                                        Notes:
------                                         ------
WWI - Winstar Wireless, Inc. (for itself or    (1)      Refers to Winstar's Chicago switch,  not the Chicago switch acquired
as successor by merger to Winstar                       by WSAC from US One.

                                               (2)      Includes future additions to current Capital Lease Obligations pursuant to current binding Telecommunications, Inc. on 3/31/98) agreements.
                                                        Excludes maintenance expenses and imputed interest/financing costs.
WCI - Winstar Communications, Inc.             (3)      Indebtedness of ISP Networks, Inc. an Internet Service Provider  which was acquired by WWI in December 1999.
WEC - Winstar Equipment Corp.

                                    Schedule 8.02(c) - Existing Liens

1. Purchases money liens and liens securing Capital Lease Obligations described on Schedule 8.02(a).

2. Information UCC filings by Cisco Systems and Sunrise Capital in connection with leases of computer equipment to ISP Networks, Inc. which was acquired in December 1999.

3. Liens in favor of United States Trust Company of New York, Inc., as collateral agent, securing Outstanding Old Bond Debt of Winstar Equipment Corp. ("WEC") in the amount of $323,000. This indebtedness is being defeased by WEC and the liens on WEC's assets securing this debt will, pursuant to the terms of the indenture under which such debt was issued, be released 123 days following deposit of funds with U.S. Trust.

4. UCC-1 on file in favor of Dana Commercial Credit covering de minimis amount of computer equipment. There is no current debt associated with this filing.

5. UCC-1 on file in favor of IBM Leasing filed against Winstar Equipment Corp. covering de minimis amount of computer equipment.

6.   The following liens:


     Jurisdiction                    Amount ($)                 Nature of Lien
     ----------------                ----------               -----------------

     State of Utah                   3,589                       sales taxes
     Fairfax County, VA              8,600                       judgement
     NY State                        14,946                      taxes
     State of Texas                  less than $10,000*          taxes

* The exact amount of this lien could not be read from the lien search results as a result of the poor copy quality; however it could be determined that the amount was less than $10,000.